UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒    Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

    YRC Worldwide Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which the transaction applies:

(2)	Aggregate number of securities to which the transaction applies:

(3)	Per unit price or other underlying value of the transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of the transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

10990 Roe Avenue

Overland Park, Kansas 66211

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 29, 2010

NOTICE IS HEREBY GIVEN that the 2010 Annual Meeting of Stockholders (the “Annual Meeting”) of YRC Worldwide Inc. (the “Company”) will be held at the Company’s General Office, 10990 Roe Avenue, Overland Park, Kansas 66211, on Tuesday, June 29, 2010 at 10:00 a.m., Central time, to consider the following matters:

I.	The election of directors;

II.	The approval of the YRC Worldwide Inc. Second Union Employee Option Plan;

III.	The approval of an amendment to the YRC Worldwide Inc. 2004 Long-Term Incentive and Equity Award Plan and re-approval of such plan pursuant to Section 162(m) of the Internal Revenue Code, as amended;

IV.	The ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2010; and

V.	The transaction of any other business as may properly come before the Annual Meeting or any reconvened meeting after an adjournment.

The accompanying Proxy Statement contains information regarding the matters that you will be asked to consider and vote on at the Annual Meeting.

The Board of Directors has fixed the close of business on Friday, May 7, 2010 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any reconvened meeting after any adjournments of the Annual Meeting.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, WE URGE YOU VOTE YOUR SHARES VIA THE TOLL-FREE TELEPHONE NUMBER OR VIA THE INTERNET, AS PROVIDED IN THE ENCLOSED MATERIALS. IF YOU RECEIVED A PROXY CARD BY MAIL, YOU MAY SIGN, DATE AND MAIL THE PROXY CARD IN THE ENVELOPE PROVIDED.

By Order of the Board of Directors:

Overland Park, Kansas

May 20, 2010

DANIEL J. CHURAY, Secretary

YRC WORLDWIDE INC.

2010 ANNUAL MEETING OF STOCKHOLDERS

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT		1
	INTRODUCTION	1
	MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING	1
	QUESTIONS AND ANSWERS	1
	STOCKHOLDER PROPOSALS AND COMMUNICATIONS WITH THE BOARD	7
	SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	7
	SECURITY OWNERSHIP OF MANAGEMENT AND DIRECTORS	8
I.	PROPOSAL TO ELECT DIRECTORS	10
	STRUCTURE AND FUNCTIONING OF THE BOARD	14
	LEGAL PROCEEDINGS	20
	COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION	20
	DIRECTOR COMPENSATION	21
	COMPENSATION DISCUSSION AND ANALYSIS	23
	COMPENSATION COMMITTEE REPORT	35
	COMPENSATION RISK ASSESSMENT	35
	EXECUTIVE COMPENSATION	36
	SUMMARY COMPENSATION TABLE	36
	EXECUTIVE AGREEMENT	38
	GRANTS OF PLAN-BASED AWARDS	39
	OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END	40
	OPTION EXERCISES AND STOCK VESTED	42
	EQUITY COMPENSATION PLAN INFORMATION	43
	PENSION BENEFITS	44
	POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL	47
	AUDIT/ETHICS COMMITTEE REPORT	52
	CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	54
II.	PROPOSAL TO APPROVE THE YRC WORLDWIDE INC. SECOND UNION EMPLOYEE OPTION PLAN	56
III.	PROPOSAL TO APPROVE AN AMENDMENT TO THE YRC WORLDWIDE INC. 2004 LONG-TERM INCENTIVE AND EQUITY AWARD PLAN AND TO RE-APPROVE SUCH PLAN PURSUANT TO SECTION 162(m) OF THE CODE	62
IV.	PROPOSAL TO RATIFY APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	71
V.	OTHER MATTERS	71
LIST OF COMPANIES IN TOWERS PERRIN COMPENSATION DATA BANK EXECUTIVE DATABASE		I-1
YRC WORLDWIDE INC. SECOND UNION EMPLOYEE OPTION PLAN		II-1
YRC WORLDWIDE INC. 2004 LONG-TERM INCENTIVE AND EQUITY AWARD PLAN		III-1

i

PROXY STATEMENT

2010 Annual Meeting of Stockholders

YRC WORLDWIDE INC.

10990 Roe Avenue

Overland Park, Kansas 66211

INTRODUCTION

We are furnishing this Proxy Statement to you in connection with the solicitation by the Board of Directors (the “Board”) of YRC Worldwide Inc., a Delaware corporation, of proxies for use at our 2010 Annual Meeting of Stockholders (the “Annual Meeting”), to be held at the Company’s General Office, 10990 Roe Avenue, Overland Park, Kansas, at 10:00 a.m., Central time, on Tuesday, June 29, 2010, and at any and all reconvened meetings after any adjournments of the Annual Meeting. The Company’s telephone number is (913) 696-6100, and our mailing address is 10990 Roe Avenue, Overland Park, Kansas 66211. Our website is located at www.yrcw.com. Information on our website does not constitute a part of this Proxy Statement. When used in this Proxy Statement, the terms the “Company,” “we,” “us,” “our,” and similar terms refer to YRC Worldwide Inc.

On or before May 20, 2010, we mailed to our stockholders of record a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access this Proxy Statement and our 2009 annual report online.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

At the Annual Meeting, you will consider and vote upon:

I.	The election of directors;

II.	The approval of the YRC Worldwide Inc. Second Union Employee Option Plan (the “Second Union Employee Option Plan”);

III.	The approval of an amendment to the YRC Worldwide Inc. 2004 Long-Term Incentive and Equity Award Plan (the “Equity Plan”) and re-approval of such plan pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”);

IV.	The ratification of the appointment of KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm for 2010; and

V.	The transaction of any other business as may properly come before the Annual Meeting or any reconvened meeting after an adjournment.

QUESTIONS AND ANSWERS

Why did I receive a Notice in the mail regarding the Internet availability of proxy materials instead of a full set of printed proxy materials?

Pursuant to the rules adopted by the Securities and Exchange Commission (“SEC”), the Company is making this Proxy Statement and its 2009 annual report available to stockholders electronically via the Internet. On or before May 20, 2010, we mailed to our stockholders of record as of the record date the Notice. All stockholders will be able to access this Proxy Statement and our 2009 annual report on the website referred to in the Notice or request to receive printed copies of the proxy materials. Instructions on how to access the proxy materials via the Internet or to request a printed copy may be found in the Notice. We believe that this electronic process will expedite your receipt of the proxy materials and reduce the cost and the environmental impact of our Annual Meeting. We also encourage you to have all your accounts registered in the same name and address by contacting our transfer agent, Computershare Trust Company, N.A., at 1-800-884-4225, or at web.queries@computershare.com.

How can I electronically access the proxy materials?

The Notice provides you with instructions on how to view our proxy materials for the Annual Meeting via the Internet. The website on which you will be able to view our proxy materials will also allow you to choose to receive future proxy materials electronically by email, which will save us the cost of printing and mailing documents to you. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.

Who is entitled to vote at the Annual Meeting?

Stockholders of record as of the close of business on Friday, May 7, 2010 will be entitled to notice of, and to vote at, the Annual Meeting or any reconvened meetings after any adjournments of the Annual Meeting.

How many shares can vote?

On the record date, Friday, May 7, 2010, we had outstanding 1,054,993,232 shares of common stock, which constitute our only outstanding voting securities. Each stockholder is entitled to one vote for each share of common stock held as of the record date, subject to adjustment if the Reverse Stock Split described below is effected prior to the Annual Meeting date.

If the Company were to effect a reverse stock split, what effect would it have on the matters presented in this Proxy Statement?

At a special stockholders’ meeting held on February 17, 2010, the Company’s stockholders approved amendments to the Company’s Certificate of Incorporation to, among other things, effect a reverse stock split of the Company’s common stock at a ratio that will be within a range of one-for-five (1:5) and one-for-25 (1:25) (the “Reverse Stock Split”) and to reduce the number of authorized shares of the Company’s common stock by the Reverse Stock Split ratio. While we have not determined when we will effect the Reverse Stock Split, the Reverse Stock Split will reduce the number of our shares of common stock outstanding, and thus the number of shares of common stock held by each of our stockholders, as of the effective date of the Reverse Stock Split in proportion to the Reverse Stock Split ratio. Therefore, if the effective date of the Reverse Stock Split were to occur prior to the date of the Annual Meeting, it will reduce the number of shares entitled to vote at the meeting by the Reverse Stock Split ratio. As a result, stockholders as of the record date will be entitled to one vote for each share (or a fractional vote for each fractional share) measured as of the effective date of the Reverse Stock Split, instead of as of the record date.

As indicated above, the Reverse Stock Split will reduce the number of shares of common stock held by each of our stockholders, including by our executive officers and our directors. It will also reduce the number of shares of common stock issuable upon the exercise of outstanding restricted share units, including those granted to our named executive officers as reported in this Proxy Statement, and the number of shares issuable upon the exercise of options, including those granted pursuant to the Second Union Employee Option Plan and those granted to our named executive officers as reported in this Proxy Statement. The number of shares available for issuance under the Company’s Equity Plan will also be proportionately reduced. See Equity Compensation Plan Information, Proposal II—Proposal to Approve the YRC Worldwide Inc. Second Union Employee Option Plan and Proposal III—Proposal to Approve an Amendment to the YRC Worldwide Inc. 2004 Long-Term Incentive and Equity Award Plan and to Re-Approve Such Plan Pursuant to Section 162(m) of the Code.

What matters am I voting on?

You are being asked to vote on the following matters:

•	the election of directors;

•	the approval of the Second Union Employee Option Plan;

•	the approval of the amendment to the Equity Plan and re-approval of such plan pursuant to Section 162(m) of the Code; and

•	the ratification of the appointment of KPMG as the Company’s independent registered public accounting firm for 2010.

How does the Board recommend I vote on the proposals?

The Board recommends that you vote “FOR” the proposed slate of directors, “FOR” the approval of the Second Union Employee Option Plan, “FOR” the approval of the amendment to the Equity Plan and re-approval of such plan pursuant to Section 162(m) of the Code, and “FOR” the ratification of the appointment of KPMG.

What is the difference between holding shares as a stockholder of record and as a beneficial owner of shares held in street name?

Stockholder of Record. If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered the stockholder of record with respect to those shares, and the Notice was sent directly to you by the Company.

Beneficial owner of Shares Held in Street Name. If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the beneficial owner of shares held in “street name,” and that organization forwarded the Notice to you. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct that organization on how to vote the shares held in your account.

What is the quorum requirement for the Annual Meeting?

A majority of the Company’s outstanding shares (exclusive of treasury shares) on the record date must be present at the Annual Meeting to hold the Annual Meeting and conduct business. This is called a quorum. Your shares will be counted for purposes of determining if there is a quorum, whether representing votes for, against, withheld or abstained, or broker non-votes, if you:

•	are present and vote in person at the Annual Meeting; or

•	have voted via the Internet, by telephone or by properly submitting a proxy card or voting instruction form by mail.

If I am a stockholder of record of the Company’s shares, how do I vote?

If you are a stockholder of record, you may vote in person at the Annual Meeting. We will give you a ballot when you arrive.

If you do not wish to vote in person or if you will not be attending the Annual Meeting, you may vote by proxy. You can vote by proxy via the Internet at www.proxyvote.com or by calling 1-800-690-6903 and following the instructions provided. If you request printed copies of the proxy materials by mail, you can also vote by mail by marking, signing and dating the enclosed proxy card and returning it as soon as possible using the enclosed envelope. If you are voting via the Internet, by telephone, or by returning an executed proxy card, your vote or proxy card must be received by 11:59 p.m. Eastern time (or 10:59 p.m. Central time) on June 28, 2010 in order to be counted.

If I am a beneficial owner of shares held in street name, how do I vote?

If you are a beneficial owner of shares held in street name and you wish to vote in person at the Annual Meeting, you must obtain a valid legal proxy from the organization that holds your shares.

If you do not wish to vote in person or if you will not be attending the Annual Meeting, you may vote by proxy. You can vote by proxy via the Internet at www.proxyvote.com or by calling the number set forth on the voting instruction form and following the instructions provided. If you request printed copies of the proxy materials by mail, you can also vote by mail by marking, signing and dating the enclosed voting instruction form and returning it as soon as possible using the enclosed envelope. If you are voting via the Internet, by telephone, or by returning an executed voting instructing form, your vote or voting instruction form must be received by 11:59 p.m. Eastern time (or 10:59 p.m. Central time) on June 28, 2010 to be counted.

If I own shares through a Company sponsored 401(k) plan, how do I vote?

If you have invested in the Company’s common stock through a Company sponsored 401(k) plan, you do not actually own shares of the Company’s common stock. The 401(k) plan trustee owns the shares on behalf of the plan’s participants. Under the 401(k) plan, however, you have pass-through voting rights based on the amount of money you have invested in the Company’s common stock. You may exercise your pass-through voting rights voting via the Internet at www.proxyvote.com or by calling 1-800-690-6903 and following the instructions provided. If you request printed copies of the proxy materials by mail, you can also vote by mail by marking, signing and dating the enclosed proxy card and returning it as soon as possible using the enclosed envelope. If you fail to timely give voting instructions to the 401(k) plan trustee, your shares will be voted by the trustee in the same proportion as shares held by the trustee for which voting instructions have been received. Your vote or executed proxy card must be received by 11:59 p.m. Eastern time (or 10:59 p.m. Central time) on June 24, 2010 to be counted.

What happens if I do not give specific voting instructions?

Stockholders of Record. If you are a stockholder of record and you:

•	indicate when voting via the Internet or by telephone that you wish to vote as recommended by our Board; or

•	if you sign and return a proxy card without giving specific voting instructions,

then the proxy holders will vote your shares in the manner recommended by our Board on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting.

Beneficial Owners of Shares Held in Street Name. If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, the organization may generally vote on routine matters but cannot vote on non-routine matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization does not have the authority to vote your shares with respect to the non-routine matter. This is generally referred to as a “broker non-vote.” When our Inspector of Election tabulates the votes for any particular matter, broker non-votes will be counted for purposes of determining whether a quorum is present, but will not be treated as votes cast for or against the matter. We encourage you to provide voting instructions to the organization that holds your shares by carefully following the instructions provided in the Notice.

Which proposals are considered “routine” or “non-routine”?

Proposal IV (ratification of the appointment of KPMG) involves a matter that we believe will be considered routine.

Proposal I (election of directors), Proposal II (approval of the Second Union Employee Option Plan) and Proposal III (approval of the amendment to the Equity Plan and re-approval of such plan pursuant to Section 162(m) of the Code) involve matters that we believe will be considered non-routine.

How are abstentions treated?

Abstentions are counted for purposes of determining whether a quorum is present. For the purpose of determining whether the stockholders have approved a matter, abstentions are not treated as votes cast for or against the matter and, therefore, have no effect on the outcome of any matter being voted on at the Annual Meeting.

What is the voting requirement to approve each of the proposals?

The following table sets forth the voting requirement with respect to each of the proposals:

Proposal I – Election of directors	Each director must be elected by a majority of the votes cast, meaning that the number of shares entitled to vote on the election of directors and represented in person or by proxy at the Annual Meeting casting their vote “FOR” a director must exceed the number of votes “AGAINST” that director.

Proposal II – Approval of the Second Union Employee Option Plan	To be approved by our stockholders, this proposal must be approved by a majority of the votes cast, meaning that the number of shares entitled to vote on the Second Union Employee Option Plan and represented in person or by proxy at the Annual Meeting casting their vote “FOR” the Second Union Employee Option Plan must exceed the number of votes “AGAINST” the Second Union Employee Option Plan.

Proposal III – Approval of the amendment to the Equity Plan and re-approval of such plan pursuant to Section 162(m) of the Code	To be approved by our stockholders, this proposal must be approved by a majority of the votes cast, meaning that the number of shares entitled to vote on the approval of the amendment to the Equity Plan and re-approval of such plan pursuant to Section 162(m) of the Code and represented in person or by proxy at the Annual Meeting casting their vote “FOR” the amendment to and re-approval of the Equity Plan must exceed the number of votes “AGAINST” the amendment to and re-approval of the Equity Plan.

Proposal IV – Ratification of the appointment of KPMG as the Company’s independent registered public accounting firm	To be approved by our stockholders, this proposal must be approved by a majority of the votes cast, meaning that the number of shares entitled to vote on the ratification of the appointment of KPMG and represented in person or by proxy at the Annual Meeting casting their vote “FOR” the ratification of the appointment of KPMG must exceed the number of votes “AGAINST” the ratification of the appointment of KPMG.

Can I change my vote after I have voted?

You may revoke your proxy and change your vote at any time before the final vote at the Annual Meeting. You may vote again on a later date via the Internet or by telephone (only your latest Internet or telephone proxy submitted prior to the Annual Meeting will be counted), or by signing and returning a new proxy card or voting instruction form with a later date, or by attending the Annual Meeting and voting in person. However, your attendance at the Annual Meeting will not automatically revoke your proxy unless you vote again at the Annual Meeting or specifically request in writing that your prior proxy be revoked.

Is my vote confidential?

Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within the Company or to third parties, except:

•	as necessary to meet applicable legal requirements;

•	to allow for the tabulation and certification of votes; and

•	to facilitate a successful proxy solicitation.

Occasionally, stockholders provide written comments on their proxy cards, which may be forwarded to management and our Board.

Where can I find the voting results of the Annual Meeting?

The preliminary voting results may be announced at the Annual Meeting. The final voting results will be tallied by the Inspector of Election and published in a Current Report on Form 8-K.

Who is paying for the cost of this proxy solicitation?

The Company is paying the costs of the solicitation of proxies. We have retained Morrow & Co., LLC to assist with the solicitation of proxies for an estimated fee of $1,000 plus reasonable out-of-pocket expenses. We must pay brokerage firms and other persons representing beneficial owners of shares held in street name their reasonable out-of-pocket expenses incurred in connection with forwarding the Notice to beneficial owners, forwarding printed proxy materials by mail to beneficial owners who specifically request them, and obtaining beneficial owners’ voting instructions.

In addition to soliciting proxies by mail, our Board members, officers and employees may solicit proxies on our behalf, without additional compensation, personally or by telephone. We may also solicit proxies by email from stockholders who are our employees or who previously requested to receive proxy materials electronically.

STOCKHOLDER PROPOSALS AND COMMUNICATIONS WITH THE BOARD

Stockholder Proposals. SEC rules provide that we must receive stockholders’ proposals intended to be presented at the 2011 Annual Meeting by January 20, 2011 to be eligible for inclusion in the proxy materials relating to that meeting. Stockholder proposals should be submitted in writing to our Secretary at YRC Worldwide Inc., 10990 Roe Avenue, Overland Park, Kansas 66211. Stockholder proposals that are proposed to be brought before the 2011 Annual Meeting and that we do not receive by the deadline described in the preceding sentence will be considered not properly brought before that meeting, and will be out of order, unless we receive notice of the stockholder proposal not less than 60 days nor more than 90 days prior to the date of the 2011 Annual Meeting, in accordance with our Bylaws. If, however, we give less than 70 days notice of the date of the 2011 Annual Meeting, then, to be timely, we must receive notice of a stockholder proposal by the 10th day following the day that we mail notice of, or publicly disclose, the date of the 2011 Annual Meeting. We may use our discretionary authority to preclude any stockholder proposal received after that time from presentment at the 2011 Annual Meeting.

Stockholder Director Nominee Proposals. Stockholders who wish to recommend qualified candidates to stand for election to our Board may write to our Secretary at YRC Worldwide Inc., 10990 Roe Avenue, Overland Park, Kansas 66211. Each stockholder recommendation must set forth the following information about the candidate:

•	name, age, business address and, if known, residence address;

•	principal occupation or employment; and

•	number of shares of our common stock beneficially owned.

To be considered at the 2011 Annual Meeting, you must mail or deliver a recommendation to us not less than 14 days or more than 50 days prior to the date of the 2011 Annual Meeting. If, however, we give less than 21 days notice of the date of the 2011 Annual Meeting, you must mail or deliver a recommendation by the seventh day following the day that we mail notice of the date of the 2011 Annual Meeting. The Governance Committee of the Board will consider the suggestions. The Governance Committee uses criteria to consider any candidate for director nominees, including nominees that stockholders submit. These criteria are set forth under the caption Structure and Functioning of the Board in this Proxy Statement in the subsection that discusses the Governance Committee.

Stockholder Communications with the Board. The Company encourages any stockholder who desires to communicate with the Board with respect to the stockholder’s views and concerns to do so by writing to the Secretary of the Company, who shall assure that the Chairman of the Governance Committee receives the correspondence. The address of the Company’s Secretary is YRC Worldwide Inc., 10990 Roe Avenue, Overland Park, Kansas 66211.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based solely on our review of copies of reports that persons required to file reports under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), furnished to us, we believe that, for the year ended December 31, 2009, all filings required to be made by reporting persons with respect to the Company were timely made in accordance with the requirements of the Exchange Act.

SECURITY OWNERSHIP OF MANAGEMENT AND DIRECTORS

Shares of Company common stock that directors and executive officers of the Company owned as of May 11, 2010 include:

•	shares in which they may be deemed to have a beneficial interest;

•	shares credited to individual accounts in the Company’s 401(k) plan;

•	restricted share units subject to the Company’s 2004 Long-Term Incentive and Equity Award Plan; and

•	shares subject to options that are exercisable on or prior to July 10, 2010.

All of the executive officers and directors have sole voting and dispositive power with respect to the shares of common stock reported below, and none of the shares reported below is pledged as security by any executive officer or director. See footnote (2) below regarding adjusted ownership amounts and percentages due to unvested restricted share units.

Name	Shares of Common Stock Owned as of 5/11/10(1)		Shares that Person has Right to Acquire On or Prior to 7/10/10	Total Beneficial Ownership	Percent of Class	Unvested Share Units(2)	Adjusted Total Beneficial Ownership(2)	Adjusted Percent of Class(2)
Eugene I. Davis	0		0	0	*	0	0	*
Dennis E. Foster	27,344		9,946	37,290	*	17,173	54,463	*
Marnie S. Gordon	0		0	0	*	0	0	*
Beverly K. Goulet	0		0	0	*	0	0	*
Mark E. Holliday	0		0	0	*	0	0	*
John A. Lamar	0		0	0	*	0	0	*
William L. Trubeck	36,611		9,946	46,557	*	17,173	63,730	*
Carl W. Vogt	39,232	(3)	9,946	49,178	*	17,173	66,351	*
William D. Zollars	583,451	(4)(5)	25,000	608,451	*	133,017	741,468	*
Timothy A. Wicks(6)	0		0	0	*	0	0	*
Sheila K. Taylor	316		1,120	1,436	*	952	2,388	*
Michael J. Smid	97,913	(5)	42,200	140,113	*	30,380	170,493	*
Daniel J. Churay	42,356	(5)	3,400	45,756	*	17,258	63,014	*
Phil J. Gaines	33,729	(5)	4,066	37,795	*	11,947	49,742	*
All directors and executive officers as a group (16 persons)	914,728	(5)	110,356	1,025,084	*	251,282	1,276,366	*

*	Indicates less than 1% ownership. The percentages in the Percent of Class and Adjusted Percent of Class columns are based on 1,055,429,646 shares of common stock on May 11, 2010.
(1)	Direct ownership except for shares held in the YRC Worldwide Inc. 401(k) Plan as follows: Mr. Zollars 641 shares; Mr. Smid 1,294 shares; and Mr. Churay 326 shares.

(2)	The Company has granted rights to receive shares of the Company’s common stock called restricted share units under its 2004 Long-Term Incentive and Equity Award Plan. The restricted share units are subject to time vesting requirements. See Compensation Discussion and Analysis—Summary of Compensation Components—Prior Long-Term Incentive Plan, Outstanding Equity Awards at Fiscal Year End and Director Compensation contained in this Proxy Statement. The unvested restricted share units are not included under the “Shares of Common Stock Owned as of 5/11/10” column and, except for restricted share units that vest on or prior to July 10, 2010 and are deemed to be beneficially owned, are not included in the “Shares that Person has Right to Acquire On or Prior to 7/10/10,” “Total Beneficial Ownership” or “Percent of Class” columns. However, to provide complete information regarding each of the Company’s directors’ and executive officers’ equity ownership in the Company, the restricted share units that vest after July 10, 2010 are included in the “Unvested Share Units,” “Adjusted Total Beneficial Ownership” and “Adjusted Percent of Class” columns above.

(3)	Mr. Vogt has deferred shares pursuant to the Company’s Director Compensation Plan until he ceases to be a director of the Company and thus 3,208 deferred shares are not included in the amounts set forth above.

(4)	Includes 32,330 shares of restricted stock awarded to Mr. Zollars in January 2006 pursuant to his employment agreement. For a discussion of the provisions of Mr. Zollars’ employment agreement, see the heading Executive Agreement—William D. Zollars’ Employment Agreement of this Proxy Statement.

(5)	Under the Company’s 2009 LTIP, participating executive officers, including Messrs. Zollars, Smid, Churay and Gaines have received awards of restricted stock that will vest, in each case, on the third anniversary of the date of grant upon the achievement of performance goals measured by the share price appreciation of the Company’s common stock. The restricted stock awards are included in the amounts set forth above and are as follows:

Name of Executive Officer	Number of Restricted Shares
William D. Zollars	231,169
Michael J. Smid	77,798
Daniel J. Churay	34,231
Phil J. Gaines	27,266
Other Executive Officers	48,594

(6)	Mr. Wicks resigned from the Company on April 12, 2010 and all of his unvested equity awards were forfeited. We do not track open market transactions of former executives. Therefore, these amounts represent shares reported on the last Form 4 Mr. Wicks filed before his employment terminated reduced by the unvested equity awards that Mr. Wicks forfeited upon his termination.

I. PROPOSAL TO ELECT DIRECTORS

At the Annual Meeting, our stockholders will elect nine directors to hold office until the 2011 Annual Meeting or until their successors are elected and qualified, or until their earlier resignation, removal or death. If any nominee should be unable or unwilling to stand for election as a director, it is intended that the shares represented by proxies will be voted for the election of a substitute that management may nominate.

The Company’s Bylaws state that for a director nominee to be elected, he or she must receive a majority of the votes cast with respect to that director nominee’s election at the Annual Meeting (meaning the number of shares voted “for” the director nominee must exceed the number of votes cast “against” the director nominee), unless the number of director nominees exceeds the number of directors to be elected, in which case the director nominees will be elected by a plurality of the votes cast at the Annual Meeting. If an incumbent director is not elected by a majority of votes cast (unless the election standard is a plurality), the incumbent director must promptly offer to tender his or her resignation to the Board. The Governance Committee will make a recommendation to the Board as to whether to accept or reject the director’s offer to resign, or whether to take other action. The Board must act on the Governance Committee’s recommendation and publicly disclose its decision within 90 days from the date of the certification of the election results. If the Board accepts the director’s offer to resign, the incumbent director must promptly tender such resignation, and the Board may fill the resulting vacancy pursuant to the Company’s Bylaws or decrease the size of the Board pursuant to the Company’s Certificate of Incorporation.

The following table sets forth information with respect to each nominee for election as a director of the Company. All nominees have consented to being named in this proxy statement and to serve if elected.

Name	Age	Principal Occupation and Past Service; Directorships

Eugene I. Davis Director since May 11, 2010	55

Chairman and Chief Executive Officer, Pirinate Consulting Group, L.L.C. (consulting firm) (since 1999); Chief Operating Officer, Total-Tel USA Communications, Inc. (telecommunications provider) (1998–1999); Current Director: Atlas Air Worldwide Holdings (aircraft freighters); Knology Broadband (cable TV, Internet and telephony); Rural/Metro (outsourced municipal ambulance and fire department services); Spectrum Brands (batteries, grooming products, pet products and garden products); Ambassadors International (cruise ships); and DEX One (f/k/a RH Donnelly) (telephone directory publishing and services); Former Director: American Commercial Lines (inland river barges); Exide (batteries); IPCS (wireless telephony); Oglebay Norton (mining); Tipperary Corporation (oil and gas); Viskase, Inc. (sausage casings); McLeod Communications (telephony); Granite Broadcasting (television stations); Footstar (shoes); PRG Schultz (payables auditing); Silicon Graphics (supercomputers); SeraCare (blood and plasma products); Foamex (polyurethane foam products); Ion Broadcasting (television stations); Delta Airlines (passenger air carrier); Atari (video games); Solutia (specialty chemicals); Media General (newspapers and television stations); and TerreStar (satellite communications).

Mr. Davis’ experience with crisis and turn-around management and strategic planning advisory services for public and private business entities, including those in the transportation industry, will allow him to provide the Board important insight into strategic issues facing the Company.

Name	Age	Principal Occupation and Past Service; Directorships

Dennis E. Foster Director since 2000	69

Principal, Foster Thoroughbred Investments (thoroughbred breeding and racing) (since 2000); Vice Chairman, Alltel Corporation (telecommunications) (1998–2000); Chief Executive Officer, 360 Communications, Inc. (wireless communications) (1993–1998); Current Director, NiSource Inc. (natural gas and electric), and current Non-Executive Chairman, Windstream Corporation (telecommunications); Former Director, Alltel Corporation (telecommunications).

Mr. Foster’s experience in leadership positions with technology companies, combined with his institutional knowledge of the Company and the LTL transportation industry gained from many years of service on our Board, allows him to provide the Board with insight on the opportunities and challenges facing us in deploying technology across our network.

Marnie S. Gordon Director since May 11, 2010	44

Director, Angelo, Gordon & Co. (investment advisor) (1998–2001); Vice President, Goldman, Sachs & Co. (investment banking) (1993–1998); Current Director, Thermadyne Holdings Corporation (cutting and welding products); Former Director, Telewest Global Inc. (cable services provider).

Ms. Gordon’s experience as a lead investor in financially challenged companies and in working with corporate management regarding operating strategies and financial structure will allow her to provide the Board with important insight into financial structure and operational issues facing the Company.

Beverly K. Goulet Director since May 11, 2010	55

Vice President—Corporate Development and Treasurer (since 2002) and Managing Director—Corporate Development (1999—2002), AMR Corporation—American Airlines, Inc. (passenger airline carrier). For 19 years prior thereto, Ms. Goulet practiced corporate finance and securities law.

Ms. Goulet’s experience in debt and equity financing and out-of-court restructuring will allow her to provide the Board with important insights into our financial challenges and restructuring plans.

Mark E. Holliday Director since May 11, 2010	42

President, Goshawk Capital Corp. (investment company); Partner, Camden Asset Management, LP (investment company) (since 2003); Portfolio Manager, Deephaven Capital Management, LLC (investment company) (2001–2002); Current Director, Movie Gallery, Inc. (video retailer), FiberTower Corporation (telecommunications) and Clear One Health Plans (health plan provider); Former Director, Reptron Electronics, Inc. (electronics manufacturer).

Mr. Holliday’s experience in capital restructuring, service on official and ad-hoc creditor committees and other board experience will allow him to provide the Board with important insight into capital restructuring and other financial matters.

Name	Age	Principal Occupation and Past Service; Directorships

John A. Lamar Director since May 11, 2010	69

Chairman, Premier Trailer Leasing (trailer leasing) (since 2008); Chairman, BeefTek, LLC (integrated beef development) (since 2007); Executive Committee of Board of Directors, SonoMedia, Inc. (cardiovascular devices) (since 2007); Chief Executive Officer, LLT International/Contex Capital Partners (international logistics) (1995–2007).

Mr. Lamar’s executive experience in international logistics management, including Asia, distribution, transportation and business turnarounds, including in truck and trailer leasing, will allow him to provide the Board important insight into strategic and operational issues facing the Company.

William L. Trubeck Director since 1994	63

Self-employed business and financial consultant (2008–present); Executive Vice President and Chief Financial Officer, H&R Block, Inc. (financial services) (2004–2007); Executive Vice President, Western Group (2003–2004); Executive Vice President, Chief Administrative Officer and Chief Financial Officer (2002–2003) and Senior Vice President and Chief Financial Officer (2000–2002), Waste Management, Inc. (waste disposal and environmental services); Senior Vice President–Finance and Chief Financial Officer and President, Latin American Operations, International MultiFoods, Inc. (food manufacturing) (1997–2000); Current Director, Dynegy Inc. (independent power producer); Vice Chairman of the Board of Trustees of Monmouth College; Former Director, Ceridian Corp. (business services); and Federal Home Loan Bank of Des Moines (community banking).

Mr. Trubeck’s experience as the chief financial officer of several large public companies, combined with his institutional knowledge of the Company and the LTL transportation industry gained from many years of service on our Board, allows him to provide the Board with important knowledge of financial and accounting issues affecting us.

Carl W. Vogt Director since 1996	74

Retired Senior Partner, Fulbright & Jaworski LLP (legal services) (1974–2002); President Emeritus (President interim 1999–2000), Williams College, Williamstown, MA; Chairman, National Transportation Safety Board (1992–1994); Current Director, American Science & Engineering (x-ray bomb and contraband detection); Former Director, Waste Management, Inc. (waste and environmental services); and DWS Scudder Mutual Funds (financial services).

Mr. Vogt’s background as a lawyer and his prior experience as the Chairman of the National Transportation Safety Board, combined with his institutional knowledge of the Company and the LTL transportation industry gained from many years of service on our Board, allows him to provide the Board with an important perspective of the regulatory environment in which we operate, including on issues related to governance and safety.

Name	Age	Principal Occupation and Past Service; Directorships

William D. Zollars Director since 1999	62

Chairman of the Board and Chief Executive Officer of YRC Worldwide (since November 1999); President of YRC Worldwide (since April 2010 and November 1999–October 2009); President of Yellow Transportation, Inc. (1996–1999); Senior Vice President of Ryder Integrated Logistics (1994–1996); Current Director, ProLogis Trust (real estate investment trust), Cerner Corporation (computer integrated systems design) and CIGNA Corporation (hospital and medical service plans); Former Director, Butler Manufacturing Company (prefabricated metal buildings and components).

Mr. Zollars’ experience as our chief executive officer for over a decade allows him to provide the Board with important perspective on our opportunities, challenges and operations.

STRUCTURE AND FUNCTIONING OF THE BOARD

General. All directors are elected annually at the annual stockholders’ meeting. Directors may serve until age 75, which is the mandatory retirement age pursuant to the Company’s Bylaws. The number of directors is nine, as set forth in the Company’s Bylaws. A director’s term on the Board also may be limited if the director changes employment (other than a promotion or lateral move within the same organization) or if the director fails in any fiscal year to attend at least 66% of the aggregate meetings of the Board and any Board committees on which the director serves. The Company’s Bylaws require the director to offer his or her retirement or resignation effective on the annual stockholders’ meeting following the three-month anniversary of the change in his or her employment or the failure to attend the requisite number of meetings in a fiscal year. The Board may waive this requirement in its discretion. If a director is also concurrently an employee of the Company, he or she is no longer qualified to serve as a director after any diminution in such person’s duties or responsibilities as an officer or after he or she leaves the employ of the Company. The chairman of each committee handles the function of lead director for committee matters, serves as the spokesperson for the committee and provides recommendations and guidance to the Board and the Chairman of the Board.

The Board reviews from time to time its procedures and processes, as well as its guidelines on corporate governance. The guidelines on corporate governance are included with the Governance Committee Charter, which is available on the Company’s website, www.yrcw.com. Each committee of the Board may retain its own legal or other advisors from time to time as the committee believes appropriate, and the committee will be responsible for the terms of the engagement and the amount of compensation of the advisors. The Company is responsible for payment of any compensation to the advisors pursuant to such terms. Under the guidelines on corporate governance, the Board develops procedures for orientation and continuing education of the directors.

Recently Elected Directors. As part of our comprehensive recovery plan to reduce costs, to improve operating results and cash flows from operations, to improve liquidity and to reduce debt, on December 31, 2009, we completed exchange offers (the “Exchange Offers”) (as described in the prospectus that is part of our Registration Statement on Form S-4, originally filed with the SEC on November 9, 2009 (as amended, supplemented or otherwise modified, the “Prospectus”)) pursuant to which we exchanged 36,504,043 shares of common stock and 4,345,514 shares of Class A Convertible Preferred Stock (together with the common stock, representing approximately 94% of the common stock on an as-if converted basis) for $470,209,000 in aggregate principal amount of old notes, consisting of (i) our 5.0% Net Share Settled Contingent Convertible Senior Notes and 5.0% Contingent Convertible Senior Notes due 2023, (ii) our 3.375% Net Share Settled Contingent Convertible Senior Notes and 3.375% Contingent Convertible Senior Notes due 2023, and (iii) the 8 1/2% Guaranteed Notes due April 15, 2010 of YRC Regional Transportation, Inc., our wholly-owned subsidiary. On February 17, 2010, our stockholders approved amendments to our Certificate of Incorporation to, among other things, reduce the par value of our common stock and to increase the number of authorized common shares. As a result of the stockholder approval of the amendments, and pursuant to the Certificate of Designations of the preferred stock, all shares of preferred stock have been automatically converted to shares of our common stock and, as of the date of this Proxy Statement, there are no shares of preferred stock outstanding.

The terms of the Exchange Offers required that up to eight of our nine then current directors resign. Seven of our directors resigned, effective May 11, 2010, with an eighth director (Carl W. Vogt) agreeing to resign at a later date in connection with the nomination of a single director by the International Brotherhood of Teamsters (the “Teamsters”) pursuant to the Amended and Restated Memorandum of Understanding on the Job Security Plan dated July 9, 2009 (the “Amended and Restated Job Security Plan”) between the Teamsters and certain of our subsidiaries. Accordingly, Michael T. Byrnes, Cassandra C. Carr, Howard M. Dean, Dennis E. Foster, Phillip J. Meek, Mark A. Schulz and William L. Trubeck resigned from the Board effective May 11, 2010. The Board then appointed new directors as continuing directors (as defined in our Certificate of Incorporation) to fill the vacant positions immediately following the resignations on May 11, 2010. Pursuant to the terms of the Exchange Offers, four of the directors appointed on May 11, 2010 were nominated by the Board from a group of six potential nominees put forth by a subcommittee comprised of some of the largest holders of the old notes

(the “Noteholder Subcommittee”). Those four individuals were Marnie S. Gordon, Beverly K. Goulet, Mark E. Holliday and John A. Lamar. Three of the directors appointed on May 11, 2010 were nominated by the Board in consultation with the Noteholder Subcommittee, all of whom were approved by the Noteholder Subcommittee. Those three individuals were Eugene I. Davis, Dennis E. Foster and William L. Trubeck. Each of Messrs. Foster and Trubeck were current directors of the Company at the time they were appointed on May 11, 2010.

Director Independence. The Board has affirmatively determined the independence of each current director and each director who served during 2009 (other than Mr. Zollars), in accordance with applicable law and the NASDAQ Stock Market rules. None of the current independent directors or independent directors who served during 2009 had transactions with related persons, promoters or certain control persons that the Board needed to consider in determining independence.

Meetings of Board and Committees. The Board held 23 meetings during 2009. The Board has four standing committees: the Audit/Ethics Committee; the Compensation Committee; the Governance Committee; and the Finance Committee. The Company policy with respect to attendance of Board and committee meetings is that each director should strive to attend at least 75% of the aggregate of the total number of meetings of the Board and of the committees of the Board on which the director serves. All of the persons who were directors at the time of the 2009 Annual Meeting attended that meeting.

Meetings of Independent Directors. The independent directors of the Company meet in regularly scheduled executive sessions at times and for reasons as they desire and set, with at least one executive session per year.

Audit/Ethics Committee. The Audit/Ethics Committee of the Board met seven times during 2009. Prior to the resignation of seven of our nine directors described above, the Audit/Ethics Committee consisted of William Trubeck (Chairman), Howard Dean and Mark Schulz. The Audit/Ethics Committee currently consists of Mark Holliday (Chairman), Eugene Davis and William Trubeck. The Board has determined that all of the current and former members of the Audit/Ethics Committee are, and in 2009 were, independent directors, as that term is defined in applicable law and the NASDAQ Stock Market rules. The Board has determined that Mark Holliday, Eugene Davis and William Trubeck are “audit committee financial experts,” as that term is defined under SEC regulations and that Mark Holliday, Eugene Davis and William Trubeck meet the financial sophistication requirement of the NASDAQ Stock Market rules. The Audit/Ethics Committee Charter has a written charter, which is available on the Company’s website, www.yrcw.com. As described in its charter, the Audit/Ethics Committee’s primary functions and purpose include:

•	appointing, compensating, retaining and overseeing the work of any public accounting firm that the Company employs for the purpose of preparing or issuing an audit report or related work;

•	approving all auditing services and non-audit services that the Company’s auditors provide to the Company;

•	resolving any disagreements between the Company’s management and the auditor regarding financial reporting;

•

establishing procedures for the receipt, retention and treatment of complaints that the Company receives regarding accounting, internal accounting controls or auditing matters and for the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters;

•	assisting the Board in oversight of the following:

—	the integrity of the Company’s financial statements;

—	the Company’s compliance with legal and regulatory requirements;

—	the independent auditor’s qualifications and independence; and

—	the performance of the Company’s internal and external audit functions;

•	overseeing the Company’s compliance programs, including the Company’s Code of Conduct;

•

adopting, amending or modifying the Company’s Code of Conduct and a code of ethics (which is currently contained in the Company’s Code of Conduct) for the Company’s chief financial officer, controller, principal accounting officer or persons serving in similar functions (the Company’s Code of Conduct is available on the Company’s website, www.yrcw.com ); and

•	determining appropriate funding for:

—	compensation to any registered public accounting firm engaged to prepare or issue an audit report or performing other audit, review or attest services for the Company;

—	compensation paid to any advisors employed by the committee to assist it in the conduct of its duties; and

—	ordinary administrative expenses of the committee that are necessary or appropriate in carrying out its duties.

In performing its functions, the Audit/Ethics Committee reviews the independence of the external auditor and the overall scope and focus of the annual audit. The Audit/Ethics Committee conducts discussions with the Company’s external auditor concerning relationships or services that may affect auditor objectivity or independence, and if the Audit/Ethics Committee is not satisfied with the auditors’ assurances of independence, the Audit/Ethics Committee will take, or recommend to the Board, appropriate action to ensure the independence of the external auditor. In addition, the chairman of the Audit/Ethics Committee is expressly authorized to approve the provision of non-audit services to the Company. The latter express authority was established to handle the approval of non-audit services prior to the engagement of the auditor or accountant before the next scheduled Audit/Ethics Committee meeting. The Audit/Ethics Committee approved all audit and audit related fees incurred in 2009.

Compensation Committee. The Compensation Committee of the Board met six times during 2009. Prior to the resignation of seven of our nine directors described above, the Compensation Committee consisted of Dennis Foster (Chairman), Michael Byrnes, Cassandra Carr and Phillip Meek. The Compensation Committee currently consists of Beverly Goulet (Chairwoman), Dennis Foster and Carl Vogt. The Board has determined that all of the current, former and expected members of the Compensation Committee are, and in 2009 were, independent directors, as that term is defined in the NASDAQ Stock Market rules. A copy of the Compensation Committee’s charter is available on the Company’s website, www.yrcw.com. The Compensation Committee’s primary functions include:

•

setting compensation, benefit and compensation-related policies for the Company and, pursuant to those policies, determining the compensation and benefits of the designated “executive officers” and other key employees of the Company other than the chief executive officer;

•	reviewing and recommending for the full Board’s consideration the compensation and benefits of the chief executive officer and directors of the Company;

•	appointing health, welfare and retirement benefit plan administrators, trustees and other similarly required positions and monitoring and providing oversight to these plans;

•	administering equity and other long-term compensation programs of the Company;

•

reviewing and discussing with management the “Compensation Discussion and Analysis,” or any similar report, prepared by management and recommending to the Board whether such report should be included in the Company’s proxy statement or Annual Report on Form 10-K, as applicable; and

•	reviewing and approving the “Compensation Committee Report” required by applicable SEC rules for inclusion in the Company’s proxy statement or Annual Report on Form 10-K, as applicable.

In addition to the foregoing functions, the Company’s chief executive officer and the Compensation Committee review management development and succession planning and make an annual report to an executive session of the independent directors.

The Compensation Committee has primary responsibility for determining the Company’s compensatory program for executive officers and directors. In evaluating the level of executive officer and director compensation, the Compensation Committee takes into consideration advice from its independent consultant and recommendations from the Company’s senior management. The Compensation Committee has the authority to directly engage consultants. The Compensation Committee engaged Frederic W. Cook & Co. in July 2007 to assist it in assessing the appropriateness of the Company’s executive compensatory program and to serve as its ongoing advisor relating to executive compensation matters. See Director Compensation and Compensation Discussion and Analysis for additional disclosure regarding the process for determining director and executive compensation during 2009.

Governance Committee. The Governance Committee of the Board met once during 2009. The Governance Committee performs the functions of a nominating committee. Prior to the resignation of seven of our nine directors described above, the Governance Committee consisted of Carl Vogt (Chairman), Cassandra Carr and Dennis Foster. The Governance Committee currently consists of John Lamar (Chairman), Dennis Foster and Marnie Gordon. The Board had determined that all of the current, former and expected members of the Governance Committee are, and in 2009 were, independent directors, as that term is defined in the NASDAQ Stock Market rules. The Governance Committee’s functions are described in detail in its charter, which is available on the Company’s website, www.yrcw.com. The Governance Committee’s primary functions include:

•	administering the guidelines on corporate governance and developing and making recommendations to the Board with respect to those guidelines;

•

establishing the criteria for selecting the nominees for election as directors of the Company and reviewing the qualifications of all candidates, including those that stockholders propose, for recommendation to the Board;

•	recommending to the Board for approval the standards for determining whether or not a director is “independent”;

•	recommending to the Board the composition of the committees of the Board;

•	reviewing and making recommendations as to the effectiveness of the Board as a whole; and

•	making recommendations from time to time as to changes in governance that the Governance Committee finds necessary or otherwise in the best interest of the Company.

In performing its function of identifying candidates for director nominees, the Governance Committee has the sole authority to retain and compensate search firms to assist in the process.

All of the nominee directors included in this Proxy Statement are current directors. The Governance Committee reviewed the qualifications of each of the nominees to the Board and recommended each such person as a nominee for the Board. The Governance Committee accepts stockholder director nominations in accordance with the policy for submitting proposals for director nominations set forth under the caption Stockholder Proposals and Communications with the Board in this Proxy Statement. The following criteria guide the Governance Committee in considering candidates for director nominees, including nominees that stockholders submit:

•	personal traits and experience (i.e., an individual of the highest character and integrity, with experience at a strategy/policy-setting level or other senior executive level of experience);

•	the availability of sufficient time to carry out the responsibilities of a director;

•	the absence of any conflict of interest that would interfere with the director’s independence and the proper performance of his or her responsibilities;

•

the ability to utilize his or her unique experience and background to represent and act in the best interests of all stockholders as a group and not to represent a particular constituent group or organization; and

•	the ownership of Company common stock.

The Company does not have a formal policy with regard to the consideration of diversity when considering candidates for election as directors, but believes that diversity is an important factor in determining the composition of the Board. Consequently, the Governance Committee strives to nominate directors with diverse experience and backgrounds that complement each other so that, as a group, the Board will possess the appropriate talent, skills, and expertise to oversee the Company’s business. In considering whether to recommend any candidate for inclusion in the Board’s director nominees, including those submitted by stockholders, the Governance Committee will apply the selection criteria set forth in the Company’s Governance Guidelines. These criteria include a nominee’s ability, judgment, objectivity, character, integrity, time availability, experience, background and ability to act in the best interests of the stockholders as a group.

While the Governance Committee considers all of the factors discussed above, it may or may not give greater weight to one factor or another when making its nomination decisions.

Finance Committee. The Finance Committee of the Board met nine times during 2009. The Finance Committee acts on behalf of the Board with respect to all aspects of corporate finance for the Company and its subsidiaries, including determinations with respect to capital structure, equity and debt financings, credit and cash management activities, divestures of excess or obsolete assets and economic risk management activities. Prior to the resignation of seven of our nine directors, the Finance Committee consisted of Mark Schulz (Chairman), Dennis Foster and William Trubeck. The Finance Committee currently consists of Eugene Davis (Chairman), Marnie Gordon, Beverly Goulet and Mark Holliday. The Board had determined that all of the current and former members of the Finance Committee are, and in 2009 were, independent directors, as that term is defined in the NASDAQ Stock Market rules. The Finance Committee’s primary functions include, after consultation with the Company’s management, the power and authority to approve all policies and transactions related to the Company’s corporate finance activities, including the power and authority to approve the following:

•	subject to certain limitations with respect to extraordinary transactions, all transactions relating to the incurrence, or issuance, of any debt or equity by the Company;

•	all transactions related to the refinancing, repayment, amendment, renewal, or exchange of debt or equity of the Company;

•	the registration of any debt or equity securities of the Company with the SEC or any other applicable regulatory authority and the listing of such securities on any exchange;

•	the credit and cash management plans and strategies of the Company;

•	all sale lease-back transactions entered into by the Company;

•	subject to certain limitations with respect to extraordinary transactions, the terms and conditions of any sale or divesture by the Company of any assets;

•	the plans and activities for managing foreign currency exchange exposure and other exposure to economic risks;

•	the use and allocation of the proceeds from any financing transaction entered into by the Company;

•	the engagement of any arranger or underwriter in connection with any corporate finance transaction; and

•	any documents or filings necessary to consummate any of the foregoing, and the officers and employees of the Company who have the authority to act on behalf of the Company to implement the foregoing.

Board Leadership Structure. Currently, William D. Zollars serves as both Chairman of the Board and Chief Executive Officer. The Board also has appointed John Lamar as Lead Independent Director to aid and assist the Chairman and the Board in assuring effective corporate governance in managing the affairs of the Board and the Company. The responsibilities of the Lead Independent Director are expected to include: ensuring that the Board has adequate resources, including relevant and timely information to support its decision-making; providing input on Board meeting agendas; chairing Board meetings and acting as the spokesperson for the Company when the Chairman is unavailable; acting as a resource on corporate governance practices and policies; acting as a leader with respect to corporate governance policies and practices if it is inappropriate for the Chairman to do so; chairing all meetings of the independent directors held in executive session; and acting as a communication channel, as appropriate, among the directors and between the directors and the Chairman.

While the Company’s Guidelines on Corporate Governance and Governance Committee Charter (the “Governance Guidelines”) require the Company’s Chief Executive Officer to serve as a director of the Company, the Board does not have a policy regarding whether the roles of Chief Executive Officer and Chairman of the Board should be separated or combined or if they are combined whether there should be a Lead Independent Director. The Board believes it is in the best interests of the Company to make that determination from time to time based on the needs of the Company and the membership of the Board. The Board has determined that having Mr. Zollars serve as both the Company’s Chairman and Chief Executive Officer at this time is in the best interests of the Company’s stockholders because it efficiently and effectively allows the Board to have clear insight into the challenges and opportunities facing the Company, enhances decision-making and fosters accountability of the management to the Board. Further, a single person, acting in the capacities of Chairman and Chief Executive Officer, provides a unified leadership and focus, which has been critical in the development and implementation of our comprehensive recovery plan, and will help with Board transition in connection with the recent appointment of new directors described above. The Board believes that the designation of a Lead Independent Director, the use of regularly scheduled executive sessions, its Guidelines on Corporate Governance regarding Board independence from management, including the requirement that no more than two directors can currently or previously be employed as executive officers of the Company, and the fact that all committees are made up entirely of independent directors, allow it to maintain effective oversight of management.

Board’s Role in Risk Oversight. Management is primarily responsible for identifying and managing the risks facing the Company, and the Board oversees these efforts. Annually, the Board reviews management’s overall strategic plan, which includes evaluating the risks associated with that plan.

In addition, pursuant to its charter, the Audit/Ethics Committee is responsible for reviewing and discussing the Company’s business risk management process, including the adequacy of the Company’s overall control environment and controls related to selected areas representing significant financial and business risk. Furthermore, the Audit/Ethics Committee evaluates key financial statement issues and risks, their impact or potential effect on reported financial information and the process used by management to address such matters. At each Audit/Ethics Committee meeting, management briefs the committee on certain business and financial risks facing the Company and the efforts being undertaken to manage these risks. The Audit/Ethics Committee then regularly reports to the full Board regarding those briefings as well as their own analyses and conclusions regarding the Company’s risk management process. In addition to the Audit/Ethics Committee, the Compensation Committee oversees risks associated with the Company’s compensation policies and practices to ensure that they do not encourage excessive risk-taking that could result in material adverse effects upon the Company. The Board and each committee may also retain independent legal and other advisors to advise and assist the Board in carrying out its oversight responsibilities.

LEGAL PROCEEDINGS

To the best of our knowledge, there is no material proceeding to which any director, director nominee or executive officer or affiliate of the Company, any owner of record or beneficially of more than 5% of any class of voting securities of the Company, or any associate of such director, nominated director, officer, affiliate of the Company, or security holder is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2009, Dennis Foster, Michael Byrnes, Cassandra Carr and Phillip Meek served on the Compensation Committee of the Board. Currently our Compensation Committee consists of Beverly Goulet, Dennis Foster and Carl Vogt. No executive officer of the Company serves on the compensation committee or serves as a director of another entity or member of a compensation committee of another entity where an executive officer of that entity also serves on the Compensation Committee or on the Board.

DIRECTOR COMPENSATION

The table below sets forth compensation information for our outside directors for the fiscal year ended December 31, 2009. As noted under the heading Structure and Functioning of the Board—Recently Elected Directors, in connection with the Exchange Offers, seven of our directors serving as of December 31, 2009 resigned and the Board appointed new directors to fill the vacant positions created thereby. As required by applicable SEC rules, the disclosure provided by this section is for the period ending December 31, 2009, and has not been updated to reflect the change in directors. This disclosure is also consistent with disclosure under the same heading in the Company’s Form 10-K/A filed with the SEC on March 25, 2010 and the Company’s Schedule 14F-1 filed with the SEC on April 30, 2010.

Name	Meeting Attendance and Retainer Fees Received in Cash ($)	Retainer Fees Received in Stock ($)(1)		Annual Award of Restricted Share Units ($)(2)	Total ($)
Michael T. Byrnes	67,050	25,875		77,500	170,425
Cassandra C. Carr	16,200	45,000	(3)	77,500	138,700
Howard M. Dean	40,050	22,500		77,500	140,050
Dennis E. Foster	52,875	25,875		77,500	156,250
John C. McKelvey(4)	18,000	—		—	18,000
Phillip J. Meek	37,350	22,500		77,500	137,350
Mark A. Schulz	54,288	24,750		77,500	156,538
William L. Trubeck	55,350	27,000		77,500	159,850
Carl W. Vogt	35,550	24,750		77,500	137,800

(1)	Amounts represent the grant date fair value for the portion of retainer fees paid in 2009 in the form of Company common stock. No assumptions were necessary to determine the grant date fair value. On May 14, 2009, each director was granted a number of shares determined by the dollar value of the director’s retainers paid in Company common stock divided by the closing price of the Company’s common stock on the grant date. Therefore, grant date fair value was determined by multiplying the number of shares of Company common stock granted by the closing price of the Company’s common stock on the grant date.

(2)	Amounts represent the grant date fair value of the annual grant of restricted share units. No assumptions were necessary to determine the grant date fair value. On May 14, 2009, each director was granted a number of restricted share units determined by the dollar value of the director’s annual award divided by the closing price of the Company’s common stock on the grant date. The grant date fair value of each of the awards was determined by multiplying the number of restricted share units granted by the closing price of the Company’s common stock on the grant date.

As of December 31, 2009, each of the outside directors held 27,119 restricted share units, except Messrs. Byrnes and Schulz who held 26,944 restricted share units.

(3)	Ms. Carr deferred receipt of these shares until she ceased to be a member of the Board. As a result, the Company quarterly reviews this amount and records an expense or an expense reduction based upon the fair value of the grant as of the last day of the quarter.

(4)	In 2009, Mr. McKelvey reached the mandatory retirement age contained in our Bylaws. Therefore, he was not nominated for election at our 2009 Annual Meeting of Stockholders and did not receive an award of common stock or restricted share units following the election.

Our Director Compensation Plan sets forth the compensation our outside directors are eligible to receive for their service on the Board. An outside director is a director that is not an employee of the Company. To align the interests of our outside directors with the interests of our stockholders, a portion of the annual retainer fees is required to be paid in Company common stock, a significant portion of the director’s total compensation is paid in restricted share units that convert to Company common stock upon vesting, and we have established equity ownership requirements for our outside directors. Pursuant to our Director Compensation Plan, our outside directors are eligible to receive the following annual compensation:

•	a retainer for Board services of $50,000;

•	a retainer for service as Governance Committee chairperson of $5,000, as Finance Committee chairperson of $5,000, as Compensation Committee chairperson of $7,500, as Audit/Ethics Committee chairperson of $10,000 and as International Committee chairperson of $7,500; other members of committees do not receive retainers for committee service;

•

an attendance fee of $1,500 for each Board meeting and $1,500 for each committee meeting attended, and in the case of the International Committee, a per diem of $1,500 for each meeting attended of the board of directors (or similar managing body) of any foreign entity, including any international joint venture to which the Company is a party, as designated by the Board;

•	reimbursement of costs or expenses incurred in relation to Board and committee meetings; and

•	a grant of restricted share units equivalent in value to $77,500.

In conjunction with the 10% reduction in employee wages and salaries in January 2009, our Board voluntarily reduced by 10% all fees for regular Board and committee meetings attended in 2009 and all retainer fees for 2009, including annual retainers and retainers for service as chairpersons of Board committees. The Board also agreed to waive any fees for telephonic special meetings of the Board and the Audit/Ethics, Compensation and Governance Committees in 2009.

Under the terms of our Director Compensation Plan, a minimum of 50% of the annual and committee chairperson retainer fees are paid in the form of Company common stock, with the stock award determined annually on the date of the Board meeting immediately following our annual meeting of stockholders based on the closing price of our common stock on that date and the then applicable level of Board and committee chairperson retainer fees. The directors have the option of receiving up to 100% of the annual and committee chairperson retainer fees in Company common stock. Directors may elect to defer receipt of all of their retainer fees received in common stock and their meeting attendance fees. Directors that are elected during the year receive all of their pro-rated retainer fees for the year of election in cash.

On the date of the Board meeting immediately following our annual meeting of stockholders, our outside directors receive annual restricted share unit grants of Company common stock equal in value to $77,500 (using the reported closing price on the NASDAQ Stock Market on the date of grant). These restricted share units vest in one-third increments on the anniversary of the grant date. We issue the restricted share units from our Equity Plan.

Our outside directors are subject to an equity ownership requirement. Each of our outside directors is required to own shares of Company common stock or restricted share units equal in value to three times the annual board retainer by the later of July 14, 2008 or within three years of the date the director first becomes a member of the Board. Based on the closing market price of our common stock on July 14, 2008, all of our outside directors satisfied the equity ownership requirement, except for Messrs. Byrnes and Schulz who have until October 2010 to satisfy this requirement. Due to the severe economic recession, the Company’s results, and the issuance of almost one billion shares of common stock in connection with our debt-for-equity exchange offer completed in December 2009, the price per share of our common stock has been dramatically lower than when the equity ownership requirement was established. Therefore, the Board has suspended the equity ownership requirement. The Board is committed to the continued alignment of our director compensation practices and our stockholders interests and will review the equity ownership requirement in 2010.

COMPENSATION DISCUSSION AND ANALYSIS

The disclosure provided by this section is consistent with the disclosure provided under the same heading in the Company’s 10-K/A filed with the SEC on March 25, 2010 and the Company’s Schedule 14F-1 filed with the SEC on April 30, 2010.

Compensation Philosophy and Objectives

Our Compensation Committee (the “Committee”) has established an executive compensation philosophy that supports our objectives to:

•

attract and retain high caliber executives whose leadership skills can enable us to effectively navigate the economic environment affecting our Company and to effectively compete in our market segments; and

•	provide incentives that encourage executives to attain the highest level of organizational performance to maximize stockholder value without encouraging excessive risk taking.

To achieve these objectives, the Committee has adopted an executive compensation program that:

•	provides compensation at levels that are reflective of responsible market practices;

•	provides a significant portion of total compensation that is aligned with the achievement of annual, long-term and individual performance goals; and

•	provides almost all long-term incentive compensation in the form of equity to further align our executives’ interests with our stockholders.

Overview of 2009 Business Activity Related to Compensation Actions

The economic environment in 2009 had a dramatic effect on our industry and negatively impacted our customers’ needs to ship and, therefore, negatively impacted the volume of freight we serviced and the price we received for our services. In addition, we believe that certain of our customers diverted business to other carriers due to their concerns regarding our financial stability. As a result, our operating results, cash flows from operations, liquidity and financial condition were negatively impacted.

In 2009, we implemented a comprehensive recovery plan to reduce our cost structure and improve our operating results, cash flows from operations, liquidity and financial condition. As part of our comprehensive recovery plan, we monitored and modified our compensation practices to align our employees’ compensation (including our named executive officers) with our financial condition and our need to attract and retain high-caliber employees (including our named executive officers) to assist us in navigating through the current economic environment.

During 2009, we significantly reduced our overall workforce and implemented the following actions related to the compensation of our employees:

•	in the first quarter, we implemented a 10% wage reduction for substantially all of our employees (both union and non-union), including our named executive officers;

•

in the first quarter, we granted stock options to substantially all of our employees (both union and non-union, but excluding participants in our long-term incentive plan including our named executive officers, other than Ms. Taylor, as she was not our principal financial officer at the time) in connection with the 10% wage reduction;

•	we deferred the payment of certain contributions to our multi-employer pension funds, mostly in the first half of 2009, pursuant to a Contribution Deferral Agreement;

•	we temporarily ceased pension contributions to our multi-employer pension funds starting in July 2009 through December 31, 2010;

•	we implemented an additional 5% wage reduction for substantially all of our union employees in August 2009;

•

in connection with the August 2009 reduction in union wages and the temporary cessation of pension contributions, we agreed to grant union employees options to purchase an additional 20% of the Company’s outstanding common stock, subject to the receipt of certain stockholder approvals (or stock appreciation rights with equivalent value if stockholders did not provide the requisite approvals); the Company adopted plans and awarded these options and rights in March 2010;

•	we continued the suspension of Company matching 401(k) contributions for non-union employees; and

•

we implemented seasonal wage reductions of approximately 5% in October 2009 and an additional reduction of approximately 18% in December 2009 for substantially all of our non-union employees, including our named executive officers.

In addition, as indicated below under Director Compensation, our Board voluntarily reduced their fees and retainers for 2009 and waived special telephonic meeting fees for 2009.

Components of Executive Compensation

For 2009, the compensation for each of our named executive officers listed in the Summary Compensation Table was comprised of the following principal elements:

•	base salary;

•	annual cash incentive opportunity aligned with our 2009 EBITDA;

•

long-term incentive opportunity aligned with our 2009 EBITDA and price appreciation of our common stock over a three year period, paid in cash and restricted stock (Ms. Taylor was not eligible for this opportunity in 2009); and

•	perquisites and other benefit plans and programs that we sponsor.

Determining Executive Compensation

The Committee has primary responsibility for determining the compensation package for the named executive officers with the assistance of the Company’s chief executive officer and the Committee’s independent compensation consultant (the “Consultant”). The Committee does not follow a strict formula in setting each element of compensation and total compensation and does not have an established formula for allocating executive compensation between cash and equity or short-term and long-term compensation. Instead, the Committee has followed market practices relative to each component of compensation while remaining consistent with our executive compensation philosophy and objectives, including the use of performance goals such as EBITDA, which aligns payouts to a goal that is subject to a formal calculation. Prior to 2009, the Committee utilized information that the Consultant provided from various survey groups in determining the appropriate level and form of compensation. Generally, the Committee has aimed to provide base salaries, target annual incentive and long-term incentive opportunities and total compensation for the named executive officers that are near the market median of the applicable survey group for similar positions, with the opportunity for the named executive officers to receive annual incentive and long-term incentive compensation in excess of (or less than) target if we exceed (or fail to achieve) our target performance goals. The Committee also has considered experience, tenure in position, scope of an executive’s responsibilities, performance and any other factors that could be relevant at the time when setting salaries and target annual incentive and long-term incentive opportunity levels.

Due to the economic environment facing the Company in 2009, the Committee did not follow historical practices in determining the 2009 compensation package for the named executive officers. Instead, it decided to maintain base salaries (which were then subject to reductions as discussed elsewhere in this Compensation Discussion and Analysis) and annual and long-term incentive target percentages at 2008 levels and to maintain the 2008 percentage split between base salary and incentive compensation. The Committee then designed incentive compensation to align the named executive officers’ compensation with the goals of our comprehensive recovery plan. As a result, in 2009 the Committee did not utilize benchmarking or third-party compensation surveys in the same manner as it had in prior years. See Survey Group below for a discussion of the Committee’s use of surveys in 2009.

The Committee expects to work with the Consultant in 2010 to reevaluate our compensation practices in light of the significant changes that have occurred in our business over the last several years, including comparing such practices to a survey group that is more reflective of our size and the current labor market.

Chief Executive Officer Compensation

In January 2006, the Committee and the full Board (other than Mr. Zollars) determined it was beneficial for us to enter into an employment agreement with Mr. Zollars and established his base salary and annual incentive and long-term incentive opportunities (as set forth in his employment agreement) using a similar method as was used for the other named executive officers, which was targeting each element of compensation and total compensation near the market median of an applicable survey group. See Executive Agreement—William D. Zollars Employment Agreement for a discussion of the terms of Mr. Zollars’ employment agreement. Mr. Zollars’ January 2006 employment agreement requires the Board to annually review his base salary to determine whether it should be increased. Other than special equity opportunities (which have previously been provided) and the supplemental retirement benefits contained in Mr. Zollars’ employment agreement, the compensation policies for Mr. Zollars are essentially the same as for our other named executive officers. The variation between Mr. Zollars’ and the other named executive officers’ compensation reflects the scope and increased level of responsibility of the chief executive officer position compared with our other named executive officers.

In addition, supplemental retirement benefits were provided to Mr. Zollars as part of his new hire package in 1996 and were critical to attract him as a mid-career top executive. These benefits were continued in his 2006 employment agreement and are calculated by reference to the Yellow Corporation Pension Plan (the “Yellow Pension Plan”). When we froze future benefit accruals under the Yellow Pension Plan in July 2008, the future benefit accruals under Mr. Zollars’ employment agreement were also frozen.

Mr. Zollars provided a written self-evaluation of his performance for 2008 and met with the Committee to discuss the evaluation. After this discussion, the Committee met without Mr. Zollars to discuss his compensation and then provided a recommendation to the Board. Mr. Zollars, who is presently a member of the Board, recused himself from the Board’s deliberations on his compensation, which were held in executive session without him, and abstained from voting on any element of his compensation. The Board, taking into account the recommendation of the Committee, made a final determination as to Mr. Zollars’ 2009 compensation, which was to maintain his base salary and annual and long-term incentive target percentages at 2008 levels. Mr. Zollars then agreed to reductions in his base salary during 2009 in connection with the implementation of wage reductions for substantially all our non-union employees.

Compensation for Named Executive Officers (other than the Chief Executive Officer)

Each year, the chief executive officer sets performance goals for the other named executive officers. The chief executive officer reviews the performance of each named executive officer (excluding himself) with the Committee and makes recommendations as to the compensation for each executive. Taking into account the chief executive officer’s performance review of the named executive officers, the Committee approves the compensation for each named executive officer other than the chief executive officer. Prior to 2009, the Committee would compare the chief executive officer’s compensation recommendations against market data from an applicable survey group provided by the Consultant. Due to the Committee’s decision to maintain base salaries and annual and long-term target percentages for the named executive officers at 2008 levels, the Committee did not utilize market data in this manner for 2009. See Survey Group below for a discussion of the Committee’s use of surveys in 2009.

Consultant

The Committee’s Consultant provides guidance and advice to the Committee regarding executive officer compensation trends, reviews compensation plan design and suggests alternative ways to deliver compensation to align the executive’s compensation with Company goals. Frederic W. Cook & Co. has been the Committee’s independent consultant since July 2007.

Survey Group

As discussed above, in 2009, the Committee did not undertake an overall evaluation of the named executive officers compensation in light of a comparable survey group. Instead, the Committee requested information from the Consultant in connection with the evaluation of certain of the named executive officers’ compensation. See Summary of Compensation Components-Base Salary, Summary of Compensation Components-Annual Incentive Bonus Program and Summary of Compensation Components-2009 Long-Term Incentive Plan. The Committee requested this information to understand the current labor market environment and to recognize the changes the Company has experienced over the last two years. In evaluating compensation, the Consultant provided guidance and advice to the Committee using data derived from the Towers Perrin Compensation Data Bank (CDB) Executive Database (the “Database”). The Database includes more than 500 companies and presents the compensation levels and practices of companies across a broad section of industries, including aerospace/defense and automotive and transportation, chemicals, computer hardware, software and services, consumer products (excluding food and beverage), electronics and scientific equipment, food and beverages, metals and mining, oil and gas, pharmaceutical, retail and telecommunications. A list of the companies contained in the Database is included in this Proxy Statement as Appendix I.

Summary of Compensation Components

Base Salary

Prior to 2009, base salary for each of the named executive officers was determined based on a number of factors including: the salary level for similar positions in applicable survey groups, the named executive officer’s experience, tenure in position, level of responsibility and performance, and internal pay equity among our executive officers. The performance of each named executive officer was also evaluated by reference to individual goals that the named executive officer, together with the chief executive officer (and in the case of the chief executive officer, together with the Board), established each year, including:

•	developing and executing our strategies;

•	developing personnel within the executive’s control or management; and

•	participating in and contributing to programs that positively impact our operations and growth.

The Committee departed from past practices and elected to not increase base salaries for any of the named executive officers at the beginning of 2009 in light of the economic environment facing the Company. In January 2009 in connection with a 10% reduction in wages and the elimination of certain cost of living adjustments for union employees, we temporarily reduced the salaries of substantially all non-union employees, including the named executive officers, by 10% through June 30, 2009, at which time the reduction was scheduled to be adjusted to 5% through the end of 2009. This temporary reduction in salary, however, was made permanent in

July 2009 in connection with the union employees’ approval of a further modification of their labor agreements providing for an additional 5% incremental wage reduction and an 18-month cessation of union pension fund contributions.

As part of the Company’s efforts to reduce costs and improve liquidity, the Company instituted an additional reduction of approximately 5% in the salaries of substantially all non-union employees of the Company, including the named executive officers, in October 2009, and an additional reduction of approximately 18% in the salaries of substantially all non-union employees of the Company, including the named executive officers, for the period from December 15, 2009 through January 15, 2010. While base salary reductions implemented in the fourth quarter of 2009 terminated on January 15, 2010, the 10% reduction is permanent. As a result, the base salary for substantially all non-union employees at the beginning of 2010, including the named executive officers, is generally 10% lower than in 2008. These salary reductions are on top of prior reductions in 2008 of pension and 401(k) plan benefits and an increase in employee costs for Company provided medical and dental benefits.

In October 2009, Mr. Wicks and Ms. Taylor received base salary adjustments to reflect their increased duties and responsibilities in connection with their promotion to our President and Chief Operating Officer, and Executive Vice President and Chief Financial Officer, respectively, and in November 2009, Mr. Churay received a base salary adjustment to align his salary with the market. In establishing these new base salaries, the Consultant provided guidance and advice to the Committee using data derived from the Database.

Option Grant. On January 2, 2009, Ms. Taylor, who, at the time, was not our principal financial officer, received an option to purchase 1,280 shares of our common stock pursuant to the YRC Worldwide Inc. Non-Union Employee Option Plan. See Grants of Plan-Based Awards. This grant was part of a company-wide grant of options to substantially all non-union employees (other than employees who participate in our long-term incentive plan) in connection with the 10% wage reduction in January 2009.

Annual Incentive Bonus Program

The named executive officers are eligible to receive cash compensation under our Annual Incentive Bonus Program if certain performance objectives are achieved. Like in previous years, the 2009 annual incentive opportunity for each named executive officer is expressed as a percentage of the named executive officer’s actual base salary. As with base salaries, in 2009 the Committee maintained each named executive officer’s target percentage at 2008 levels. Using information provided by the Consultant from the Database, the Committee decided to increase Mr. Wicks’ and Ms. Taylor’s target percentage when they assumed additional duties and responsibilities in October 2009. Actual payouts could be higher or lower depending on the achievement of individual performance goals.

In 2009, EBITDA was a key measure the Company utilized in determining whether it had met its cost reduction and liquidity goals. As a result, the Committee utilized 2009 EBITDA (as defined below) in determining each named executive officer’s annual incentive opportunity. The Board approved our 2009 financial plan goals, including our 2009 EBITDA goals, and the Committee established “threshold,” “target” and “maximum” 2009 EBITDA plan objectives that aligned each named executive officer’s annual incentive opportunity to the financial plan of the Company. The Committee determined the “threshold” based on the minimum amount of 2009 EBITDA that would be necessary to fund the incentive payments.

While the measurement criteria was different in 2009, the Committee believes that the difficulty of achieving the target was as difficult, or more difficult, to achieve than the targets utilized for prior years due to the economic environment affecting the Company. The following table sets forth the 2009 EBITDA goals for the named executive officers and the percentage of target incentive compensation that could have been paid had the goals been achieved. For named executive officers to earn any incentive compensation, the Company had to achieve greater than 100% of its $200 million 2009 EBITDA goal. To receive the full 100% of their respective target incentive compensation, the Company had to achieve $280 million of 2009 EBITDA, or 140% of financial plan goal. In addition, incentive compensation was capped at 125% of target regardless of how well the Company performed.

	THRESHOLD	TARGET	MAXIMUM

Operating Measurement	100% of EBITDA Goal 0% of Target Incentive Compensation	140% of EBITDA Goal 100% of Target Incentive Compensation	150% of EBITDA Goal 125% of Target Incentive Compensation	2009 Actual Performance
YRC Worldwide
2009 EBITDA	$200,000,000	$280,000,000	$300,000,000	$(589,846,000)

For the purpose of the Annual Incentive Bonus Program, “2009 EBITDA” meant Consolidated EBITDA (as defined below) for the 12-month period ending December 31, 2009 (excluding any negative Consolidated EBITDA for the three-month period ending March 31, 2009). “Consolidated EBITDA” was determined by adding the following amounts to the Company’s audited consolidated net income (loss) to the extent they were deducted from the Company’s audited consolidated operating revenues in determining net income (loss):

(a)    consolidated interest expense;

(b)    expense for taxes paid or accrued;

(c)    depreciation;

(d)    amortization;

(e)    extraordinary, non-cash expenses or losses incurred other than in the ordinary course of business;

(f)     non-recurring, non-cash expenses or losses incurred other than in the ordinary course of business;

(g)    non-cash expenses related to stock based compensation or stock appreciation rights; and

(h)    fees and expenses (including legal, accounting and debt issuance costs) incurred in connection with certain waivers of, and amendments to, the Company’s credit agreement and its ABS facility and in connection with a certain sale/lease back transactions.

And then subtracting the following amounts to the extent they were included in the Company’s audited consolidated net income (loss):

(v)    interest income;

(w)   income tax credits and refunds (to the extent not netted from tax expense);

(x)    any cash payments made during such period in respect of items described in items (e), (f) or (g) above subsequent to the fiscal quarter in which the relevant non-cash expenses or losses were incurred;

(y)    any income or gains resulting from the early retirement, redemption, defeasance, repayment or similar actions in respect of indebtedness; and

(z)    extraordinary, unusual or non-recurring income or gains realized other than in the ordinary course of business.

All additions and deductions were calculated in accordance with generally accepted accounting principles on a consolidated basis.

Actual achievement of objectives between threshold and target and between target and maximum provide the named executive officers with the opportunity for payouts that are proportionately between the percentages of target incentive bonus for each of those objectives.

In determining annual incentive payouts for a year, the Committee may reduce payouts if our performance is below our goals, if the Committee determines that it is in the best interest of our stockholders taking into consideration the cyclical nature of our industry and the impact of general economic conditions on our operations in that year or based upon an assessment of the named executive officer’s performance versus individual objectives. The Committee generally approves annual incentive compensation payments during the first quarter of the year following the performance year.

For 2009, the performance objectives used to determine annual incentive compensation eligibility were weighted 75% based on 2009 EBITDA and 25% based on the individual performance of the named executive officers. Because we did not achieve our 2009 EBITDA plan goals, the named executive officers did not receive annual incentive compensation for 2009. Therefore, individual performance reviews were not a factor in determining annual incentive compensation payments for 2009.

2009 Long-Term Incentive Plan

Our 2009 long-term incentive plan (“2009 LTIP”) provides our named executive officers (other than Ms. Taylor) with an opportunity to receive cash and have restricted stock vest if certain performance objectives are achieved. Ms. Taylor was not eligible to participate in our 2009 LTIP because she did not become our Executive Vice President and Chief Financial Officer until October 2009. She will, however, be eligible for a long-term incentive opportunity in 2010. In March 2009, the Committee approved a redesign of our long-term incentive plan to align our named executive officer’s compensation with our liquidity goals during the difficult economic environment facing our company and with the price appreciation of our common stock, in each case for the benefit of our stockholders. In connection with the approval of our 2009 LTIP, our prior long-term incentive plan and potential award opportunities under that plan with respect to incomplete performance periods, including the 2007-2009 and 2008-2010 performance periods were cancelled and terminated.

Like in previous years, the 2009 long-term incentive opportunity is expressed as a percentage of the named executive officer’s base salary. The Committee based each named executive officer’s long-term incentive opportunities on the executive’s expected 2009 base salary, which at the beginning of 2009 was anticipated to be 7.5% lower on an annual basis (reflecting an anticipated 10% reduction in base salary from January through June 2009 and an anticipated 5% reduction in base salary from July through December 2009). As with base salaries, in 2009, the Committee maintained each named executive officer’s target percentage at 2008 levels. Using information provided by the Consultant from the Database, the Committee decided to increase Mr. Wicks’ target percentage for 2010, when he assumed additional duties and responsibilities in October 2009.

Under the 2009 LTIP, (i) 20% of our named executive officers’ 2009 incentive opportunity was based on the achievement of a 2009 EBITDA target (payable one-half in cash and one-half in restricted stock) and (ii) 80% of the 2009 incentive opportunity was based on the price appreciation of our common stock (all of which was payable in restricted stock). For the purpose of the 2009 LTIP, “2009 EBITDA” has the same meaning as under our Annual Incentive Bonus Program. See Annual Incentive Bonus Program above.

Under the 2009 LTIP, our named executive officers received a restricted stock grant on March 30, 2009. The restricted stock was issued pursuant to our Equity Plan. If our 2009 EBITDA was equal to or greater than $200 million, 11% of the shares of restricted stock would have vested on the third anniversary of the date of grant. Because we did not meet that EBITDA target, these shares did not vest and were forfeited.

Also, under the 2009 LTIP, if the highest Average Share Price (as defined below) of our common stock at any time prior to the third anniversary of the date of grant is:

•	equal to $5.00 per share, 22% of the shares of restricted stock will vest; or

•	greater than or equal to $15.00 per share, 89% of the shares of restricted stock will vest.

If the highest Average Share Price is greater than $5.00 but less than $15.00 per share prior to the third anniversary of the date of grant, we will interpolate the additional number of shares to vest by using the highest Average Share Price to determine how many shares of restricted stock vest within the range of 22% to 89% of those shares. Average Share Price means the average closing price per share of the our common stock for any consecutive 20 trading days on the NASDAQ Stock Market during the period from the date of grant until the third anniversary of the date of grant. The number of shares of restricted stock granted under the 2009 LTIP will be decreased and the Average Share Price targets will be increased if our Board effects the Reverse Stock Split.

Any shares of restricted stock that do not vest by the third anniversary of the date of grant will be forfeited.

Finally under the 2009 LTIP, our named executive officers were granted an opportunity to receive a cash award on March 30, 2010 based on our 2009 EBITDA. If our 2009 EBITDA was:

•	less than or equal to $200 million, the named executive officer would not receive a cash award;

•	greater than or equal to $280 million, the named executive officer would receive 100% of the target cash award.

If 2009 EBITDA was greater than $200 million but less than $280 million, we would have interpolated the amount of the cash award to paid the named executive officer. Because our 2009 EBITDA was less than $200 million our named executive officers did not receive any cash payment under the 2009 LTIP.

Prior Long-Term Incentive Plan

Our prior long-term incentive plan provided participants with the opportunity to receive cash (one-third of award opportunity) and restricted share unit (two-thirds of award opportunity) based on our performance over a three-year performance period. Based solely on application of the plan formula to our performance over the 2006-2008 performance period, the participating named executive officers were eligible to receive up to 21.75% of the target awards under the prior long-term incentive plan. All of the named executive officers other than Mr. Wicks and Ms. Taylor were eligible to receive awards for the 2006-2008 performance period.

The Committee had the discretion to reduce awards under our prior long-term incentive plan prior to the date of grant in consideration of a number of factors such as achievement of individual performance goals. The Committee’s historical practice was to approve awards in the first quarter of the year following completion of a three-year performance period. However, the Committee decided during the first quarter of 2009 to delay approving any awards for the 2006-2008 performance period until later in the year. Restricted share units granted under our prior long-term incentive plan were issued pursuant to our Equity Plan.

On November 9, 2009, we launched a debt-for-equity exchange offer that settled on December 31, 2009. In connection with the exchange offer, and to free up additional shares of common stock that could be issued to tendering bond holders in the exchange, the Board unreserved the remaining shares available for issuance under our Equity Plan. In November 2009, the Committee determined to pay participants 21.75% of target awards for the 2006-2008 performance period. Because there were no shares available for issuance under the Equity Plan to grant restricted share units, the Committee determined that the entire amount of the award, including the portion originally designated to be paid in restricted share units, would be payable in cash in January 2010.

Non-Competition, Non-Solicitation, Non-Disparagement and Confidentiality Agreements

During 2008, 2009 and early 2010, we entered into certain non-competition, non-solicitation, non-disparagement and confidentiality agreements (“non-competition agreements”) with our named executive officers (other than Mr. Zollars). In general, each provides for payments to our named executive officers in exchange for certain non-competition, non-solicitation, non-disparagement and confidentiality agreements. The Committee decided that these non-competition agreements were important to help ensure the retention of key executives who were crucial to the implementation of our comprehensive recovery plan and to protect the Company from competition if they did terminate their employment with us. A summary of these non-competition agreements is set forth below.

Timothy A. Wicks Agreement. The Company entered into a non-competition agreement with Timothy A. Wicks, its President and Chief Operating Officer, in January 2010 (the “Wicks Agreement”). Pursuant to the Wicks Agreement, Mr. Wicks agreed to a one year non-competition and non-solicitation period following any termination of his employment and agreed to certain confidentiality and non-disparagement provisions. In exchange for these agreements and to incent Mr. Wicks to remain employed with the Company, the Company paid Mr. Wicks $400,000 on January 6, 2010. In addition, the Company agreed to pay Mr. Wicks $200,000 on April 1, 2010 if Mr. Wicks is still employed by the Company on that date and the Company achieves certain specified operational and selling, general and administrative operating expense run rate improvements on an annual basis during the measurement period beginning on September 1, 2009 and ending on March 31, 2010, and $200,000 on July 1, 2010 if Mr. Wicks is still employed by the Company on that date and the Company has increased its sales and marketing productivity by a specified percentage during the measurement period beginning on November 1, 2009 and ending on June 30, 2010. In determining if the above objectives are met, the Company will calculate the measures consistent with past practice, and the Committee (or the full Board) will interpret, review and approve whether the objectives have been achieved.

Michael J. Smid Agreement. The Company entered into a non-competition agreement with Michael J. Smid in June 2009 (the “Smid Agreement”). Pursuant to the Smid Agreement, Mr. Smid agreed to a six-month non-competition and non-solicitation period following any termination of his employment and agreed to certain confidentiality and non-disparagement provisions. In exchange for these agreements and to incent Mr. Smid to remain employed with the Company, the Company agreed that if Mr. Smid remains employed through April 7, 2011 or is terminated without Cause (as defined in the Smid Agreement) prior to April 7, 2011, he will be entitled to 60% of his accrued benefit under the Company’s Supplemental Executive Pension Plan (the “SEPP”) instead of 42%, and if Mr. Smid remains employed through April 7, 2012 or is terminated without Cause on or after April 7, 2011 but prior to April 7, 2013, he will be entitled to 80% of his accrued benefit under the SEPP, instead of 46%. Further, if Mr. Smid dies or becomes disabled while employed prior to April 7, 2013, he will be entitled to 100% of his accrued benefit under the SEPP. If Mr. Smid remains employed through April 7, 2013, the Smid Agreement does not modify the SEPP benefits to which he is currently entitled to receive. Mr. Smid will not receive the benefits under the Smid Agreement if he is terminated for Cause or if he breaches the Smid Agreement.

Sheila K. Taylor and Daniel J. Churay Agreements. The Company entered into a non-competition agreement with each of Sheila K. Taylor and Daniel J. Churay in November 2009 (the “Agreements”). Pursuant to the Agreements, each executive officer agreed to a three month non-competition and non-solicitation period following any termination of employment and agreed to certain confidentiality and non-disparagement provisions. In exchange for these agreements and to incent the officer to remain employed with the Company, the Company agreed to pay each officer an amount equal to one-third of the officer’s base salary (as of the date of the Agreement) on January 2, 2010, if the officer was employed on that date. This payment was made to each officer. If the officer resigns or is terminated with Cause (as defined in the applicable Agreement) before March 31, 2010, the officer is required to return the January 2, 2010 payment.

On each of April 1, 2010 and July 1, 2010, the non-competition and non-solicitation period will be extended to six and nine months, respectively, unless the Board or the officer cancels the extension prior to April 1, 2010 or July 1, 2010, as the case may be. If the officer is still employed and the extension is effected on those dates, the Company will pay the officer an amount equal to one-third of the officer’s base salary (as of the date of the Agreement) on each of April 1, 2010 and July 1, 2010. If the officer resigns or is terminated with Cause, before June 30, 2010, the officer is required to return the April 1, 2010 payment, and if the officer resigns or is terminated with Cause before September 30, 2010, the officer is required to return the July 1, 2010 payment. If the officer is terminated without Cause or by reason of the officer’s death or permanent and total disability before the July 1, 2010 payment is made, the Company will pay to the officer or the officer’s estate all unpaid amounts on the date that is six months following the officer’s termination by the Company. If the officer has breached the Agreement, the Company will not make and will withhold the remaining payments as damages for any such breach.

In December 2008, the Company had entered into a non-competition and retention agreement with Ms. Taylor. As a result, her Agreement additionally provides that if she has not received aggregate payments of at least $159,024 on or before July 1, 2010, she will receive a payment, equal to the difference between $159,024 and the amounts paid to her on or before July 1, 2010 so long as she remains employed with the Company on July 1, 2010. If she is terminated without Cause or by reason of her death or permanent and total disability before the July 1, 2010 payment is made, the Company will pay to her or her estate any unpaid amounts on the date that is six months following her termination by the Company. If she has breached the Agreement, the Company will not make and will withhold the remaining payments as damages for any such breach. If her employment with the Company ends as a result of her resignation or her termination with Cause before July 1, 2010, the Company will not be required to pay to her any additional amount.

Phil J. Gaines Agreement. The Company entered into a non-competition agreement with Phil J. Gaines in December 2008, which was subsequently amended (the “Gaines Agreement”). Pursuant to the Gaines Agreement, Mr. Gaines agreed to a six-month non-competition and non-solicitation period following any termination of his employment and agreed to certain confidentiality and non-disparagement provisions. In exchange for these agreements and to incent Mr. Gaines to remain employed with the Company, the Company agreed to pay Mr. Gaines an amount equal to one times Mr. Gaines’s base salary (as of the date of the Gaines Agreement) in equal installments in each of January 2010, April 2010 and July 2010 if he is still employed on those dates. Mr. Gaines received the payment due in January 2010. If Mr. Gaines resigns prior to July 1, 2010, Mr. Gaines is required to return all payments he received under the Gaines Agreement, and the Company will not be required to pay to Mr. Gaines any remaining payments under the Gaines Agreement. If the Company terminates Mr. Gaines’s employment without Cause prior to July 1, 2010, the Company will pay to Mr. Gaines any unpaid portion of the remaining payments due six months following Mr. Gaines’s termination by the Company. If Mr. Gaines has breached the Gaines Agreement, the Company will not make and will withhold the remaining payments as damages for such breach.

Perquisite Program

The named executive officers participate in our executive perquisite program. In 2009, perquisite levels were reduced by approximately 10% from 2008 levels, reflecting the 10% permanent reduction in the named executive officers’ base salaries. Under this program, in 2009 Mr. Zollars received $135,000; the other named executive officers (other than Ms. Taylor) received approximately $22,500; and Ms. Taylor received approximately $9,500. There is no requirement that a named executive officer spend the perquisite payments on any particular item. Mr. Zollars’ perquisites included personal use (up to his $135,000 perquisite level) of two aircraft in which the Company owned a very small fractional interest. In 2009, the Company terminated these interests. Perquisites are limited to cash payments. Perquisite payments are subject to local, state and federal income taxation and withholding and are differentiated from base salary because perquisites are not included in compensation when determining annual or long-term incentive payouts. Perquisite payments are included in the “All Other Compensation” column of the Summary Compensation Table.

Benefit Plans

The named executive officers are eligible to participate in our health and welfare plans, including those that provide medical, dental, life insurance and accidental death and dismemberment benefits, generally on the same basis as our other employees, but our named executive officers pay a higher amount for these benefits as the employee portion of the cost for these plans increases as an employee’s salary increases. In 2009, the employee portion of the cost under these plans increased from 2008.

The named executive officers participate in our defined contribution 401(k) plan, which is a tax-qualified retirement savings plan. The Code, limits the contributions the named executive officers can make to the 401(k) plan. In January 2009, in connection with a 10% reduction in wages for our union employees, we suspended through June 30, 2009, Company-matching contributions under the 401(k) plan for our employees, including our named executive officers. In July 2009, in connection with a further modification of our labor agreements with our union employees providing for an additional 5% wage reduction and an 18-month cessation of union pension fund contributions, we suspended indefinitely all Company-matching contributions under the 401(k) plan for our employees.

We sponsor two qualified pension plans for employees of the Company and certain participating subsidiaries that commenced employment prior to January 1, 2004. We froze benefit accruals on and after July 1, 2008 under these plans. Messrs. Zollars, Smid, Churay and Gaines and Ms. Taylor participated in the Yellow Pension Plan. See Pension Benefits for a discussion of this qualified pension plan.

Because the Code limits our named executive officers’ benefit payments from qualified defined benefit plans and contributions to qualified defined contribution plans, we have adopted nonqualified deferred compensation plans, including a supplemental pension plan to restore benefits that these limitations would otherwise take away. We may or may not fund our obligations under these plans in advance of an executive’s retirement, and the executive is considered an unsecured, general creditor of the Company with respect to our obligations to make payments under these plans. Messrs. Smid, Churay and Gaines participate in our supplemental pension plan. Mr. Zollars does not participate in the supplemental pension plan. Instead, he will receive supplemental retirement benefits pursuant to the terms of his employment agreement with us. See Pension Benefits for a discussion of this supplemental pension plan and Mr. Zollar’s employment agreement. In July 2008, the Company froze all employees’ benefit accruals under the Company’s qualified and non-qualified defined benefit plans and Mr. Zollars’ benefit accruals under his employment agreement.

Severance and Other Termination-of-Employment Benefits

We have entered into executive severance agreements with our named executive officers that provide for payment if an executive is terminated without cause or resigns for good reason within two years after a change of control transaction. We also maintain an executive severance policy that provides for payment if an executive is terminated without cause or as a result of the elimination of the executive’s position, a restructuring of the Company or a reduction in work force or if the executive resigns for good reason. To receive payment under this policy, the executive must execute a release of the Company from liabilities and obligations and agree to certain confidentiality, non-competition and non-solicitation provisions. This severance policy does not cover Mr. Zollars, as he is entitled to severance benefits pursuant to the terms of his employment agreement. The severance policy also does not apply if the named executive officer is otherwise entitled to severance payments, including under an executive severance agreement. The Company’s severance arrangements for our named executive officers are described in Potential Payments upon Termination or Change of Control.

We have implemented change of control arrangements and a severance policy to attract and retain executive officers that we believe will bring the greatest value to our stockholders. The Committee believes these arrangements are crucial to incent named executive officers to remain employed with us during periods of uncertainty, including the one currently facing us, and to obtain the highest value for us when considering any potential change of control transaction. The benefits that may be received under the executive severance arrangements were based on data received from the Consultant in 2008, were consistent with market practices in 2008, and do not affect other elements of compensation for the named executive officers.

Equity Ownership Guidelines

In 2004, the Committee established equity ownership guidelines for our executive officers who actively participate in our long-term incentive plan (or any successor to that plan). These guidelines establish equity ownership targets based on an executive’s base salary and salary grade level. The target levels of ownership for each executive are phased in over a six-year period beginning with the executive’s first year of participation in our long-term incentive plan. If an executive does not achieve the desired target level of equity ownership by the end of the six-year period or does not achieve specified interim target levels, the Committee may award restricted share units in lieu of cash that the executive is entitled to receive under our long-term incentive plan or the Annual Incentive Bonus Program as necessary to bring the executive into or move the executive towards the target levels.

The equity ownership guidelines provide for a target number of shares measured at December 31 of each year of participation in our long-term incentive plan based upon the higher of the (i) average closing market price of a share of our common stock for all trading days during the fourth quarter of the calculation year and (ii) closing market price on the last day in the fourth quarter of the calculation year and as determined under the equity ownership guidelines. The equity ownership guidelines also include provisions prohibiting our executives from entering into transactions involving derivatives where the underlying equity is our common stock used to satisfy the ownership guidelines, or from pledging any of those shares.

The target equity ownership for each of the named executive officers that is currently employed by us is as follows: Mr. Zollars—5x base salary; Mr. Wicks—4x base salary; Mr. Smid—4x base salary; Mr. Churay—3x base salary; and Mr. Gaines—2x base salary. Because Ms. Taylor did not participate in the 2009 LTIP, the ownership guidelines are not yet applicable to her. Due to the severe economic recession, the Company’s operating results, and the issuance of almost one billion shares of common stock in connection with our debt-for-equity exchange offer completed in December 2009, the price per share of our common stock has been dramatically lower than when the equity ownership guidelines were established. Therefore, as of December 31, 2009, the named executive officers subject to the ownership guidelines did not satisfy the interim equity ownership guidelines. The Committee exercised its discretion to temporarily suspend the equity ownership guidelines. The Committee is committed to the continued alignment of our executive compensation practices and our stockholders interests and will review the equity ownership guidelines in 2010.

Executive Compensation Recovery Policy

In December 2007, the Committee adopted an executive compensation recovery policy that allows the Committee, in its sole discretion, to recover from our executive officers annual and long-term incentive-based compensation in the event of a restatement of our financial statements as a result of errors, omissions or fraud, regardless of whether the executive officers caused the restatement. The incentive compensation subject to recovery is limited to incentive compensation granted after December 2007 that exceeds the compensation that would otherwise have been granted based on the restated financial results for the restated periods, but only to the extent of unvested or deferred equity award. The Committee will consider the impact of taxes previously paid with respect to the incentive compensation when determining whether and to what extent to recover incentive compensation.

Limitations on Deductibility of Executive Compensation

Section 162(m) of the Code, places a limit of $1 million on the amount of compensation that we may deduct for federal income tax purposes in any year with respect to certain executive officers. Certain performance-based compensation and certain other compensation that our stockholders have approved are not subject to the deduction limit. We have qualified certain compensation paid to executive officers for deductibility under Section 162(m), including compensation expense related to incentive compensation that we grant pursuant to our Equity Plan and compensation that we pay pursuant to our Annual Incentive Bonus Program. We may from time to time pay compensation to our executive officers that may not be deductible for federal income tax purposes.

Effective, January 1, 2006, we adopted the fair value recognition provisions of FASB ASC Topic 718, Stock Compensation, to account for equity awards. A discussion of FASB ASC Topic 718 is contained in the Notes to Consolidated Financial Statements, Principles of Consolidation and Summary of Accounting Policies—Stock Based Compensation.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board has reviewed and discussed with management the Compensation Discussion and Analysis, and based on such review and discussion, the Compensation Committee recommended to the Board of the Company that the Compensation Discussion and Analysis be included in this Proxy Statement.

Dennis E. Foster

Michael T. Byrnes*

Cassandra C. Carr*

Phillip J. Meek*

*	These individuals were members of the Compensation Committee at the time the Compensation Discussion and Analysis was recommended to the Board of the Company for inclusion in this Proxy Statement, but are no longer members of the Board of the Company.

COMPENSATION RISK ASSESSMENT

The Committee and management, along with assistance from the Consultant with respect to executive management plans, have reviewed our compensation policies and practices, including incentive programs, to ensure they do not encourage excessive risk taking. Based on this review, we believe that our compensation policies and practices are not reasonably likely to have a material adverse effect on us.

EXECUTIVE COMPENSATION

As required by applicable SEC rules, the disclosure provided by this section and subsequent sections dealing with executive compensation is presented for the period ended December 31, 2009, and where applicable for prior fiscal years. This disclosure is consistent with the disclosure made under the same headings in the Company’s Form 10-K/A filed with the SEC on March 25, 2010 and the Company’s Schedule 14F-1 filed with the SEC on April 30, 2010.

The table below sets forth compensation in the fiscal years ended December  31, 2007, 2008 and 2009 for our named executive officers.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)(1)		Bonus ($)		Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)
William D. Zollars	2009	928,104		0		843,767	0	0	566,000	135,000	2,472,871
Chairman of the Board and Chief Executive Officer								0

								0
	2008	1,040,000		0		1,227,520	247,125	0	1,023,000	171,895	4,388,140
								678,600

								678,600
	2007	1,040,000		0		1,856,407	0	0	1,475,000	191,889	5,195,096
								631,800

								631,800

Timothy A. Wicks	2009	396,695		0		189,307	0	0	—	293,872	879,874
President and Chief Operating Officer								0

								0
	2008	87,949		100,000	(7)	300,000	0	0	—	57,943	545,892

Sheila K. Taylor	2009	193,193		0		0	2,637	0	5,000	9,523	210,353
Executive Vice President and Chief Financial Officer

Michael J. Smid	2009	530,477		0		283,963	0	0	178,000	28,450	1,020,890
Chief Operations Officer and President of YRC Inc.								0

								0
	2008	605,885	(8)	0		330,485	71,172	0	124,000	419,572	1,769,048
								217,935

								217,935
	2007	522,792		0		369,415	0	0	210,000	52,676	1,315,798
								160,915

								160,915

Daniel J. Churay	2009	349,924		0		124,943	0	0	17,000	22,708	514,575
Executive Vice President, General Counsel and Secretary								0

								0
	2008	369,018		0		172,050	33,609	0	19,000	31,900	721,891
								96,314

								96,314
	2007	344,750		0		246,890	0	0	11,000	37,584	723,998
								83,774

								83,774

Phil J. Gaines	2009	295,235		0		99,521	0	0	60,000	22,708	477,464
Senior Vice President—Finance and Chief Accounting Officer								0

								0

(1)	See Compensation Discussion and Analysis—Summary of Compensation Components—Base Salary for a discussion of base salary reductions affecting all named executive officers during 2009 and adjustments to the base salaries of Mr. Wicks, Ms. Taylor and Mr. Churay during 2009.

(2)	See Compensation Discussion and Analysis—Summary of Compensation Components—2009 Long-Term Incentive Plan and Grants of Plan-Based Awards table for additional information regarding awards in 2009.

For 2009, amounts represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 of the restricted stock granted to our named executive officers (other than Ms. Taylor) under our 2009 LTIP. Based on the Monte Carlo simulation model, the grant date fair value of the restricted stock that could vest based on our three-year share price appreciation was $3.65/share. The Monte Carlo simulation model requires the use of highly subjective and complex assumptions, including the price volatility of the underlying stock. We used the closing price of our common stock on the date of grant of $4.26/share as our starting stock price and assumed a dividend yield of zero. We also assumed a constant volatility of 102.6% based on both recent spot-implied volatility and a three-year historical volatility and a risk-free rate of return of 1.2% based on the three-year U.S. constant maturity treasury rates as of the grant date on a continuous compounding basis. Based on the probability of the awards vesting, the grant date fair value of the restricted stock that could vest based on our 2009 EBITDA was zero.

The value of the restricted stock granted to our named executive officers (other than Ms. Taylor) under our 2009 LTIP at the grant date assuming the highest level of performance conditions would be achieved and a share price of $4.26, which was the closing price of the Company’s common stock on the grant date, was as follows: Mr. Zollars, $1,106,492; Mr. Wicks, $248,252; Mr. Smid, $372,379; Mr. Churay, $163,848; and Mr. Gaines, $130,509.

For 2008, the amounts represent the aggregate grant date fair value of restricted share units granted to Messrs. Zollars, Smid and Churay for the 2005-2007 performance period under our previous long-term incentive plan, and a restricted share unit grant to Mr. Wicks upon the commencement of his employment. For 2007, the amounts represent the aggregate grant date fair value of restricted share units granted to Messrs. Zollars, Smid and Churay for the 2004-2006 performance period under our previous long-term incentive plan. For 2008 and 2007, no assumptions were necessary to determine the grant date fair value.

(3)	Amounts represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 of options awarded to Ms. Taylor in 2009 pursuant to the YRC Worldwide Inc. Non-Union Employee Option Plan and to Messrs. Zollars, Smid and Churay in 2008 in connection with a reduction of the 2008 annual incentive opportunity. See Note 9 to Consolidated Financial Statements, Stock Compensation Plans, for a discussion of the assumptions used in calculating the grant date fair value for the 2009 option grant. See Note 8 to Consolidated Financial Statements, Stock Compensation Plans, in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 for a discussion of the assumptions used in calculating the grant date fair value for the 2008 option grants.

(4)	The amounts in the first line represent payments pursuant to our Annual Incentive Bonus Program and the second line, if applicable, represents the cash portion of awards under our applicable long term incentive plan with a total of these awards. In 2008, Mr. Wicks was not eligible to participate in our long-term incentive plan, and in 2009, Ms. Taylor was not eligible to participate in our 2009 LTIP. Accordingly, those amounts represent payments pursuant to our Annual Incentive Bonus Program. See Compensation Discussion and Analysis — Summary of Compensation Components — Prior Long-Term Incentive Plan regarding the determination of the cash award under our prior long-term incentive plan for the 2006-2008 performance period.

(5)	The amounts reported in this column represent the aggregate change in the actuarial present value of the accumulated benefit under all defined benefit and actuarial pension plans. Mr. Wicks is not eligible to participate in our pension plans.

(6)	All other compensation for 2009 includes the following:

Name	Flexible Perquisite Allowance ($)(a)	Relocation Expenses ($)(b)	Total ($)
William D. Zollars	135,000	0	135,000
Timothy A. Wicks	22,708	271,164	293,872
Sheila K. Taylor	9,523	0	9,523
Michael J. Smid	22,708	5,742	28,450
Daniel J. Churay	22,708	0	22,708
Phil J. Gaines	22,708	0	22,708

(a)	The Company provides each named executive officer with cash payments for perquisites, which are more fully described in Compensation Discussion and Analysis.

(b)	For Mr. Wicks, the amount represents a $181,305 reimbursement for loss on sale of his home and a tax gross-up on that amount of $89,858. For Mr. Smid, the amount represents reimbursement for relocation expenses.

(7)	Represents a one-time payment in connection with the commencement of employment with the Company.

(8)	The Company paid Mr. Smid $5,885 representing amounts earned and accrued, but unpaid, for vacation days that Mr. Smid did not take. Pursuant to Company policy, Mr. Smid was required to use this amount to pay his out-of-pocket costs for Company provided benefits.

EXECUTIVE AGREEMENT

The Company has entered into an employment agreement with Mr. Zollars, which is described below.

William D. Zollars Employment Agreement. On January 25, 2006, the Company entered into an Employment Agreement with Mr. Zollars that contains the following terms and conditions:

•

a five-year term commencing January 1, 2006, and ending on December 31, 2010; with automatic extensions for additional one-year periods unless the Company or Mr. Zollars provides specified prior termination notice;

•

a base salary that is reviewed annually, with current base salary equal to $936,000 due to Mr. Zollars’ agreement to participate in the non-union wage reductions described in Compensation Discussion and Analysis;

•	participation in the Company’s Annual Incentive Bonus Program with a current target level of 150% of base salary;

•	participation in the Company’s long-term incentive plan with a target level of 300% of base salary;

•

a grant on January 26, 2006 of 32,330 restricted shares of the Company’s common stock, with full vesting and removal of the restrictions contingent upon the Company having positive net income for the five-year period ending December 31, 2010 and Mr. Zollars not having terminated his employment without “good reason” on or before December 31, 2010;

•

an additional potential grant between January 1, 2009 and March 31, 2009, having a value of up to $1.5 million in shares of the Company’s common stock, with the number of shares granted determined by comparing the Company’s growth in net operating profit after taxes (“NOPAT”) and annual return on committed capital (“ROC”) for 2006, 2007 and 2008 against the NOPAT growth and annual ROC of the companies in the S&P MidCap 400 Index; the performance measures were weighted 30% on NOPAT growth and 70% on ROC; Mr. Zollars did not receive any shares because the threshold target for the three-year period was not met;

•

retention of a fully vested, supplemental retirement benefit, payable as a lump sum rather than in installments during retirement, and the lump sum payment equal to the difference between the net present values of the benefits that Mr. Zollars would have received under the Company’s pension plan if the benefit would have commenced as of his normal retirement date (as defined under the pension plan) and would have been paid in a single life annuity over the longer of his life or his spouse’s life, using his actual years of service (which effective July 1, 2008 was frozen at 11 years) plus 16 years and the benefit Mr. Zollars would have received if the Code did not limit his compensation; and

•

severance benefits in the event of Mr. Zollars’ termination “without cause” or resignation for “good reason” or following a “change of control” (as those terms are defined in the agreement, with “change of control” having the same definition as that in Mr. Zollars’ executive severance agreement described in Potential Payments upon Termination or Change of Control) as follows: a separation payment in the amount of twice (except in the case of a termination of Mr. Zollars’ employment after or in connection with a change of control, in which case the amount shall be three times) Mr. Zollars’ annual rate of compensation, including target annual incentive, at the time of termination or resignation, plus annual incentive earned for the year of termination based on actual achievement of predetermined criteria and paid at the same time annual incentives are paid to similarly situated employees; payment of vested supplemental retirement benefits; immediate vesting of all outstanding stock options and equity-based awards (except for LTIP awards in a non-change of control termination, which will continue to vest); and health and welfare benefit plan continuation for 24 months.

GRANTS OF PLAN-BASED AWARDS

The table below sets forth the following plan-based awards to our named executive officers:

•	annual incentive opportunity for the fiscal year ended December 31, 2009;

•	grant of awards under our previous long-term incentive plan for the 2006-2008 performance period;

•	grant of award under our 2009 LTIP;

•	grant of an option to Ms. Taylor pursuant to the YRC Worldwide Inc. Non-Union Employee Option Plan.

In the table below, “Ann.” means annual and “Opp.” means opportunity.

	Award or Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Possible Payouts Under Equity Incentive Plan Awards			All Other Option Awards: Number of Securities Underlying Options or Units (#)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Equity Award ($)(1)
Name		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
William D. Zollars
2009 Ann. Incentive Opp.(2)		0	1,392,156	1,740,195	—	—	—	—	—	—
2006-08 LTIP Award(3)		260,000	1,040,000	2,080,000	$520,000	$2,080,000	$4,160,000	—	—	—
2009 LTIP Award (EBITDA)(4)	3/30/09	0	288,600	—	—	28,571	—	—	—	0
2009 LTIP Award (share price)(5)	3/30/09	—	—	—	57,792	144,481	231,169	—	—	843,767

Timothy A. Wicks
2009 Ann. Incentive Opp.(2)		0	297,521	371,902	—	—	—	—	—	—
2009 LTIP Award (EBITDA)(4)	3/30/09	0	64,750	—	—	6,410	—	—	—	0
2009 LTIP Award (share price)(5)	3/30/09	—	—	—	12,966	32,416	51,865	—	—	189,307

Sheila K. Taylor
2009 Ann. Incentive Opp.(2)		0	67,618	84,522	—	—	—	—	—	—
Option Grant	1/2/09	—	—	—	—	—	—	1,280	3.34	2,637

Michael J. Smid
2009 Ann. Incentive Opp.(2)		0	397,858	497,322	—	—	—	—	—	—
2006-08 LTIP Award(3)		83,500	334,000	668,000	$167,000	$668,000	$1,336,000	—	—	—
2009 LTIP Award (EBITDA)(4)	3/30/09	0	97,125	—	—	9,615	—	—	—	0
2009 LTIP Award (share price)(5)	3/30/09	—	—	—	19,450	48,624	77,798	—	—	283,963

Daniel J. Churay
2009 Ann. Incentive Opp.(2)		0	192,458	240,573	—	—	—	—	—	—
2006-08 LTIP Award(3)		36,902	147,607	295,214	$73,804	$295,214	$590,428	—	—	—
2009 LTIP Award (EBITDA)(4)	3/30/09	0	42,735	—	—	4,231		—	—	0
2009 LTIP Award (share price)(5)	3/30/09	—	—	—	8,558	21,394	34,231	—	—	124,943

Phil J. Gaines
2009 Ann. Incentive Opp.(2)		0	147,618	184,522	—	—	—	—	—	—
2006-08 LTIP Award(3)		29,214	116,854	233,708	$58,428	$233,708	$467,416	—	—	—
2009 LTIP Award (EBITDA)(4)	3/30/09	0	34,040	—	—	3,370	—	—	—	0
2009 LTIP Award (share price)(5)	3/30/09	—	—	—	6,817	17,041	27,266	—	—	99,521

(1)	Amounts represent the aggregate grant date fair value of the restricted stock award or option grant computed in accordance with FASB ASC Topic 718. See footnotes 2 and 3 to the Summary Compensation Table.

(2)	Amounts represent the range of cash payouts under the Company’s Annual Incentive Bonus Program in 2009. The Company did not pay any annual incentives to the named executive officers based on 2009 performance. See Compensation Discussion and Analysis — Summary of Compensation Components — Annual Incentive Bonus Program.

(3)	Amounts represent the estimated dollar amount of the cash and restricted share unit awards under the Company’s previous long-term incentive plan for the 2006-2008 performance period. The restricted share unit awards are denominated in dollars, but were originally to be paid in restricted share units based on the closing price of the Company’s common stock on the grant date. Actual awards for that period were 21.75% of the target amount and all awards, including those originally to be paid in restricted share units, were paid in cash in January 2010. See footnote 4 to the Summary Compensation Table and Compensation Discussion and Analysis — Summary of Compensation Components — Prior Long-Term Incentive Plan.

(4)	Amounts represent the potential cash award and the number of shares of restricted stock that could vest based on our 2009 EBITDA. The Company’s EBITDA for 2009 was less than the required level; therefore, these cash awards were not made and the shares of restricted stock were forfeited. See Compensation Discussion and Analysis — Summary of Compensation Components — 2009 Long-Term Incentive Plan.

(5)	Amounts represent the range of the number of shares of restricted stock that could vest if certain share price targets are met under the Company’s 2009 LTIP. See Compensation Discussion and Analysis — Summary of Compensation Components — 2009 Long-Term Incentive Plan.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

The following table sets forth the outstanding stock options and stock awards for each of our named executive officers as of December 31, 2009.

	Option Awards				Stock Awards
Name	No. of securities underlying unexercised options (#) exercisable	No. of securities underlying unexercised options (#) unexercisable	Option exercise price ($)	Option expiration date	No. of shares or units of stock that have not vested (#)(1)		Market value of shares or units that have not vested ($)(2)	Equity incentive plan awards: Number of unearned shares or other rights that have not yet vested (#)(3)	Equity Incentive plan awards: Market or payout value of unearned shares, units or other rights that have not yet vested ($)(2)
William D. Zollars
3/30/2009								86,363	72,545
5/15/2008(4)	12,500	25,000	18.82	5/15/2008
2/21/2008					76,768		64,485
3/9/2007					44,348		37,252
7/20/2006					6,688		5,618
2/24/2006					16,461		13,827
1/26/2006					32,330	(5)	27,157
7/14/2005					4,775		4,011
2/25/2005					23,440		19,690
7/14/2004					4,885		4,103
2/27/2004					15,700		13,188

					225,395		189,332	86,363	72,545

Timothy A. Wicks
3/30/2009								19,376	16,276
10/15/2008					75,000	(6)	63,000

					75,000		63,000	19,376	16,276

Sheila K. Taylor
1/2/2009(7)	0	1,280	3.34	1/2/2019
5/15/2008(4)	400	800	18.82	5/15/2018
2/20/2008					952		800
3/9/2007					308		259

					1,260		1,059

Michael J. Smid
3/30/2009								29,065	24,415
5/15/2008(4)	3,600	7,200	18.82	5/15/2018
10/2/2002	35,000	0	16.12	5/19/2010
2/20/2008					19,660		16,514
3/9/2007					8,825		7,413
7/19/2006					1,365		1,147
2/24/2006					3,350		2,814
7/14/2005					859		722
2/25/2005					4,216		3,541
7/14/2004					930		781
2/27/2004					2,989		2,511

					42,194		35,443	29,065	24,415

Daniel J. Churay
3/30/2009								12,789	10,743
5/15/2008(4)	1,700	3,400	18.82	5/15/2018
2/20/2008					10,235		8,597
3/9/2007					5,898		4,954
7/19/2006					983		826
2/24/2006					2,412		2,026
7/14/2005					499		1,432
2/25/2005					2,448		2,056
7/14/2004					681		572
2/27/2004					2,187		1,837

					25,343		21,288	12,789	10,743

	Option Awards				Stock Awards
Name	No. of securities underlying unexercised options (#) exercisable	No. of securities underlying unexercised options (#) unexercisable	Option exercise price ($)	Option expiration date	No. of shares or units of stock that have not vested (#)(1)	Market value of shares or units that have not vested ($)(2)	Equity incentive plan awards: Number of unearned shares or other rights that have not yet vested (#)(3)	Equity Incentive plan awards: Market or payout value of unearned shares, units or other rights that have not yet vested ($)(2)
Phil J. Gaines
3/30/2009							10,187	8,557
5/15/2008(4)	1,033	2,067	18.82	5/15/2018
4/17/2003	2,000	0	26.94	4/17/2013
2/20/2008					7,496	6,297
3/9/2007					3,919	3,292
7/19/2006					668	561
2/24/2006					1,639	1,377
7/14/2005					323	271
2/25/2005					1,586	1,332
7/14/2004					235	197
2/27/2004					755	634

					16,621	13,962	10,187	8,557

(1)	Except as otherwise indicated, all amounts represent unvested restricted share units granted pursuant to the Company’s previous long-term incentive plan. Restricted share units granted in 2008 and 2007 vest on the third anniversary of the grant date. Restricted share units granted prior to 2007 vest as follows – fifty percent on the third anniversary of the grant date and fifty percent on the sixth anniversary of the grant date.

(2)	The calculation of the market value of unvested stock awards is based on the per share closing price of the Company’s common stock of $0.84 on December 31, 2009.

(3)	All amounts represent unvested restricted stock awarded under our 2009 LTIP and for restricted stock that would vest based on our EBITDA assumes that the target performance goal is met and for restricted stock that could vest based on our three-year share price appreciation assumes that the threshold performance goal is met. If the relevant performance goals are met, these restricted shares vest on the third anniversary of the grant date. The EBITDA performance goal was not met for 2009. Therefore, all shares that could vest based on this goal were forfeited in 2010. See Compensation Discussion and Analysis — Summary of Compensation Components — 2009 Long-Term Incentive Plan and Grants of Plan Based Awards table.

(4)	Represent options granted pursuant to the Company’s Equity Plan that vest in one-third increments on January 1, 2009, 2010 and 2011.

(5)	Pursuant to Mr. Zollars’ employment agreement, he received 32,330 restricted shares of the Company’s common stock that will vest during the first quarter 2011 upon satisfaction of certain conditions. See Executive Agreement — William D. Zollars Employment Agreement.

(6)	Represent unvested restricted share units granted to Mr. Wicks upon commencement of his employment pursuant to the Company’s Equity Plan that vest on the third anniversary of the grant date.

(7)	Represent options granted pursuant to the Company’s Non-Union Employee Option Plan that vest in one-fourth increments on January 2, 2010, 2011, 2012 and 2013.

OPTION EXERCISES AND STOCK VESTED

The following table sets forth information with respect to options exercised and stock awards vested for our named executive officers during the fiscal year ended December 31, 2009.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
William D. Zollars	0	0	30,420	83,465
Timothy A. Wicks	0	0	0	0
Sheila K. Taylor	0	0	0	0
Michael J. Smid	0	0	6,131	16,768
Daniel J. Churay	0	0	3,748	11,038
Phil J. Gaines	0	0	2,307	5,758

(1)	Amounts represent the gross number of restricted share units under our previous long-term incentive plan that vested during 2009.

(2)	Amounts represent the value of the vested stock awards based on the closing price of our common stock on the vesting date or the next business day if the vesting date was not a business day.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information as of December 31, 2009, with respect to our compensation plans under which equity securities are authorized for issuance. If the Reverse Stock Split is effected prior to the date of the Annual Meeting, the number of shares of common stock to be issued upon the exercise of outstanding awards and the number of shares of common stock available for future issuance under equity compensation plans described in the table below will be reduced in proportion to the Reverse Stock Split Ratio and the weighted average exercise price of outstanding awards will be increased in proportion to the Reverse Stock Split ratio. See Questions and Answers — If the Company were to effect a reverse stock split, what effect would it have on the matters presented in this Proxy Statement?

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights		(b) Weighted-average exercise price of outstanding options, warrants and rights		(c) Number of securities remaining available for future issuance under equity compensation plans excluding securities reflected in column(a)
Equity compensation plans approved by security holders	17,497,645	(1)	$4.73	(2)	2,141,205	(3)
Equity compensation plans not approved by security holders	0		0		0

Total	17,497,645		$4.73		2,141,205

(1)	Includes 15,712,645 shares issuable upon the exercise of stock options and 1,785,000 shares issuable upon vesting of restricted share units.

(2)	Amount does not take into account shares issuable upon vesting of restricted share units, which have no exercise price.

(3)	Represents 1,779,978 shares available for issuance under our Equity Plan and 361,227 options available for issuance under our Union Employee Option Plan. In January 2010, all of the options available for issuance under our Union Employee Option Plan were issued in accordance with the terms of that plan.

PENSION BENEFITS

The following table sets forth information regarding pension benefits for our named executive officers with respect to the fiscal year ended December 31, 2009:

Name	Plan Name	No. of Years Credited Service (#) (1)		Present Value of Accumulated Benefit ($)(2)	Payments During Last Fiscal Year ($)
William D. Zollars	Yellow Pension Contractual Supplemental Retirement	11 27	(3)	277,000 9,108,000	0 0
Sheila K. Taylor	Yellow Pension	5		35,000	0
Michael J. Smid	Yellow Pension Supplemental Pension	22 22		626,000 1,125,000	0 0
Daniel J. Churay	Yellow Pension Supplemental Pension	5 5		67,000 61,000	0 0
Phil J. Gaines	Yellow Pension Supplemental Pension	17 17		323,000 163,000	0 0

(1)	Effective July 1, 2008, benefit accruals under all plans and agreements were frozen.

(2)	In calculating the present value of the accumulated pension benefit, the following assumptions were used:

a)	a FASB ASC Topic 715 discount rate of 6.15%,

b)	an expected retirement age of 65 was used for Mr. Zollars which is the normal retirement age in the Yellow Pension Plan, and an expected retirement age of 57, 58, 63 and 56 for Ms. Taylor, Mr. Smid, Mr. Churay and Mr. Gaines, respectively, was used because those are the earliest ages at which each may retire under the applicable plan without benefit reduction,

c)	the RP-2000 was used as the post-retirement mortality table and no table was used for pre-retirement mortality, and

d)	a discount percentage of 6.15% was used to calculate the lump sum distribution, except for Mr. Zollars for whom the Moody’s corporate bond rate of 5.49% was used pursuant to the terms of his contractual arrangement.

(3)	Under a separate contractual supplemental retirement agreement described in the narrative below, Mr. Zollars is credited with an additional 16 years of credited service. The value of the enhanced benefit is proportional to the additional years of service.

Yellow Pension Plan

The Company’s and certain of its subsidiaries’ officers participate in the Yellow Pension Plan, a noncontributory, defined benefit pension plan. This plan covers all regular full-time and regular part-time office, clerical, sales, supervisory and executive personnel of the Company and certain participating subsidiaries (excluding directors who are not salaried employees) who are at least age 21, are employed in the United States, who are not otherwise covered by a pension plan under a collective bargaining agreement and who commenced employment with the Company or one of the participating subsidiaries prior to January 1, 2004. The Yellow Pension Plan benefits are calculated based solely on salaries and cash annual incentive compensation. Benefit accruals under the Yellow Pension Plan were frozen on and after July 1, 2008. Compensation reported in the Summary Compensation Table includes amounts that are not covered compensation under the Yellow Pension Plan. Participants are vested after five years of service.

A participant retiring at age 65 will receive an annual pension benefit (single life basis) amounting to 1 2/3% of his or her final average annual compensation paid in the five highest consecutive years of the participant’s last ten consecutive years of participation, multiplied by his or her total years of participation, the product of which is reduced by 50% of the amount of his or her primary social security entitlement at retirement (prorated if participation is less than 30 years). The pension of the highest-paid executive officers will probably be reduced from the above formula because of limitations under the Employment Retirement Income Security Act of 1974, as amended (“ERISA”).

If a participant is age 55 to 65 and has ten or more years of credited service, the participant is eligible for early retirement, subject to a reduction in his accrued benefit. For example, the accrued benefit is reduced to 40% of the full benefit at age 55, 60% at age 60 and 90% at age 64. Mr. Zollars, who is age 62, is the only named executive officer eligible for early retirement under the Yellow Pension Plan.

Company Supplemental Retirement Plans

ERISA and the Code limit covered compensation under the Yellow Pension Plan to $245,000 in 2009 and impose maximum annual benefit limitations, which may cause a reduction in the pension payable under the pension plan. In the future, regulations issued under the Code may adjust these limitations. The Company has adopted supplemental retirement plans to provide for the payment of the benefits that plan participants would lose as a result of present or future Code provisions limiting the benefits payable or the compensation taken into account.

Supplemental Executive Pension Plan. The Company maintains a Supplemental Executive Pension Plan (the “SEPP”) for certain executives who participated in the Yellow Pension Plan, except for Mr. Zollars who has contractual supplemental retirement benefits. The SEPP is intended to be a benefit restoration plan that provides nonqualified deferred benefits to executives whose qualified benefits the Code has limited. The Compensation Committee designates members of management as eligible participants in the SEPP.

Benefits under the SEPP are paid in a lump sum payment or in the form of an annuity following the earliest to occur of the following:

•	the executive’s death; or

•	the later of:

(A)	the executive attaining the executive’s Earliest Retirement Date (as defined in the Yellow Pension Plan); and

(B)	the earlier of:

(1)	the executive’s termination of employment, and

(2)	a specified date.

Notwithstanding the above, if the present value of the executive’s SEPP benefit amount is less than or equal to $10,000, the benefit is payable only as a single lump sum. The discount rate for determining the lump sum benefit calculations under the SEPP is the Moody’s Corporate Bond Rate, which is the Company’s current rate of accrual for deferred benefits. Under the SEPP, if a Change of Control (described below) occurs, the vested, accrued but unpaid defined benefit supplement retirement benefit of each participant under the plan will be paid in a lump sum payment following the Change of Control.

Benefits are payable under the SEPP if an executive’s benefit under the Yellow Pension Plan has been limited under Sections 401(a)(17) (with respect to annual compensation) and 415 (with respect to benefits) of the Code. To determine the amount of a SEPP benefit, if any, the benefit under the Yellow Pension Plan is calculated without regard to the Code Sections 401(a)(17) or 415 limits, less the amount of the benefit actually payable under the Yellow Pension Plan. The compensation used to determine the benefit is the compensation used in determining the benefit under the Yellow Pension Plan and is essentially the compensation reported for federal income tax purposes (i.e., includes salary and annual incentive compensation and excludes fringe benefits). Effective July 1, 2008, benefit accruals under the SEPP were frozen.

Michael Smid Supplemental Retirement Agreement. The Company entered into a non-competition agreement with Mr. Smid pursuant to which Mr. Smid agreed to certain non-competition, non-solicitation, confidentiality and non-disparagement provisions in exchange for certain increases in his accrued benefit under the SEPP. See Compensation Discussion and Analysis — Summary of Compensation Components — Non-Competition, Non-Solicitation, Non-Disparagement and Confidentiality Agreements.

William Zollars Supplemental Retirement Arrangement. Mr. Zollars’ employment agreement provides a non-qualified, supplemental retirement benefit. As with the Company’s other executives, this benefit supplements Mr. Zollars’ qualified defined contribution benefit above the statutory limitation on Company contributions to the Company’s qualified defined benefit plan, and the Company may or may not fund its obligations with respect to Mr. Zollars’ non-qualified, supplemental retirement benefit in advance of his retirement. Mr. Zollars is considered an unsecured, general creditor of the Company with respect to the Company’s obligations for the payment of his non-qualified, supplemental retirement benefit. Mr. Zollars’ supplemental retirement benefit is determined by calculating the net present value of his benefit under the Yellow Pension Plan, assuming no Code limitations, normal retirement age, a single life annuity payment over the life of Mr. Zollars or his spouse, his actual years of credited service plus 16 additional years credited service, and his compensation as defined in the Yellow Pension Plan (i.e., including salary and bonus and excluding fringe benefits), less the net present value of the actual benefit payable to Mr. Zollars under the Yellow Pension Plan. Effective July 1, 2008, the supplemental retirement benefit accruals to which Mr. Zollars is entitled were frozen. Under the terms of Mr. Zollars’ employment agreement, the Company will pay his non-qualified contractual benefit in a lump sum to Mr. Zollars upon his retirement based on an 8.25% discount rate. However, if Mr. Zollars remains employed with the Company (subject to certain exceptions that the employment agreement provides) through at least December 31, 2010, the discount rate will be reduced to the Moody’s corporate bond rate in effect at the time of Mr. Zollars’ retirement and his benefit will increase. The Moody’s corporate bond rate is the rate that the Company uses for calculating the lump sum non-qualified retirement benefit of other designated executives.

Payments based on a termination of employment under any of the foregoing plans are paid six months following the termination of employment. For the definition of “Change of Control” used in the Company’s plans and severance arrangements described above, see Potential Payments upon Termination or Change of Control.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following narrative and table, together with the other information in this Proxy Statement, describe the potential payments and benefits under our written agreements and compensation and benefit plans and arrangements to which the named executive officers would be entitled upon termination of employment or change in control. The amounts shown in the table and discussed in the narratives below do not include payments and benefits to the extent they are provided on a non-discriminatory basis to eligible salaried employees upon termination of employment, including accrued salary and vacation pay, distribution of balances under our 401(k) plan and prorated payments of annual cash incentive. The amounts also exclude payment of accrued amounts pursuant to the terms of our pension plans, which are described under Pension Benefits.

Executive Severance Agreements

The Company has entered into executive severance agreements with each of the named executive officers. As described below, certain provisions of Mr. Zollars’ agreement are different than the other executive officers.

Under the executive severance agreements, payments may be due to an executive if, after or in connection with a “Change of Control” transaction:

•

the executive’s employment is terminated for any reason other than death, permanent disability, retirement at or after the executive’s normal retirement age or “cause” either within the two-year period after the Change of Control or within the period between the initiation and culmination of the Change of Control transaction; or

•

the executive resigns within two years after a Change of Control due to an adverse change in title, authority or duties, a transfer to a new location, a substantial increase in travel time, a reduction in salary, or a reduction in fringe benefits or annual bonus below a level consistent with the Company’s practice prior to the Change of Control.

If one of the foregoing events occurs, the executive severance agreements provide that the executive shall be entitled to:

•

the executive’s normal compensation and benefits through the date of termination and the executive’s annual incentive earned for the year of termination based on the actual achievement of predetermined criteria and paid at the same time annual incentives are paid to similarly situated employees;

•

a lump sum cash amount equal to two times (three times for Mr. Zollars pursuant to the terms of his employment agreement) the executive’s current base salary and target annual incentive for the year of termination; and

•

benefits substantially similar to the benefits the executive would have received had he or she remained employed (including health and welfare plan benefits, disability benefits, and perquisite plans and programs, but not contributions to defined contribution or defined benefit plans) for a period of two years.

Severance benefits are also subject to a gross-up provision if it is determined that the benefits the severance agreements provide are subject to the excise tax that Section 4999 of the Code imposes. Further, in the event of a Change of Control, all options to acquire Company shares, all shares of restricted Company stock, all performance or restricted share units and any other equity or phantom grants and awards would become immediately vested, exercisable and non-forfeitable and all conditions of any grant or award would be deemed to be satisfied. Any executive who is a participant in the 2009 LTIP would be entitled to receive, upon the Change of Control prior to the time the 2009 LTIP awards vest and are paid or are forfeited:

•	the cash performance award; and

•	all shares of restricted stock will become fully vested and all transfer restrictions will lapse.

In addition, in the event of a Change of Control Mr. Zollars is entitled to receive his supplemental retirement benefit provided in his employment agreement within 30 days of the Change of Control, subject to certain reductions for early payment and application of a different discount rate in determining the amount of payment.

A termination is for “cause” if it is:

•	the result of a conviction of a felony involving moral turpitude by a court of competent jurisdiction, which is no longer subject to direct appeal;

•	conduct that is materially and demonstrably injurious to the Company; or

•	the executive’s willful engagement in one or more acts of dishonesty resulting in material personal gain to the executive at the Company’s expense.

“Change of Control” for the purpose of these executive severance agreements shall be deemed to have taken place if:

•

a third person, including a “group” as defined in Section 13(d)(3) of the Exchange Act, purchases or otherwise acquires shares of the Company after the date of the agreement that, together with stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the stock of the Company;

•

a third person, including a “group” as defined in Section 13(d)(3) of the Exchange Act purchases or otherwise acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or group) shares of the Company after the date of the agreement and as a result thereof becomes the beneficial owner of shares of the Company having 35% or more of the total number of votes that may be cast for election of directors of the Company; or

•

as the result of, or in connection with any cash tender or exchange offer, merger or other Business Combination, or contested election, or any combination of the foregoing transactions, the Continuing Directors shall cease to constitute a majority of the Board of the Company or any successor to the Company during any 12-month period.

“Business Combination” means a “Business Combination” as that term is referred to in the Certificate of Incorporation of the Company, as amended.

“Continuing Director” means a director of the Company who meets the definition of Continuing Director contained in the Certificate of Incorporation of the Company, as amended.

In calculating the payments to be made and the benefits to be provided to each named executive officer under the executive severance agreement in the table below, we made the following assumptions:

•	the change of control transaction qualifies as a change of control under Section 280G of the Code;

•	under Section 280G of the Code, only Mr. Wicks and Ms. Taylor have been determined to be “disqualified individuals,” and as such are entitled to the gross-up and excise tax payments;

•	a stock price of $0.84, the per share closing price of the Company’s common stock on December 31, 2009; and

•

the cash performance award and the restricted stock award under the 2009 LTIP, the payment and vesting of which were dependent on achievement of a certain level of 2009 EBITDA, were not paid or vested because the Company’s actual 2009 EBITDA was below the minimum required level.

The table below reflects the estimated compensatory payments that would be made, and the estimated costs of the benefits that would be provided, to each of our current named executive officers, if such executive’s employment had been terminated as of December 31, 2009 in connection with a Change of Control.

Name	Severance Payment (1)	Non-Compete Payments (2)	LTIP and Equity Awards (3)	Other Change of Control Payments (4)	Total Change of Control Payments	Gross-up and Excise Tax Payments	Total Payments
William D. Zollars (5)	$7,020,000	$0	$383,514	$31,728	$7,435,242	$0	$7,435,242
Timothy A. Wicks (6)	2,090,000	0	106,567	77,352	2,273,919	844,327	3,118,246
Sheila K. Taylor	1,020,000	340,000	1,058	70,008	1,431,066	497,040	1,928,106
Michael J. Smid	1,890,000	0	100,793	77,352	2,068,145	0	2,068,145
Daniel J. Churay	1,271,000	410,000	50,042	77,352	1,808,394	0	1,808,394
Phil J. Gaines	918,000	340,000	36,865	77,352	1,372,217	0	1,372,217

(1)	Amounts represent two times (three times in the case of Mr. Zollars) the sum of the executive’s base salary and target annual incentive at December 31, 2009.

(2)	Amounts represent the payments due under the non-competition agreements with Ms. Taylor and Messrs. Churay and Gaines. See Compensation Discussion and Analysis—Summary of Compensation Components—Non-Competition, Non-Solicitation, Non-Disparagement and Confidentiality Agreements.

(3)	Amounts represent the value of outstanding equity based awards that vest upon a Change of Control and, for the executives that participated in the 2009 LTIP, the value of restricted stock that vests under the 2009 LTIP upon a Change of Control.

(4)	Amounts represent the value of benefit continuation for 24 months and in the case of each executive except Mr. Zollars, the value of perquisite continuation for 24 months.

(5)	Amounts for Mr. Zollars are based upon the terms of his employment agreement, except amounts do not include $1,500,000 of common stock that he would have received with respect to a 2009 equity grant that was not made because performance targets were not met. See Executive Agreement—William D. Zollars Employment Agreement after the Summary Compensation Table for a summary of Mr. Zollars’ employment agreement.

(6)	Mr. Wicks resigned from the Company on April 12, 2010 and did not receive severance. In addition, Mr. Wick’s unvested equity awards were forfeited.

Executive Severance Policy

In addition to the executive severance agreements, we have implemented an executive severance policy for certain senior executives if (i) the executive’s employment is terminated as a result of the elimination of the executive’s position, a restructuring of the Company or a reduction in work force, (ii) the executive is terminated without “cause” or (iii) the executive terminates his or her employment for “good reason”. This policy applies to each of the named executive officers, except Mr. Zollars who has a written employment contract that provides for severance benefits. If any of the foregoing events occurs, the severance policy provides that the executive shall be entitled to:

•	a severance payment equivalent to two times the executive’s current annual salary, payable in twice monthly installments for 24 months;

•	outplacement services consisting of an 18-month program with a value of up to $10,000;

•

provision of COBRA continuation benefits at the Company’s expense for up to two years, with an earlier termination if the executive becomes eligible for health plan coverage following new employment; and

•

payment of the executive’s annual incentive if the executive is terminated after the end of the calendar year but before the annual incentive payments are distributed, with the assumption made that all personal performance targets or goals were met.

After termination of employment, the executive will not be entitled to participate in any of the Company’s other benefits, including pension, 401(k), disability, perquisite, employee assistance, equity participation and other plans. If the executive is terminated before the end of the calendar year, no partial annual incentive payments will be made for the partial year.

The applicable stock option agreement and plan will govern any outstanding stock options at the time of termination of employment, and options will continue to vest until severance payment installments end, except that if the executive engages in a “prohibited activity” during the two-year period after termination of employment, then the executive will forfeit the right to any further vesting of the executive’s options and the executive will not receive any undelivered shares upon the exercise of any vested options. The applicable restricted share unit or stock award agreement and equity plan will govern any restricted share units and stock awards at the time of termination of employment and awards will continue to vest until severance payment installments end, except that if the executive engages in a “prohibited activity” during the two-year period after termination of employment, the executive shall forfeit the right to any further vesting of the awards and the executive will not receive any undelivered shares of Company common stock upon the lapse of any applicable restrictions.

For purposes of determining whether an executive is entitled to receive severance benefits under this policy:

•

“cause” means the executive’s willful engagement in conduct materially and demonstrably injurious to the property or business of the Company, including fraud, misappropriation of funds or other property of the Company, other willful misconduct, gross negligence or conviction of a felony; and

•	“good reason” means:

•

the relocation of the executive’s principal place of performance of the executive’s duties and responsibilities (“employment domicile”) to a location more than 50 miles from the executive’s current employment domicile;

•

requiring the executive to travel 15% more than the executive traveled for the business of the Company in the preceding 12 months (counting each day or partial day of travel outside of the 100 mile radius of the executive’s current employment domicile as a travel day); or

•	a reduction in the executive’s base salary, bonus opportunity or long-term incentive opportunity other than reductions that are applicable to all similarly situated executives.

For purposes of the foregoing, a “prohibited activity” is deemed to have occurred if the executive:

•

divulges any non-public, confidential or proprietary information of the Company, but excluding any information that becomes generally available to the public other than as a result of the executive’s disclosure and information that becomes available to the executive on a non-confidential basis after the executive’s termination of employment;

•

directly or indirectly consults or becomes affiliated with, engages in business or becomes employed by a competitor of the Company or any of the Company’s subsidiaries or affiliates (the “Company Group”), but excluding (i) ownership of up to 5% of the stock of a business registered under the Exchange Act so long as the executive does not actively participate in the business during the two-year period after termination and (ii) employment with a professional firm that provides advice to competitors of the Company so long as the executive does not personally provide this advice; or

•	directly or indirectly, does any of the following without the written consent of the Company:

•	solicits, from any customer doing business with the Company Group that is known to the executive, business of the same or of a similar nature to the business of the Company Group with the customer;

•

solicits, from any potential customer of the Company Group that is known to the executive, business of the same or of a similar nature to that which has been the subject of a known written or oral bid, offer or proposal by the Company Group, to the potential customer, or of substantial preparation with a view to making such a bid, proposal or offer to such potential customer;

•	solicits the employment or services of any person who the executive knew was employed by the Company Group; or

•	otherwise knowingly interferes in any material respect with the business or accounts of the Company Group.

An executive shall be disqualified from receiving severance benefits under this policy if he or she:

•	is terminated for “cause”;

•	dies, retires prior to termination, resigns prior to termination, or suffers a permanent disability prior to termination;

•	receives severance benefits under the executive severance agreement; or

•	revokes the separation agreement and general release (discussed below).

In exchange for the severance benefits, each executive must execute a separation agreement that (i) includes a full release of the Company from any liability or obligations (excluding accrued and vested pension and compensation obligations, the obligations under this policy and any indemnification to which the executive is entitled), (ii) an agreement to cooperate with the Company in legal proceedings and investigations, (iii) a confidentiality agreement with respect to the Company’s confidential information, (iv) an agreement not to engage in a “prohibited activity” during the two-year period after termination, and (v) an agreement to settle issues with respect to the separation agreement through arbitration.

The separation agreement must provide that if the executive engages in a “prohibited activity” in the first six months after termination, the Company may sue the executive for return of severance payments and seek an injunction against such activities during the first six months after termination. Thereafter, the Company may discontinue severance benefits (other than those required by applicable law such as COBRA).

The Compensation Committee of the Board may amend or terminate this policy; provided, that any amendment that is detrimental to the interests of an executive at the time of the amendment or any termination with respect to an executive shall only be effective 24 months from the date of the Compensation Committee’s action to amend or terminate.

Non-Competition Agreements

The Company entered into non-competition agreements with Ms. Taylor and Messrs. Smid, Churay and Gaines. See Compensation Discussion and Analysis—Summary Compensation Components—Non-Competition, Non-Solicitation, Non-Disparagement and Confidentiality Agreements for a discussion of payments due to these individuals in connection with the termination of their employment, including upon a Change of Control.

AUDIT/ETHICS COMMITTEE REPORT

The Audit/Ethics Committee of the Board provides assistance to the Board in, among other matters, fulfilling its responsibility in matters relating to the accounting and reporting practices of the Company, the adequacy of the Company’s financial controls and the quality and integrity of the financial statements of the Company. The Audit/Ethics Committee also oversees the Company’s compliance programs.

The Audit/Ethics Committee has reviewed and discussed with management the Company’s audited financial statements as of and for the year ended December 31, 2009.

The Audit/Ethics Committee has discussed with KPMG, the Company’s independent registered public accounting firm, the matters required to be discussed by the Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended.

The Audit/Ethics Committee has received the written disclosures and the letter from KPMG required by the applicable requirements of the Public Company Accounting Oversight Board regarding KPMG’s communications with the Audit/Ethics Committee regarding independence, and has discussed with KPMG its independence from the Company.

Based on the reviews and discussions referred to above, the Audit/Ethics Committee recommended to the Board that the financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009.

The foregoing report is furnished by the Audit/Ethics Committee of the Board.

William L. Trubeck

Howard M. Dean*

Mark A. Schulz*

*	These individuals were members of the Audit/Ethics Committee at the time the reviews and discussions referred to above were conducted and at the time the financial statements referred to above were recommended for inclusion in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, but are no longer members of the Board of the Company.

Audit Fees. The Audit/Ethics Committee presents the following summary of all fees paid to KPMG LLP during 2009 and 2008:

	KPMG 2009	KPMG 2008
Audit fees(1)	$3,811,230	$4,081,597
Audit related fees(2)	36,263	63,574
Tax fees	0	0
All other fees	0	0

Total	$3,847,493	$4,145,171

(1)

Audit fees represent fees for professional services provided in connection with the audit of our financial statements and the effectiveness of internal control over financial reporting, the review of our quarterly financial statements and audit services provided in connection with other statutory or regulatory filings.

(2)	Audit-related fees consist primarily of consultations regarding accounting matters.

Pursuant to the Audit/Ethics Committee Charter, the Audit/Ethics Committee approves all audit and non-audit services provided by the Company’s auditors. In addition, the chairman of the Audit/Ethics Committee is expressly authorized to approve the provision of non-audit services to the Company, provided that any approval by the chairman must be reported to the Audit/Ethics Committee at its next meeting. The latter express authority was established to handle approval of non-audit services prior to the engagement of the auditor or accountant before the next scheduled Audit/Ethics Committee meeting. The Audit/Ethics Committee approved all audit and audit-related fees incurred in 2009. None of the services provided by the Company’s auditor were approved by the Audit/Ethics Committee pursuant to the exception set forth in paragraph (c)(7)(i)(c) of Rule 2-01 of Regulation S-X.

The Audit/Ethics Committee has considered and determined that the level of KPMG’s fees for provision of services other than the audit and the quarterly review services is compatible with maintaining KPMG’s independence.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Agreement with Alvarez & Marsal. On August 20, 2009, the Company entered into a letter agreement (the “Letter Agreement”) with Alvarez & Marsal North America, LLC (“A&M”) that replaced a December 2008 letter agreement between the Company and A&M. Pursuant to the Letter Agreement, Richard Williamson, a Managing Director of A&M, serves as our Chief Strategy Officer, and additional A&M personnel provide services as set forth in the Letter Agreement. Mr. Williamson and the additional personnel agreed to, among other things, assist our CEO in the development of restructuring plans and strategic alternatives, generate plans to improve liquidity, and identify and drive accountability for possible cost reduction and operations improvement opportunities. Mr. Williamson reports directly to the Finance Committee of the Board of Directors.

The Company agreed to pay A&M $690.00 per hour for Mr. Williamson’s services and to pay A&M $225.00 to $775.00 per hour with respect to the services provided by the additional personnel. During 2009, the Company paid A&M approximately $11.9 million for the services of Mr. Williamson and the additional personnel. Mr. Williamson and the additional personnel are independently compensated pursuant to arrangements with A&M, over which the Company has no control, and they will not receive any compensation directly from the Company or participate in any of the Company’s employee benefits. Pursuant to an amendment to the Letter Agreement, the Company also paid A&M an incentive fee equal to $3.0 million related to the Company’s completion of the debt-for-equity exchange in December 2009. In addition, the Company agreed to pay A&M for reasonable out-of-pocket expenses and a $300,000 retainer, which will be credited against any amounts due at the termination of the Letter Agreement and returned upon the satisfaction of all obligations under the Letter Agreement. The Letter Agreement may be terminated by either party by giving 30 days written notice.

Under the Letter Agreement, the Company is required to indemnify Mr. Williamson to the same extent as the most favorable indemnification it extends to its officers and directors. The Company is also required to cover Mr. Williamson as an officer under its existing director and officer insurance policy and maintain such insurance for at least two years after the termination of the Letter Agreement. The Company has also agreed to indemnify A&M from all liabilities related to A&M’s services under the Letter Agreement, unless such liabilities resulted primarily from A&M’s gross negligence or willful misconduct.

Other Related Party Agreements. Mr. Zollars’ son-in-law is employed in the marketing area, with no direct reporting relationship to him, and his total compensation for 2009 was less than $130,000.

Code of Conduct. The Company’s Code of Conduct (available on the Company’s website at www.yrcw.com) contains conflict of interest procedures that require referral of any potential conflict to the Company’s General Counsel. The General Counsel will then report his findings and recommendations to the appropriate senior officer or supervisor, who will then determine, in conjunction with the General Counsel, the appropriate action to be taken. The Code of Conduct strongly recommends that Company officers and employees disclose the potential conflict prior to taking any action. Pursuant to the Company’s Code of Conduct, the Audit/Ethics Committee reviews and approves any related party transactions involving any of the Company’s executive officers and any member of the Board based on the facts and circumstances of the individual situation. For any conflicts of interest that do not involve a related party transaction, the Chief Executive Officer of the Company may seek approval of the potential conflict from the Chairman of the Audit/Ethics Committee. Any director seeking approval or waiver of a potential conflict of interest should recuse himself or herself from any decision on whether to approve an activity or waive the potential conflict. A “related party transaction” is defined in the Company’s Code of Conduct as any transaction that would be required to be disclosed in the Company’s Annual Report on Form 10-K pursuant to Item 404 of SEC Regulation S-K. Since the adoption of the Company’s Code of Conduct in 2003, the Audit/Ethics Committee has not waived any potential conflict of interest.

“Conflicts of interest” are described generally in the Code of Conduct as situations in which either a director’s, officer’s or employee’s personal involvement or financial affairs are, or may appear to be, in conflict with their responsibility to act in the best interest of the Company. A conflict of interest is considered to exist when an individual’s personal involvement or financial affairs may adversely influence his or her judgment in the performance of his or her duty to the Company. Examples of potential conflicts of interest provided in the Code of Conduct are:

•

a director, officer or employee, directly or indirectly, or one of his or her immediate family members, owns or has a financial interest in another organization that is a competitor, customer, contractor or supplier of the Company;

•

a director, officer or employee, directly or indirectly, or one of his or her immediate family members, serves as a director, officer, employee, consultant or agent of an organization that is a competitor of the Company, or which does business with the Company as a supplier, customer, or contractor; and

•

a director, officer or employee, or one of his or her immediate family members, is a principal party to a transaction with the Company involving the rental or purchase of real estate, goods or services.

II. PROPOSAL TO APPROVE THE YRC WORLDWIDE INC. SECOND UNION

EMPLOYEE OPTION PLAN

General

As part of the Company’s comprehensive recovery plan, in the summer of 2009, the Company sought from its unionized employees (primarily represented by the Teamsters), among other things, a 15% wage reduction (including the 10% wage reduction implemented in January 2009) and an 18-month cessation of union pension fund contributions. A majority of the union employees represented by the Teamsters approved the wage reduction and the 18-month cessation of union pension fund contributions when they ratified, in August 2009, the Amended and Restated Memorandum of Understanding on the Job Security Plan dated July 9, 2009 between the Teamsters and certain of our subsidiaries. Certain of the Company’s employees represented by other bargaining units have subsequently ratified the Amended and Restated Job Security Plan. In exchange for these modifications, the Company, among other things, agreed to provide its unionized employees that ratified the Amended and Restated Job Security Plan 20% of the outstanding equity of the Company on a fully diluted basis and on substantially similar terms to the Union Employee Option Plan dated February 12, 2009 that was approved by our stockholders on May 14, 2009.

The continued effectiveness of the terms of the Amended and Restated Job Security Plan was dependent on, among other things, the refinancing or extinguishment of a material portion of the Company’s existing senior notes. On December 31, 2009, the Company completed Exchange Offers in which existing senior notes were tendered in exchange for common stock and preferred stock of the Company that represented approximately 94% of the Company’s common stock on an as converted basis. See Structure and Functioning of the Board—Recently Elected Directors. All of the preferred stock issued by the Company in the Exchange Offers has been converted to common stock of the Company. The Exchange Offers, as described in the Prospectus related to such offers, contemplated that following the completion of the Exchange Offers and subject to stockholder approval, the Company’s union employees that ratified the Amended and Restated Job Security Plan would be granted options to purchase 20% of the Company’s outstanding common stock on a fully diluted basis (before giving effect to Proposal III regarding the Equity Plan).

At the Company’s special meeting of stockholders held on February 17, 2010, the Company’s stockholders approved amendments to the Company’s Certificate of Incorporation to, among other things, increase the number of authorized shares of common stock to 2,000,000,000 shares to allow the preferred stock issued in the Exchange Offers to convert to common stock. The Company’s proxy statement for the special meeting also stated that, subject to stockholder approval, the increase in authorized shares would allow the Company to issue stock options to its union employees pursuant to the Amended and Restated Job Security Plan. On March 1, 2010, the Company fulfilled its obligation under the Amended and Restated Job Security Plan to provide its unionized employees equity in the Company by granting them options pursuant to the Second Union Employee Option Plan and an equal number of stock appreciation rights (“SARs”) pursuant to a Second Union Employee Stock Appreciation Rights Plan (the “SAR Plan”). Each option and SAR has essentially the same terms, except that for options, the Company must issue shares of common stock to the employee upon the employee’s exercise and payment of the exercise price and for SARs, the Company will make a cash payment to the employee upon the employee’s exercise equal to the difference between the per share closing price of the Company’s common stock on the date of exercise and the exercise price. If the Company’s stockholders do not approve the Second Union Employee Option Plan on or before February 28, 2011, the plan and all options granted under the plan will terminate without any options having been exercised. However, the Company will remain obligated with respect to the SARs. If the Company’s stockholders approve the Second Union Employee Option Plan, the options will remain in place, and all of the SARs, as well as the SAR Plan, will terminate without any of the SARs having been exercised.

The Board urges you to vote in favor of this Proposal II to approve the Second Union Employee Option Plan.

In addition to the modifications in the Amended and Restated Job Security Plan described above, the Company implemented other actions during 2009 to improve liquidity, including the deferral of interest and fees pursuant to its credit facilities and the deferral of principal and interest to the union pension funds. During 2009 and 2010, the Company and certain of its subsidiaries also amended its Credit Agreement, dated as of August 17, 2007 (as amended, supplemented or otherwise modified, the “Credit Agreement”), with certain banks. The Credit Agreement requires the Company to maintain minimum Available Cash (as defined in the Credit Agreement) at certain levels beginning April 1, 2010 (among other financial covenants). Furthermore, the Credit Agreement requires the Company to maintain Consolidated EBITDA (as defined in the Credit Amendment) at or above certain amounts for each quarter beginning with the second quarter of 2010. Among other things, the Credit Agreement specifically excludes from the definition of Consolidated EBITDA any non-cash expenses related to stock based compensation or stock appreciation rights.

If the Second Union Employee Option Plan is not approved and the SARs under the SAR Plan become effective, the Company will be required to settle each SAR exercised by a union employee in cash. If a large number of employees were to exercise their SARs during the same period, the Company’s cash payments would decrease Consolidated EBITDA and minimum Available Cash under the Credit Agreement and would negatively impact liquidity. For example, for each $0.25 increase in the price of our common stock over the exercise price of the SARs, the Company would be required to pay approximately $66 million assuming all SARs available for issuance under the SAR Plan were exercised at the same time. Such a cash payment could cause the Company to fall out of compliance with its financial covenants under the Credit Agreement or any other credit facility that the Company may enter into in the future.

The Company’s Annual Report on Form 10-K indicated that the uncertainty regarding the Company’s ability to generate sufficient cash flows and liquidity to fund operations raises substantial doubt about the Company’s ability to continue as a going concern. The Company continues to monitor its liquidity carefully and work to reduce this uncertainty and address its cash needs through a combination of actions, including seeking stockholder approval of the Second Union Employee Option Plan.

For more details regarding the Company’s comprehensive recovery plan, liquidity and the Credit Agreement, see Management’s Discussion and Analysis of Financial Condition and Results of Operation — Financial Condition—Liquidity in our Annual Report on Form 10-K for the year ended December 31, 2009 and in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2010.

Forward-Looking Statements:

Certain statements in this Proposal II include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (each a “forward-looking statement”). Forward-looking statements include those preceded by, followed by or including the words “should,” “could,” “may,” “expect,” “believe,” “estimate,” or similar expressions. Our actual results could differ materially from those projected by these forward-looking statements due to a number of factors, including (without limitation) our ability to generate sufficient cash flows and liquidity to fund operations, which raises substantial doubt about our ability to continue as a going concern, inflation, inclement weather, price and availability of fuel, sudden changes in the cost of fuel or the index upon which the Company bases its fuel surcharge, competitor pricing activity, expense volatility, including (without limitation) expense volatility due to changes in rail service or pricing of rail service, ability to capture cost reductions, changes in equity and debt markets, a downturn in general or regional economic activity, effects of a terrorist attack, labor relations, including (without limitation), the impact of work rules, work stoppages, strikes or other disruptions, any obligations to multi-employer health, welfare and pension plans, wage requirements and employee satisfaction, and the risk factors that are from time to time included in the Company’s reports filed with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2010.

The following summary of the material features of the Second Union Employee Option Plan is entirely qualified by reference to the full text of the Second Union Employee Option Plan, a copy of which is attached to this Proxy Statement as Appendix II.

Eligibility

The Second Union Employee Option Plan provides for the grant of options to purchase the Company’s common stock to Qualifying Employees as of the Effective Dates described below. The term “Qualifying Employees” means U.S. and Canadian union employees of the Company and its subsidiaries (including those employees represented by unions other than the Teamsters) who were either employed and working on July 1, 2009 or on seniority boards as of July 1, 2009, even if they were not working. “Qualifying Employees” does not include casual employees. Only union employees who are employed by bargaining units who have ratified the Amended and Restated Job Security Plan can be “Qualifying Employees”. As of the date of this Proxy Statement, the number of employees eligible to participate in the Second Union Employee Option Plan is approximately 40,152.

For purposes of the Qualifying Employees who are employed by the bargaining units that ratified the Amended and Restated Job Security Plan as it applies to the 2008-2013 National Master Freight Agreement (“NMFA”) or ratified other union contracts or modifications to other union contracts incorporating the Amended and Restated Job Security Plan on the same date as the ratification of the Amended and Restated Job Security Plan as it applies to the NMFA on or prior to March 1, 2010, the “Effective Date” is March 1, 2010. For Qualifying Employees who are employed by a bargaining unit that ratifies the Amended and Restated Job Security Plan after March 1, 2010, the “Effective Date” is the first day of the first payroll period commencing after the date of ratification of the Amended and Restated Job Security Plan by the applicable bargaining unit. The Effective Date for any remaining options under the Second Union Employee Option Plan that are not granted by June 30, 2010 will be the first trading day of July 2010.

None of the Company’s named executive officers, executive officers, directors, director nominees or any of their respective associates has received or will receive options under the Second Union Employee Option Plan. No Qualifying Employee has received or will receive five percent or more of the options that have been or will be granted under the Second Union Employee Option Plan.

Administration

The Second Union Employee Option Plan will be administered by the Company, unless the Company appoints a plan administrator for this purpose. The Compensation Committee is authorized to amend and modify the Second Union Employee Option Plan for the purposes of administration to address additional details such as (without limitation) the impact of stock splits, stock dividends, recapitalizations or other similar transactions or events and administrative matters. Any such substantive amendments or modifications approved by the Compensation Committee will be final and binding on the Qualifying Employees upon approval by a four person committee consisting of two Teamsters representatives and two Company representatives.

Options Subject to the Second Union Employee Option Plan

The maximum number of options to purchase the Company’s common stock granted under the Second Union Employee Option Plan is 263,746,809. As of the date of this Proxy Statement, 9,025,060 options remain available for grant under the Second Union Employee Option Plan. See Prior Grant of Options below.

On the date the stockholders of the Company approve the Second Union Employee Option Plan, the Company intends to file a registration statement under the Securities Act of 1933, as amended, to register the shares of common stock to be issued pursuant to the exercise of options granted under the Second Union Employee Option Plan.

Options are granted to Qualifying Employees on the applicable Effective Dates. The number of options granted to each Qualifying Employee on the applicable Effective Date is determined in accordance with a formula that apportions the maximum number of options available under the Second Union Employee Option Plan (less 1,319,341 options which may be withheld from allocation to specified employees for administrative matters until the first trading day of July 2010) to each such Qualifying Employee based on a ratio of such Qualifying Employee’s earnings for the period January 1, 2009 to June 30, 2009 (inclusive, “calendar half year 2009”) to the total earnings for the calendar half year 2009 of all Qualifying Employees as of July 1, 2009 and all other union employees (as of July 1, 2009) who would otherwise be Qualifying Employees (but for the fact that those other union employees have not yet ratified the wage reduction described in the Amended and Restated Job Security Plan). The number of options granted to all Qualifying Employees and any potential Qualifying Employees from bargaining units that have not yet ratified the Amended and Restated Job Security Plan may not exceed 263,746,809.

Any remaining options under the Second Union Employee Option Plan that are not granted by June 30, 2010 will be granted on the first trading day of July 2010 to Qualifying Employees who are employed and working on June 30, 2010. The number of options remaining to be granted to each Qualifying Employee on the first trading day of July 2010 will determined in accordance with a formula that apportions the remaining options available under the Second Union Employee Option Plan to each Qualifying Employee based on a ratio of such Qualifying Employee’s earnings for the period July 1, 2009 to June 30, 2010 (inclusive, “carryover half year 2009-10”) to the total earnings for the carryover half year 2009-10 of all Qualifying Employees as of June 30, 2010.

Prior Grants of Options

The Company has granted to Qualifying Employees options to purchase an aggregate of 254,721,749 shares of the Company’s common stock consisting of grants of options to purchase 254,636,086 shares of common stock on March 1, 2010 at an exercise price of $0.48 per share, and grants of options to purchase 85,663 shares of common stock subsequent to March 1, 2010 in connection with the ratification of the Amended and Restated Job Security Plan by additional bargaining units. The options were granted subject to stockholder approval and will not be effective unless and until the Second Union Employee Option Plan is approved by the stockholders of the Company.

If the stockholders of the Company do not approve the Second Union Employee Option Plan on or before February 28, 2011, the options granted under the Second Union Employee Option Plan will automatically terminate. The last sale price of the Company’s common stock on May 17, 2010, was $0.43 per share.

Each Qualifying Employee that received options under the Second Union Employee Option Plan prior to stockholder approval contemporaneously received an equivalent number of SARs under the Union SAR Plan. Each such SAR granted had an exercise price equal to the exercise price per share for the related option, will vest on the first anniversary of the grant date, and will be exercisable for 10 years following the date of grant, subject to the terms of the SAR Plan. Each SAR provides the Qualifying Employee the right to receive a cash payment from the Company equal to the closing price of the Company’s common stock on the date of exercise less the exercise price of the SAR. SARs cannot be settled in common stock or other equity of the Company. If the stockholders of the Company approve the Second Union Employee Option Plan, the SARs granted under the SAR Plan will automatically terminate. The SAR Plan was filed as Exhibit 10.2 to the Company’s Form 8-K, filed on March 5, 2010.

Terms of the Options

Each option granted under the Second Union Employee Option Plan will have an exercise price equal to the greater of (a) $0.48 per share and (b) the closing price of the Company’s common stock on The NASDAQ Stock Market on the applicable Effective Date, or if the applicable Effective Date is not on a trading day, on the first trading day following the applicable Effective Date. Each option shall be exercisable by payment of the exercise price in cash or through a cashless exercise.

Options granted will vest in full on the day immediately following the day the stockholders of the Company approve the Second Union Employee Option Plan; provided, that options granted on or after the day that stockholders of the Company approve the Second Union Employee Option Plan shall vest on the day immediately following the Effective Date of such grant. Once vested, the options will become exercisable and remain exercisable for ten years following the applicable Effective Date of the option, at which time they will terminate.

If a Qualifying Employee terminates employment for any reason (other than death or disability) on or after the date the Company’s stockholders approve the Second Union Employee Option Plan, the Qualifying Employee will retain all vested options and, in addition, any options that would have otherwise vested following the date of his or her termination of employment shall vest according to the normal vesting schedule. If a Qualifying Employee dies or becomes permanently and totally disabled on or after the date the Company’s stockholders approve the Second Union Employee Option Plan, then the Qualifying Employee, or the Qualifying Employee’s estate, guardian or legal representative will retain all vested options and, in addition, any options that would have otherwise vested following the date of his or her death or disability shall vest immediately.

Transferability

Options granted under the Second Union Employee Option Plan may not be transferred, except by will, the laws of descent and distribution or pursuant to a qualified domestic relations order.

Summary of Certain Federal Income Tax Consequences

The following discussion summarizes certain federal income tax consequences of the issuance and receipt of options pursuant to the Second Union Employee Option Plan under the law as in effect on the date of this Proxy Statement. The rules governing the tax treatment of such options are technical, so the following discussion of tax consequences is necessarily general in nature and is not complete. In addition, statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. This summary does not purport to cover all federal employment tax or other federal tax consequences associated with the Second Union Employee Option Plan, nor does it address state, local, or non-U.S. taxes.

A participant is not required to recognize income on the grant of an option. Instead, ordinary income generally is required to be recognized on the date the option is exercised. The amount of ordinary income required to be recognized is an amount equal to the excess, if any, of the fair market value of the shares of common stock on the exercise date over the exercise price. Subject to the requirement of reasonableness, the Company will receive a corresponding deduction upon exercise. The amount of cash or number of shares of the Company’s common stock deliverable to an optionee pursuant to the Second Union Employee Option Plan will be reduced by an amount equal to the amount of cash or number of shares having a fair market value equal to the minimum statutory amount necessary to satisfy all federal, state or local taxes, domestic or foreign, required by law or regulation to be withheld, based on the tax rates then in effect. Upon the subsequent sale or disposition of the shares of common stock acquired through the exercise of an option under the Second Union Employee Option Plan, the difference between the amount realized upon the disposition of the shares by the optionee and the fair market value of the shares on the date of exercise will constitute a long- or short-term capital gain or loss, as the case may be.

Impact of Reverse Stock Split

At a special stockholders’ meeting held on February 17, 2010, the Company’s stockholders approved amendments to the Company’s Certificate of Incorporation to effect the Reverse Stock Split at a ratio that will be determined by the Board and that will be within a range of one-for-five (1:5) to one-for-25 (1:25) and to reduce the number of authorized shares of the Company’s common stock by the reverse split ratio. See Questions and Answers—If the Company were to effect a reverse stock split, what effect would it have on the matters presented in this Proxy Statement?

Upon the effective date of the Reverse Stock Split, the number of shares of Company common stock issuable upon exercise of the options pursuant to the Second Union Employee Option Plan will be reduced in proportion to the Reverse Stock Split ratio, and the exercise price of each option will be proportionately increased. Similarly, the number of SARs issued pursuant to the SAR Plan will be reduced in proportion to the Reverse Stock Split ratio, and the exercise price of each SAR will be proportionately increased. The table below sets forth the number of shares issuable upon exercise, and the exercise price (assuming an original exercise price of $0.48 per share), of options issued pursuant to the Second Union Employee Option Plan, and the number of SARs outstanding, and the exercise price of SARs (assuming an original exercise price of $0.48 per share), pursuant to the SAR Plan for each potential Reverse Stock Split ratio:

Number of whole shares of the Company’s common stock which will be combined into one share of the Company’s common stock	Number of shares of Company common stock issuable upon exercise of the options pursuant to the Second Union Employee Option Plan/Number of outstanding SARs pursuant to the SAR Plan

Exercise price of the options issued
pursuant to the Second Union Employee
Option Plan and of the SARs issued
pursuant to the SAR Plan (based on
$0.48 exercise price per share prior to

the Reverse Stock Split)

5	52,749,362	$2.40
6	43,957,802	$2.88
7	37,678,116	$3.36
8	32,968,351	$3.84
9	29,305,201	$4.32
10	26,374,681	$4.80
11	23,976,983	$5.28
12	21,978,901	$5.76
13	20,288,216	$6.24
14	18,839,058	$6.72
15	17,583,121	$7.20
16	16,484,176	$7.68
17	15,514,518	$8.16
18	14,652,601	$8.64
19	13,881,411	$9.12
20	13,187,340	$9.60
21	12,559,372	$10.08
22	11,988,491	$10.56
23	11,467,253	$11.04
24	10,989,450	$11.52
25	10,549,872	$12.00

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE COMPANY’S SECOND UNION EMPLOYEE OPTION PLAN.

III. PROPOSAL TO APPROVE AN AMENDMENT TO THE YRC WORLDWIDE INC. 2004 LONG-TERM INCENTIVE AND EQUITY AWARD PLAN AND TO RE-APPROVE SUCH PLAN PURSUANT TO SECTION 162(m) OF THE CODE

General

In 2004, the Board adopted, and the stockholders approved, the Company’s Equity Plan, and in 2008, the Board adopted, and the stockholders approved amendments to the Equity Plan that, among other things, increased the number of shares of common stock (“Shares”) available for Awards (as defined below) under the Equity Plan. As of March 31, 2009, there were 1,977,056 shares of Company common stock available for issuance under the Equity Plan.

On December 31, 2009, the Company completed the Exchange Offers. See Structure and Functioning of the Board—Recently Elected Directors. All of the preferred stock issued by the Company in the Exchange Offers has been converted to common stock of the Company. As a result, the Company has approximately 1.1 billion outstanding shares of common stock. The Exchange Offers, as described in the Prospectus related to such offers, contemplated the reservation by the Company following completion of the Exchange Offers of 5% of the Company’s fully diluted common stock (after giving effect to the issuance of stock options pursuant to the Second Union Employee Option Plan, as described in Proposal II) for equity awards for management, directors and other employees pursuant to the Equity Plan.

At the Company’s special meeting stockholders held on February 17, 2010, the Company’s stockholders approved amendments to the Company’s Certificate of Incorporation to, among other things, increase the number of authorized shares of common stock to 2,000,000,000 shares to allow the preferred stock issued in the Exchange Offers to convert to common stock. The Company’s proxy statement for the special meeting also stated that, if stockholders approved the increase in authorized shares, the Company would reserve shares of common stock for equity awards for management, directors and other employees to be granted over the next three to four years representing 5% of the Company’s fully diluted common stock (after giving effect to the issuance of stock options pursuant to the Second Union Employee Option Plan, as described in Proposal II).

On April 30, 2010, the Board, subject to stockholder approval, (a) authorized the adoption of an amendment to the Equity Plan to increase the Shares available for Awards under the Equity Plan and (b) recommended that the Equity Plan be re-approved by stockholders pursuant to Section 162(m) of the Code. In addition, the Board approved certain other administrative amendments to the Plan that are not subject to stockholder approval. A copy of the Equity Plan, as amended, is attached hereto as Appendix III.

The Board has determined that the number of Shares remaining for Awards under the Equity Plan is not sufficient to support the Company’s intended compensation programs over the next several years. The Board believes that the success of the Company is largely dependent on its ability to attract and retain highly-qualified employees and non-employee directors and that by offering them the opportunity to acquire or increase their proprietary interest in the Company, the Company will enhance its ability to attract and retain such persons. Further, the Company strongly believes in aligning the interests of its employees, especially its executive officers, with those of its stockholders. Accordingly, the Company is proposing to amend Section 5.1 of the Equity Plan to increase the number of authorized Shares under the Equity Plan by 67.43 million Shares.

The Equity Plan authorizes the issuance of qualified performance based compensation awards which meet the requirements of Section 162(m) of the Code regarding deductibility of executive compensation. Section 162(m) generally limits to $1 million the amount that a publicly held corporation is allowed to deduct each year for the compensation paid to certain “covered employees.” “Qualified performance-based compensation” is not subject to the $1 million deduction limit. A “covered employee” is any employee who as of the close of the tax year is the principal executive officer of the corporation or whose total compensation for that taxable year is required to be reported to stockholders under the Securities Exchange Act of 1934, as amended, by reason of such employee being among the three highest compensated officers for the tax year (other than the principal executive officer or the principal financial officer).

To qualify as “qualified performance-based compensation,” certain criteria must be satisfied and the material terms under which the compensation is to be paid, including the performance goals, must be disclosed to, and approved by, stockholders before the compensation is paid. Generally, stockholders are required to re-approve the criteria and the material terms of the plan every five years. The Company’s stockholders last approved the criteria and material terms of the Equity Plan at the 2008 Annual Meeting of Stockholders. If reapproved by the Company’s stockholders, the Equity Plan will enable the Compensation Committee to continue to grant qualified performance-based compensation awards under the Equity Plan that will be exempt from the deduction limits of Section 162(m) of the Code until the Equity Plan terminates in accordance with its terms in 2014. If the Equity Plan is not re-approved by the stockholders for 162(m) purposes, then the Equity Plan will remain in full force and effect, but the Company will not be able to grant qualified performance-based compensation awards under the Equity Plan after 2013 that would have otherwise met the performance-based exemption under Section 162(m) of the Code unless our stockholders re-approve the Equity Plan or approve a successor plan at a later date.

Highlights of the Equity Plan. The following highlights key amendments to the Equity Plan and provides useful information about the operation of the Equity Plan.

•

The number of participants in the Equity Plan as of the date of this Proxy Statement is estimated to be approximately 1,679 employees (including approximately 9 senior executives, approximately 56 additional key executives and approximately 1,614 other employees) and the eight current independent directors, and the Board does not anticipate that the level of participation will be significantly increased.

•	If stockholders approve the amendment, the number of Shares authorized for issuance under the Equity Plan will increase by 67.43 million Shares to 73.86 million Shares.

•

Shares that are not issued pursuant to an Award, including due to forfeiture, termination, expiration, cash or net share settlement, satisfaction of withholding taxes, and Shares surrendered for the payment of the exercise price or withholding taxes under Awards will be made available for grant under the Equity Plan.

•	Options and SARs will have an exercise price not less than 100% of the fair market value of the Company’s common stock on the date of grant and an exercise term not to exceed ten years.

•

Restricted stock, restricted stock unit and other stock-based awards subject only to continued service with the Company or an Affiliate shall have vesting periods not less than three years from the date of grant (with pro rata vesting over such time permitted), subject to certain exceptions described below.

•	Awards tied to performance goals are subject to a one-year minimum performance measurement period, except in the event of a change of control.

•

The Compensation Committee cannot reduce the exercise price of outstanding options and SARs, replace an outstanding option or SAR with a new option or SAR with a lower exercise price, nor cancel an option or SAR in exchange for cash or another type of Award (other than in connection with a substitute award as defined in the Equity Plan or a change in control of the Company).

Description of the Equity Plan. The following paragraphs provide a summary of the Equity Plan, as amended. The following summary is qualified in its entirety by reference to the Equity Plan, as amended, a copy of which is attached as Appendix III. Unless otherwise specified, capitalized terms used in this summary have the meanings assigned to them in the Equity Plan.

Awards. The Equity Plan permits the grant of options, SARs, restricted stock, restricted stock units, performance awards, dividend and dividend equivalent payments with respect to Shares covered by Awards and other stock-based awards (each, an “Award”), to certain Eligible Persons (as defined below).

Eligibility. Certain employees that the Compensation Committee designates, non-employee directors, and consultants and independent contractors of the Company (“Eligible Persons”) are eligible to receive grants of

Awards under the Equity Plan. As of the date of this Proxy Statement, the number of employees eligible to participate in the Equity Plan was approximately 1,679, and the number of non-employee directors eligible to participate in the Equity Plan was eight. The number of consultants and independent contractors eligible to participate in the Equity Plan is not determinable. The Company has not granted awards under the Equity Plan to consultants or independent contractors.

Administration. Except with respect to Awards granted to non-employee directors, the Equity Plan is administered by the Compensation Committee, unless the Board appoints another committee or person(s) for that purpose. With respect to Awards granted to non-employee directors, the Board serves as the “Committee,” unless the Board appoints another committee or person(s) for that purpose. The Committee has authority and discretion to determine the Eligible Persons to whom Awards are granted (“participants”) and, subject to the provisions of the Equity Plan, the terms of all Awards under the Equity Plan. Subject to the provisions of the Equity Plan, the Committee has authority to interpret the Equity Plan and agreements under the Equity Plan and to make all other determinations relating to the administration of the Equity Plan.

Stock Subject to the Equity Plan. If the amendment to the Equity Plan is approved by stockholders, the maximum number of Shares that may be issued under the Equity Plan will increase by 67.43 million Shares to 73.86 million Shares. The number of Shares delivered to the Company as payment for the exercise price of, or in satisfaction of withholding taxes arising from, options or other Awards granted under the Equity Plan will be made available for grant under the Equity Plan. If any shares of restricted stock are forfeited, or if any Award terminates, expires or is settled without all or a portion of the Shares covered by the Award being issued (including Shares not issued to satisfy withholding taxes), such Shares will again be available for the grant of additional Awards. Substitute awards do not count against the number of Shares that may be issued under the Equity Plan. The maximum number of Shares with respect to which an employee may be granted Awards under the Equity Plan during any calendar year is 15% of the aggregate number of Shares available for Awards under the Equity Plan. The last sale price of the Company’s common stock as of May 17, 2010 was $0.43 per share.

Options. The Equity Plan authorizes the grant of nonqualified stock options and incentive stock options. Incentive stock options are stock options that satisfy the requirements of Section 422 of the Code. Nonqualified stock options are stock options that do not satisfy the requirements of Section 422 of the Code. The exercise of an option permits the participant to purchase Shares from the Company at a specified exercise price per Share. The maximum number of Shares issuable upon the exercise of incentive stock options is 25% of the aggregate number of Shares available for Awards under the Equity Plan. Options granted under the Equity Plan are exercisable upon the terms and conditions as the Compensation Committee shall determine, subject to the terms of the Equity Plan. The per Share exercise price of all options granted under the Equity Plan may not be less than the fair market value of a Share on the date of grant. The Equity Plan provides that the term during which options may be exercised is determined by the Compensation Committee, except that no option may be exercised more than ten years after its date of grant.

SARs (stock appreciation rights). The Equity Plan authorizes the Compensation Committee to grant SARs that are either related or unrelated to an option granted under the Equity Plan. A SAR entitles the participant upon exercise to receive without cash payment to the Company, Shares, or a combination of cash and Shares, having a value equal to the appreciation in the fair market value of the Shares covered by the SAR from the date of grant of the SAR (or, if the SAR relates to an option, the date of grant of the related option). The period during which a SAR may be exercised is determined by the Compensation Committee, except that a SAR may not be exercised more than ten years after its date of grant or the expiration of the option to which it relates.

Restricted Stock Awards. The Equity Plan authorizes the Compensation Committee to grant restricted stock awards. Shares covered by a restricted stock award are restricted against transfer and subject to forfeiture and any other terms and conditions as the Compensation Committee determines, subject to the terms of the Equity Plan. These terms and conditions may provide, in the discretion of the Compensation Committee, for the vesting of awards of restricted stock to be contingent upon the achievement of one or more performance goals, as described below.

Restricted Stock Units. Restricted stock unit awards granted under the Equity Plan are contingent awards of common stock (or the cash equivalent thereof). Unlike in the case of awards of restricted stock, Shares are not issued immediately upon the award of restricted stock units, but instead Shares are issued upon the satisfaction of the terms and conditions as the Compensation Committee may specify, subject to the terms of the Equity Plan, including the achievement of performance goals.

Performance Awards. The Equity Plan authorizes the grant of performance awards. Performance awards provide for payments of cash, or the issuance of Shares, options or SARs, or a combination thereof, contingent upon the attainment of one or more performance goals (described below) that the Compensation Committee establishes. The minimum period with respect to which performance goals are measured is one year, except in the event of a change of control. For purposes of the limit on the number of Shares with respect to which an employee may be granted Awards during any calendar year, a performance award is deemed to cover the number of Shares equal to the maximum number of Shares that may be issued upon payment of the Award. The maximum cash amount that may be paid to any employee pursuant to all performance awards granted to the employee during a calendar year may not exceed $5 million.

Dividends and Dividend Equivalents. The terms of an Award may, at the Compensation Committee’s discretion, provide a participant with the right to receive dividend payments or dividend equivalent payments with respect to Shares that the Award covers. These payments may either be made currently or credited to any account established for the participant, and may be settled in cash or Shares, as determined by the Compensation Committee.

Other Stock-Based Awards. The Plan authorizes the grant of stock-based awards other than those described herein. These Awards are referred to in the Equity Plan as “other stock-based awards” and have the terms and conditions as the Compensation Committee may determine, subject to the terms of the Equity Plan. The terms and conditions may provide for the payment or vesting of the other stock-based award to be conditioned upon the achievement of one or more performance goals.

Minimum Vesting. Restricted stock awards, restricted stock unit awards, and other stock-based awards subject only to continued service with the Company or an Affiliate must have a vesting period of not less than three years from the date of grant (but permitting pro rata vesting over such time), subject to accelerated vesting to the extent provided in an Agreement in the event of death, disability or retirement of the Participant, termination of the Participant’s service with the Company and its Affiliates or a change of control of the Company. The three-year minimum vesting requirement is not applicable to grants of restricted stock awards, restricted stock unit awards, and other stock-based awards (i) that in the aggregate of up to 5% of the number of shares available for Awards under the Equity Plan; or (ii) when the participant pays the intrinsic value for the award (whether directly or by foregoing a right to retain a cash payment from the Company or an affiliate). In addition, the three-year minimum vesting requirement is not applicable to other stock-based awards made to non-employee directors with respect to annual or quarterly cash or stock retainer payments for services rendered or deferrals of those amounts.

Performance Goals. As described above, the terms and conditions of an Award may provide for the grant, vesting or payment of Awards to be contingent upon the achievement of one or more specified performance goals that the Compensation Committee establishes. For this purpose, “performance goals” means performance goals that the Compensation Committee establishes that may be based on:

•	accounts receivable targets,

•	achievement of balance sheet or income statement objectives,

•	cash flow (including operating cash flow and free cash flow),

•	comparison to stock market indices,

•	comparisons to the performance of other companies,

•	customer satisfaction metrics and achievement of customer satisfaction goals,

•	dividend payments,

•	earnings (including before or after taxes, interest, depreciation, and amortization),

•	earnings growth,

•	earnings per share,

•	economic value added,

•	expenses,

•	implementation or completion of one or more projects or transactions,

•	improvement of financial ratings,

•	internal rate of return,

•	market share,

•	net asset value,

•	net income,

•	net operating gross margin,

•	net operating profit after taxes (“NOPAT”),

•	net sales growth,

•	NOPAT growth,

•	operating income,

•	operating margin,

•	pro forma income,

•	regulatory compliance,

•	return measures (including return on assets, designated assets, capital, committed capital, equity, net capital employed, sales or stockholder equity, and return versus the Company’s cost of capital),

•	revenues,

•	sales,

•	satisfactory internal or external audits,

•	stock price (including growth measures and total stockholder return),

•	working capital, or

•	any other objective goals that the Compensation Committee establishes.

The performance goals may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. These performance goals may be particular to an Eligible Person or the department, branch, affiliate, or division in which the Eligible Person works, or may be based on the performance of the Company, one or more affiliates, or the Company and one or more affiliates, and covers the period the Compensation Committee may specify.

Equity Incentive Plan Benefits

The Compensation Committee has the sole discretion, subject to the terms of the Equity Plan, to determine who will be granted Awards, as well as the size and types of such Awards under the Equity Plan. For this reason, the Company cannot determine the number of options, SARs, restricted stock awards, restricted stock units, performance awards or dividend and dividend equivalents, or other stock based awards and performance that might be received by participants under the Equity Plan.

Awards previously granted pursuant to the Equity Plan will not be affected by the amendment or re-approval of the Equity Plan and will remain outstanding until they are exercised, vest expire or otherwise terminate. Our named executive officers have received stock options under the Equity Plan in the following amounts: Mr. Zollars, 37,500; Ms. Taylor, 2,480; Mr. Smid, 10,800; Mr. Churay 5,100; and Mr. Gaines 3,100. In addition, our executive officers as a group have received an aggregate of 66,080 stock options under the Equity Plan, and no current director (who is not an executive officer) or nominee for director has received any stock options under the Equity Plan. A total of 1,002,172 options, all of which are outstanding, have been granted under the Equity Plan to employees that are not executive officers.

Capital Adjustments. Upon a change in the outstanding common stock of the Company by reason of a stock dividend, stock split, or reverse stock split (“capital stock change”), unless otherwise determined by the Compensation Committee on or prior to the date of the capital stock change, each of the following shall, automatically and without need for Compensation Committee action, be proportionately adjusted:

•	the number of Shares subject to outstanding Awards,

•	the per Share exercise price of options and the per Share base price upon which payments under SARs that are not related to options are determined,

•	the aggregate number Shares as to which Awards thereafter may be granted under the Equity Plan, and

•	the maximum number of Shares with respect to which an employee may be granted Awards during any calendar year.

If the outstanding common stock of the Company changes as a result of a capital stock change, recapitalization, reclassification, extraordinary cash dividend, combination or exchange of shares, merger, consolidation or liquidation, the Compensation Committee shall, as it deems equitable in its discretion, substitute or adjust:

•	the number and class of securities subject to outstanding Awards,

•	the type of consideration to be received upon exercise or vesting of an Award,

•	the exercise price of options and base price upon which payments under SARs that are not related to options are determined,

•	the aggregate number and class of securities for which Awards may be granted under the Equity Plan, or

•	the maximum number of securities with respect to which an employee may be granted Awards during any calendar year.

In the event of a merger or consolidation to which the Company is a party, the Compensation Committee may take any action it deems necessary to prevent the enlargement or diminishment of Participants’ rights under the Equity Plan and outstanding Awards and may cause any Award granted under the Equity Plan to be cancelled in consideration of a cash payment equal to the fair value of the cancelled Award, as determined by the Committee in its discretion.

Exercise of Options or SARs. An option or SAR may be exercised by a Participant delivering to the Company a notice of exercise and, in the case of options, full payment for the Shares with respect to which the option is exercised. To the extent authorized by the Compensation Committee or provided for in the award agreement, payment may be made (a) by delivery of unencumbered Shares valued at fair market value on the date of exercise, (b) pursuant to the broker-assisted cashless exercise or (c) by the Company withholding Shares that would otherwise be issued in connection with the exercise of the option (“net exercise”).

Under the net exercise provisions, a participant may surrender to the Company an option (or a portion of the option) that has become exercisable and receive a whole number of Shares valued as the difference of (a) the fair market value of the Shares subject to the option that is being surrendered over (b) the exercise price, plus any amount for fractional Shares.

No Loans. The Equity Plan expressly prohibits Company loans to the Company’s executive officers and directors, including without limitation a loan in conjunction with the exercise of an option or SAR.

Transferability. Awards granted under the Equity Plan may not be transferred, assigned, alienated or encumbered, except as otherwise provided in the agreement relating to an Award to (a) a Participant’s spouse, children or grandchildren (including any adopted and step children or grandchildren), parents, grandparents or siblings, (b) to a trust for the benefit of one or more of the Participant or the persons referred to in clause (a), (c) to a partnership, limited liability company or corporation in which the Participant or the persons referred to in clause (a) are the only partners, members or shareholders or (d) for charitable donations.

Termination and Amendment. The Board may amend or terminate the Equity Plan at any time. However, after the Equity Plan has been approved by the stockholders of the Company, the Board may not amend or terminate the Equity Plan without the approval of (a) the Company’s stockholders (i) if the amendment relates to the re-pricing of options and SARs or (ii) if stockholder approval of the amendment is required by applicable law, rules or regulations, and (b) each affected participant if the amendment or termination would adversely affect the participant’s rights or obligations under any Awards granted prior to the date of the amendment or termination.

Modification of Awards; No Re-pricing. The Committee may modify the terms of outstanding Awards. However, except to reflect capital stock changes, neither options nor SARs may be (a) modified to reduce their exercise prices, (b) cancelled or surrendered in consideration for the grant of new options or SARs with a lower exercise price or (c) cancelled or surrendered in exchange for cash or another Award (other than in connection with a substitute award or a change of control).

Substitution of Awards. Awards may, in the Committee’s discretion, be granted in substitution for stock options and other awards covering capital stock of another corporation which is merged into, consolidated with, or all or a substantial portion of the property or stock of which is acquired by, the Company or one of its Affiliates. Substitute Awards do not count against (a) the Shares subject to issuance under the Equity Plan or (b) the limit on Shares that may be granted to an Employee in a calendar year, except to the extent the Committee determines that counting Substitute Awards against such limit on Shares is required for Awards to be eligible to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code.

Withholding. The Company is generally required to withhold tax on the amount of income recognized by a participant with respect to an Award. Withholding requirements may be satisfied, as provided in the agreement evidencing the Award, by (a) tender of a cash payment to the Company, (b) withholding of Shares otherwise issuable pursuant to an Award, or (c) delivery to the Company by the participant of unencumbered Shares.

Term of the Equity Plan. Unless sooner terminated by the Board, the Equity Plan will terminate on February 27, 2014. Once the Equity Plan is terminated, no further Awards may be granted or awarded under the Equity Plan. Termination of the Equity Plan will not affect the validity of any Awards outstanding on the date of termination.

Summary of Certain Federal Income Tax Consequences

The following discussion briefly summarizes certain United States federal income tax aspects of Awards granted pursuant to the Equity Plan. State, local and foreign tax consequences may differ.

Incentive Stock Options. A participant who is granted an incentive stock option will not recognize income on the grant or exercise of the option. However, the difference between the exercise price and the fair market value of the Shares on the date of exercise is an adjustment item for purposes of the alternative minimum tax. If a participant does not exercise an incentive stock option within certain specified periods after termination of employment, the participant will recognize ordinary income on the exercise of the incentive stock option in the same manner as on the exercise of a nonqualified stock option, as described below.

The general rule is that gain or loss from the sale or exchange of Shares acquired on the exercise of an incentive stock option will be treated as capital gain or loss. If certain holding period requirements are not satisfied, however, the participant generally will recognize ordinary income at the time of the disposition. Gain recognized on the disposition in excess of the ordinary income resulting therefrom will be capital gain, and any loss recognized will be a capital loss.

Nonqualified Stock Options, SARs, Restricted Stock Units and Performance Awards. A participant generally is not required to recognize income on the grant of a nonqualified stock option, SAR, restricted stock unit or performance award. Instead, ordinary income generally is required to be recognized on the date the nonqualified stock option or SAR is exercised, or in the case of a restricted stock unit or performance award, on the date of payment of the Award in cash and/or Shares. In general, the amount of ordinary income required to be recognized is: (a) in the case of a nonqualified stock option, an amount equal to the excess, if any, of the fair market value of the Shares on the date of exercise over the exercise price; (b) in the case of a SAR, restricted stock unit or performance award, the amount of cash and the fair market value of any Shares received.

Restricted Stock. Shares of restricted stock awarded under the Equity Plan will be subject to a substantial risk of forfeiture for the period of time specified in the Award. Unless a participant who is granted Shares of restricted stock makes an election under Section 83(b) of the Code as described below, the participant is not required to recognize ordinary income on the award of restricted stock. Instead, on the date the substantial risk of forfeiture lapses, the participant will be required to recognize ordinary income in an amount equal to the excess, if any, of the fair market value of the shares of restricted stock on that date over the amount, if any, paid for these shares. If a participant makes a Section 83(b) election, he will recognize ordinary income on the date the shares of restricted stock are awarded equal to the fair market value of the shares on the date of award minus the amount, if any, paid for the shares. In that case, the participant will not be required to recognize additional ordinary income when the substantial risk of forfeiture lapses.

Other Stock-Based Awards. The tax consequences of a grant of another stock-based award will depend on the nature of the Award. A participant who purchases Shares pursuant to an Award must include in ordinary income the difference, if any, between the amount paid for the Shares and the fair market value of the Shares on the date of purchase. If Shares are issued outright pursuant to an Award, the participant must recognize ordinary income equal to the fair market value of the Shares on the date of issuance.

Gain or Loss on Sale or Exchange of Shares. In general, gain or loss from the sale or exchange of Shares granted or awarded under the Equity Plan will be treated as capital gain or loss, provided that the Shares are held as capital assets at the time of the sale or exchange. However, if certain holding period requirements are not satisfied at the time of a sale or exchange of Shares of acquired upon exercise of an incentive stock option (a “disqualifying disposition”), a participant generally will be required to recognize ordinary income upon the disposition.

Deductibility by Company. The Company generally is not allowed a deduction in connection with the grant or exercise of an incentive stock option. However, if a participant is required to recognize ordinary income as a result of a disqualifying disposition, the Company will be entitled to a deduction equal to the amount of ordinary income so recognized. In the case of any other Award, the Company generally will be allowed a deduction in an amount equal to the amount of ordinary income recognized by the participant.

Performance-Based Compensation. Subject to certain exceptions, Section 162(m) of the Code disallows federal income tax deductions for compensation paid by a publicly held corporation to certain covered employees to the extent the amount paid to an executive exceeds $1 million for the taxable year. The Equity Plan has been designed to allow the grant of Awards that qualify under an exception to the deduction limit of Section 162(m) for “qualified performance-based compensation.”

Compliance with Section 409A of the Code. The Equity Plan and each Award under the Equity Plan is intended to meet the requirements of Section 409A of the Code and will be construed and interpreted in accordance with such intent. Section 409A generally provides that if a deferred compensation plan or arrangement does not comply with the requirements of Sections 409A relating to distributions of benefits, prohibitions on acceleration of payment, and timing of deferral elections, then the compensation payable under such plan or arrangement will be included in gross income in the first taxable year of the recipient in which the compensation is not subject to a substantial risk of forfeiture. Failure to comply with Section 409A may also result in an additional 20% tax to the recipient of the Award and interest on underpayment of tax at a higher than normal rate. To the extent that an Award is subject to Section 409A of the Code, the Award will meet the requirements of Section 409A of the Code, so that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Section 409A of the Code.

Impact of Reverse Stock Split

At the Company’s special meeting stockholders held on February 17, 2010, the Company’s stockholders approved the amendments to the Company’s Certificate of Incorporation to effect the Reverse Stock Split at a ratio that will be determined by the Board and that will be within a range of one-for-five (1:5) to one-for-25 (1:25) and to reduce the number of authorized shares of the Company’s common stock by the reverse split ratio. See Questions and Answers—If the Company were to effect a reverse stock split, what effect would it have on the matters presented in this Proxy Statement?

Upon the effective date of the Reverse Stock Split, the number of shares of Company common stock (a) available for issuance pursuant to Awards under the Equity Plan and (b) issuable upon exercise or vesting of outstanding Awards under the Equity Plan will be reduced in proportion to the Reverse Stock Split ratio, and the exercise price of each Award, if any, will be proportionately increased. The table below sets forth the decrease in the number of shares of Company common stock available for issuance pursuant to Awards under the Equity Plan (as contemplated by Proposal III) for each potential Reverse Stock Split ratio:

Number of whole shares of the Company’s common stock which will be combined into one share of the Company’s common stock	Decrease in the number of shares of Company common stock available for issuance pursuant to Awards under the Equity Plan
5	13,486,000
6	11,238,333
7	9,632,857
8	8,428,750
9	7,492,222
10	6,743,000
11	6,130,000
12	5,619,167
13	5,186,923
14	4,816,429
15	4,495,333
16	4,214,375
17	3,966,471
18	3,746,111
19	3,548,947
20	3,371,500
21	3,210,952
22	3,065,000
23	2,931,739
24	2,809,583
25	2,697,200

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF

AN AMENDMENT TO THE COMPANY’S 2004 LONG-TERM INCENTIVE AND

EQUITY AWARD PLAN AND RE-APPROVAL OF SUCH PLAN PURSUANT TO SECTION

162(m) OF THE CODE

IV. PROPOSAL TO RATIFY APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit/Ethics Committee has appointed KPMG LLP as the Company’s independent registered public accounting firm for 2010. Generally, the Board submits the Audit/Ethics Committee’s appointment of the Company’s independent registered public accounting firm annually for ratification by the stockholders. Although stockholder ratification is not required, if the stockholders do not ratify the appointment, the Audit/Ethics Committee will reconsider the matter. Representatives of KPMG LLP will be present at the Annual Meeting to respond to appropriate questions and will have an opportunity to make a statement if they desire to do so.

THE BOARD RECOMMENDS A VOTE “FOR” THE

RATIFICATION OF THE COMPANY’S APPOINTMENT OF

KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM FOR 2010.

V. OTHER MATTERS

The Board does not intend to bring any other business before the Annual Meeting and it is not aware that anyone else intends to do so. If any other business comes before the Annual Meeting, it is the intention of the persons named in the enclosed form of proxy to vote as proxies in accordance with their best judgment.

Appendix I

LIST OF COMPANIES IN

TOWERS PERRIN COMPENSATION DATA BANK EXECUTIVE DATABASE

3M	Amazon.com	Atos Origin	Boehringer Ingelheim
7-Eleven	Ameren	Aurora Healthcare	Boeing
	American Airlines	Auto Club Group	BOK Financial
A&P	American Chemical Society	Automatic Data Processing	Booz Allen Hamilton
A.O. Smith	American Crystal Sugar	Avery Dennison	Boston Scientific
A.T. Cross	American Electric Power	Avis Budget Group	Bovis Lend Lease
AAA of Science	American Express	Avista	BP
Abbott Laboratories	American Family Insurance	Avon Products	Brady
ABC	American United Life	AXA Equitable	Bremer Financial
Accenture	American Water Works		Bright Business Media
ACH Food	AMERIGROUP	B&W Y-12	Bristol-Myers Squibb
Advance Publications	Ameriprise Financial	BAE Systems	Brown-Forman
Advanced Micro Devices	Ameritrade	Ball	Bush Brothers
Advanstar Communications	Ameron	Bank of America
Aegon USA	AMETEK	Barrick Gold of North America	CA
AEI Services	Amgen	Battelle Memorial Institute	Cablevision Systems
Aerojet	Amway	Baxter International	CACI International
Aeropostale	Anadarko Petroleum	Bayer	Cadbury North America
AFLAC	APL	Bayer CropScience	Calgon Carbon
Agilent Technologies	Apollo Group	BB&T	California Independent System Operator
AGL Resources	Applied Materials	Beckman Coulter	Callaway Golf
Agrium U.S.	ARAMARK	Belo	Calpine
AIG	Areva NP	Benjamin Moore	Cameron International
Air Products and Chemicals	Armstrong World Industries	Best Buy	Capital One Financial
Alcatel-Lucent	Arrow Electronics	BG US Services	Capitol Broadcasting—WRAL
Alcoa	ArvinMeritor	Big Lots	Cardinal Health
Allegheny Energy	Arysta LifeScience North America	Biogen Idec	Cargill
Allergan	Ascend Media	Bio-Rad Laboratories	Carlson Companies
Allete	Associated Banc-Corp	Blockbuster	Carmeuse Lime & Stone
Alliance Data Systems	AstraZeneca	Blue Cross Blue Shield of Florida	Carpenter Technology
Alliant Energy	AT&T	Blue Shield of California	Catalent Pharma Solutions
Allianz	ATC Management	Blyth	Caterpillar
Allstate	Atmos Energy	Bob Evans Farms	Catholic Healthcare West
CDI	ConvaTec	Eastman Kodak	Federal Home Loan Bank of
Cedar Rapids TV—KCRG	Convergys	Eaton	San Francisco
Celestica	Covance	eBay	Federal Reserve Bank of Cleveland
Celgene	Covidien	Ecolab	Federal Reserve Bank of Dallas
CenterPoint Energy	Cox Enterprises	Edison International	Federal Reserve Bank of New York
Century Aluminum	CPS Energy	Education Management	Federal Reserve Bank of Philadelphia
Cephalon	Crown Castle	Eisai	Federal Reserve Bank of
CH2M Hill	CSR	El Paso Corporation	San Francisco
Chevron	CSX	Electric Power Research Institute	Federal Reserve Bank of St. Louis
Chicago Mercantile Exchange	Cubic	Eli Lilly	Federal-Mogul
Chiquita Brands	Curtiss-Wright	Embarq	Ferrellgas
Choice Hotels International	CVS Caremark	Embraer	Fidelity Investments
Chrysler		EMC	Fifth Third Bancorp
CHS	Daiichi Sankyo	EMCOR Group	Fireman’s Fund Insurance
CIGNA	Daimler Trucks North America	EMI Music	First American
CIT Group	Dana	Emulex	First Data
CITGO Petroleum	Dannon	Enbridge Energy	First Horizon National
City National Bank	DCP Midstream	Endo Pharmaceuticals	First Solar
Cleco	Dean Foods	Energen	FirstEnergy
CNA	Deere & Company	Energy Future Holdings	Fiserv
Cobank	Delta Airlines	Energy Northwest	Fluor
Coca-Cola Enterprises	Deluxe	Entergy	FMA Communications
Colgate-Palmolive	Denny’s	EPCO	Ford
Colorado Springs Utilities	Dentsply	Equifax	Forest Laboratories
Columbia Sportswear	Devon Energy	Equity Office Properties	Fortune Brands
Comcast Cable Communications	Diageo North America	ERCOT	Forum Communications—WDAY
Comerica	DIRECTV	Erie Insurance	FPL Group
Commerce Insurance	Dominion Resources	Ernst & Young	Franklin Resources
CommScope	Donaldson	ESRI	Freddie Mac
Compass Bancshares	Dow Chemical	Evening Post Publishing—KOAA	Freedom Communications
CompuCom Systems	Dow Jones	Evergreen Packaging	Freeport-McMoRan Copper & Gold
ConAgra Foods	DPL	Exelon	Frontier Airlines
Connell	Dr Pepper Snapple	Exterran

ConocoPhillips	Duke Energy	ExxonMobil	G&K Services
Consolidated Edison	DuPont		GAF Materials
Constellation Energy	Dynegy	F & W Media	Gannett
Consumers Energy		Fairchild Controls	Gap
Consumers Union	E*Trade	Fannie Mae	Garland Power & Light
Continental Airlines	E.ON U.S.	FANUC Robotics America	Garmin
Continental Automotive Systems	E.W. Scripps	Farm Progress Companies	GATX
Continental Energy Systems	Eastman Chemical	Federal Home Loan Bank of Pittsburgh	Gavilon
GDF SUEZ Energy North America	Healthways	International Paper	L.L. Bean
Genentech	Hearst	Invensys Controls	L-3 Communications
General Atomics	Hearst-Argyle Television	Invensys Process Systems	Lafarge North America
General Dynamics	Henkel of America	Irvine Company	Land O’Lakes
General Electric	Henry Ford Health Systems	Irwin Financial	Leggett and Platt
General Mills	Herman Miller	ISO New England	Lenovo
General Motors	Hershey		Level 3 Communications
GenTek	Hertz	J. Crew	Lexmark International
Genworth Financial	Hess	J.C. Penney Company	Liberty Mutual
Genzyme	Hexion Specialty Chemicals	J.M. Smucker	Life Technologies
GEO Group	Hitachi Data Systems	J.R. Simplot	Life Touch
Getty Images	HNI	Jack in the Box	Limited
Gilead Sciences	HNTB	Jacobs Engineering	Lincoln Financial
GlaxoSmithKline	Hoffmann-La Roche	Jarden	Lockheed Martin
Goodrich	Honeywell	JetBlue	Loews
Goodyear Tire & Rubber	Horizon Lines	JM Family	LOMA
Google	Hormel Foods	John Hancock	Lorillard Tobacco
Gorton’s	Hospira	Johns-Manville	Lower Colorado River Authority
Great-West Life Annuity	Houghton Mifflin	Johnson & Johnson
Greif	Hovnanian Enterprises	Johnson Controls	M&T Bank
GS1 US	HSBC North America		Magellan Midstream Partners
GTECH	Hubbard Broadcasting	Kaiser Foundation Health Plan	Marathon Oil
Guardian Life	Humana	Kaman Industrial Technologies	Marriott International
Guideposts	Hunt Consolidated	Kansas City Southern	Marshall & Ilsley
GXS	Huntington Bancshares	KB Home	Martin Marietta Materials
	Hyatt Hotels	KBR	Mary Kay
H.B. Fuller		KCTS Television	Masco
Hanesbrands	IBM	Kellogg	Massachusetts Mutual
Hannaford	IDACORP	Kelly Services	Mattel
Harland Clarke	Idearc Media	Kerry Ingredients & Flavours	Matthews International
Harley-Davidson	IDEXX Laboratories	KeyCorp	McClatchy
Harman International Industries	IKON Office Solutions	Kimberly-Clark	McDermott
Harris Enterprises	IMS Health	Kimco Realty	McDonald’s
Harry Winston	ING	Kindred Healthcare	McKesson
Hartford Financial Services	Ingersoll-Rand	Kinross Gold	MDU Resources
Hawaiian Electric	Integrys Energy Group	Kiplinger	MeadWestvaco
Hayes Lemmerz	Intel	KLA-Tencor	Medco Health Solutions
HBO	Intercontinental Hotels	Knight	Media General
HCA Healthcare	International Data	Koch Industries	MediaTec Publishing
Health Care Services	International Flavors & Fragrances	Kohler	MedImmune
Health Net	International Game Technology	Kohl’s	Medtronic
KPMG
Meister Media Worldwide	Noranda Aluminum	PepsiCo	R.H. Donnelley
Merck & Co	Norfolk Southern	Perot Systems	R.R. Donnelley
Meredith	Northeast Utilities	PetSmart	Ralcorp Holdings
Metavante Technologies	Northern Trust	Pfizer	Rayonier
MetLife	NorthWestern Energy	Philips Healthcare	Raytheon
MetroPCS Communications	Northwestern Mutual	Phillips-Van Heusen	RBC Dain Rauscher
MGE Energy	Novartis	Phoenix Companies	Reader’s Digest
Microsoft	Novartis Consumer Health	PhRMA	Reed Business Information
Midwest Independent Transmission	Novell	Pinnacle West Capital	Reed Exhibitions
System Operator	Novo Nordisk Pharmaceuticals	Pioneer Hi-Bred International	Regal-Beloit
Millennium Pharmaceuticals	NRG Energy	Pitney Bowes	Regency Energy Partners LP
Millipore	NSTAR	Pittsburgh Corning	Regions Financial
Mine Safety Appliances	NuStar Energy	PJM Interconnection	Reliant Energy
Mirant	NV Energy	PlainsCapital	Research in Motion
Molson Coors Brewing	NW Natural	Plexus	RF Micro Devices
MoneyGram International	NXP Semi-Conductor	PMI Group	RGA Reinsurance Group of America
Morgan Murphy Stations—WISC	Nycomed US	PNC Financial Services	Rio Tinto
Mosaic		PNM Resources	Robb Report
Motorola	Occidental Petroleum	Polaris Industries	Roche Diagnostics
MSC Industrial Direct	Office Depot	Polymer Group	Rockwell Automation
Munich Reinsurance America	OGE Energy	PolyOne	Rockwell Collins
	Oglethorpe Power	Portland General Electric	Rolls-Royce North America

National Renewable Energy	Omaha Public Power	Potash
Laboratory	Omnova Solutions	PPG Industries	S.C. Johnson
Nationwide	OneBeacon Insurance	PPL	Safety-Kleen Systems
Navistar International	Orange Business Services	Praxair	SAIC
Navy Federal Credit Union	Oshkosh Truck	Principal Financial	Salt River Project
NBC Universal	Otter Tail	Progress Energy	Sanmina-SCI
NCCI Holdings	Owens Corning	Progressive	Sanofi Pasteur
NCR	Owens-Illinois	Providence Health & Services	Sanofi-Aventis
Neoris USA		Prudential Financial	Sara Lee
Nestle USA	Pacific Gas & Electric	Public Service Enterprise	Sarkes Tarzian—KTVN
New York Life	Pacific Life	Group	Sarkes Tarzian—WRCB
New York Power Authority	Panasonic of North America	Puget Energy	SAS Institute
New York Times	Papa John’s	Pulte Homes	Savannah River Nuclear Solutions
New York University	Parametric Technology	Purdue Pharma	SCA Americas
Newmont Mining	Parker Hannifin		SCANA
NewPage	Parsons	QUALCOMM	Schering-Plough
Nicor	Pearson Education	Quest Diagnostics	Schlumberger
NIKE	People’s Bank	Quintiles	Schneider Electric
Nokia	Pepco Holdings	Qwest Communications	School Specialty
Schreiber Foods
Schurz—KYTV	String Letter Publishing	U.S. Bancorp	W.R. Grace
Schurz—WDBJ	Summit Business Media	U.S. Foodservice	W.W. Grainger
Schwan’s	Sun Life Financial	UC4 Software	Wachovia
Scripps Networks Interactive	Sun Microsystems	UIL Holdings	Walt Disney
Seagate Technology	Sundt Construction	Unilever United States	Warnaco
Sealed Air	Sunoco	Union Bank of California	Waste Management
Securian Financial Group	SunTrust Banks	Union Pacific	Watson Pharmaceuticals
Securitas Security Services USA		UniSource Energy	Webster Bank
Security Benefit Group	Target	Unisys	Wellcare Health Plans
Sempra Energy	Taubman Centers	United Airlines	Wellpoint
Sensata Technologies	Taunton Press	United Rentals	Wells Fargo
Shell Oil	Taylor-Wharton International	United States Cellular	Wendy’s/Arby’s Group
Sherwin-Williams	TD Banknorth	United States Enrichment	Westar Energy
Shire Pharmaceuticals	TECO Energy	United States Steel	Western Digital
Siemens	TeleTech Holdings	United Technologies	Western Union
Sinclair Broadcast Group	Tellabs	United Water	Westinghouse Electric
Sirius XM Radio	Temple-Inland	UnitedHealth	Weyerhaeuser
SLM	Tenet Healthcare	Unitil	Whirlpool
Smurfit-Stone Container	Teradata	Univar	Whole Foods Market
Sodexo USA	Terex	Universal Studios Orlando	Williams Companies
Sonoco Products	Terra Industries	University of Texas—M.D. Anderson	Williams-Sonoma
Sony Corporation of America	Tesoro	Cancer Center	Winn-Dixie Stores
South Financial Group	Textron	Unum Group	Wisconsin Energy
Southern Company Services	Thomas & Betts	US Airways	Wm. Wrigley Jr.
Southern Union Company	Thomas Publishing	USAA	Wolters Kluwer US
Southwest Airlines	Thrivent Financial for Lutherans	USG	WPP
Southwest Power Pool	TIAA-CREF		Wray Edwin—KTBS
Sovereign Bancorp	Time	Valero Energy	Wyeth Pharmaceuticals
Spectra Energy	Time Warner	Verizon	Wyndham Worldwide
Sprint Nextel	Time Warner Cable	Vertex Pharmaceuticals
SPX	Timex	VF	Xcel Energy
Stanford University	T-Mobile USA	Viacom	Xerox
Stantec	Toro	Viad
Staples	TransCanada	Virgin Mobile USA	Yahoo!
Starbucks	TransUnion	Visa USA	Young Broadcasting—KFLY
Starwood Hotels & Resorts	Travelers	Visiting Nurse Service	Young Broadcasting—KRON
State Farm Insurance	Tribune	Visteon	Yum! Brands
State Street	TUI Travel	Volvo Group North America
Steelcase	Tupperware	Vulcan	Zale
Sterling Bancshares	Twin Cities Public Television—TPT	Vulcan Materials	Zurich North America
STP Nuclear Operating	Tyco Electronics	VWR International
Number of Companies: 761

Appendix II

YRC WORLDWIDE INC.

SECOND UNION EMPLOYEE OPTION PLAN

March 1, 2010

The following describes the Second Union Employee Option Plan (this “Plan”) of YRC Worldwide Inc. (the “Company”), which is designed to compensate Qualifying Employees (defined below) for past and current service:

1.	As of the Effective Date(s) as described in Sections 3 and 4, the Company will issue options to purchase the Company’s common stock (“options”) to Qualifying Employees. “Qualifying Employees” means U.S. and Canadian union employees of the Company and its subsidiaries (including those employees represented by unions other than the International Brotherhood of Teamsters) who were either employed and working on July 1, 2009 or on seniority boards as of July 1, 2009, even if they were not working; provided, that “Qualifying Employees” does not include casual employees. Only union employees who are employed by bargaining units who have ratified the wage reduction described in the Amended and Restated Memorandum of Understanding on the Job Security Plan dated July 9, 2009 (the “MOU”), between the International Brotherhood of Teamsters and certain subsidiaries of the Company, can be “Qualifying Employees”.

2.	The maximum number of options granted under this Plan will be 263,746,809, prior to giving effect to the impact of any stock splits or reverse stock splits.

3.	Section 5 of the wage reduction described in the MOU defines the “Effective Date” for each bargaining unit that ratifies the wage reduction in the MOU. For the purposes of Qualifying Employees who are employed by the bargaining units that ratified the MOU as it applies to the 2008-2013 National Master Freight Agreement (“NMFA”) or ratified other union contracts or modifications to other union contracts incorporating the MOU on the same date as the ratification of the MOU as it applies to the NMFA or prior to March 1, 2010, the “Effective Date” shall be March 1, 2010.

4.	The options shall be granted to Qualifying Employees on the applicable Effective Date(s). The number of options granted to each Qualifying Employee shall be determined as set forth in Exhibit A. Each Qualifying Employee shall be notified and furnished appropriate documentation as quickly as reasonably possible after the date of the Qualifying Employee’s specific grant. The number of options to all Qualifying Employees and any potential Qualifying Employees from bargaining units that have not yet ratified the MOU may not exceed the maximum number of options defined in Section 2. 1,319,341 options may be withheld from allocation to specific employees to cure any administrative errors in distributing the grants until the first trading day of July 2010. If the shareholders of the Company approve this Plan, any options that are not granted by June 30, 2010 shall be reallocated and granted on the first trading day of July 2010 as determined in Exhibit A, which shall be the “Effective Date” for these grants. Only whole numbers of options may be granted. If, after the final grant on the first trading day in July 2010 there remain any options that could not be granted because they would result in options to purchase partial shares, those options shall be forfeited and cancelled.

5.	Each option will have an exercise price equal to the greater of (a) 48 cents per share and (b) the closing price of the Company’s common stock trading on The NASDAQ Stock Market on the applicable Effective Date (or the first trading day of July 2010 for options not granted by June 30, 2010), or if the applicable Effective Date is not on a trading day, on the first trading day following the applicable Effective Date.

6.	The options granted to a Qualifying Employee shall vest in full on the day immediately following the day the shareholders of the Company approve this Plan; provided, that options granted on or after the day that shareholders of the Company approve this Plan shall vest on the day immediately following the Effective Date of such grant. Once vested, the options shall become exercisable and remain exercisable for 10 years following the applicable Effective Date of the options (the “Exercise Period”), at which time they shall terminate.

7.	The options shall include a cashless exercise provision and shall provide for a net exercise for paying each Qualifying Employee’s withholding taxes at applicable statutory rates.

8.	If a Qualifying Employee terminates employment for any reason other than death or disability, the Qualifying Employee shall retain all vested options and, in addition, any options that would have otherwise vested following the date of his or her termination of employment shall vest according to normal vesting schedule in the option. For the avoidance of doubt, if a Qualifying Employee is terminated for any reason other than death or disability prior to the vesting date of the Qualified Employee’s options, the options shall vest in accordance with Section 6. All vested options shall remain the property of the Qualifying Employee and be exercisable during the Exercise Period. The Company shall not be liable to a Qualifying Employee for the inability of the Qualifying Employee to exercise any option pending implementation of any decision or outcome to determine vesting or termination of options under this Plan.

9.	If

(a)	a Qualifying Employee dies or becomes permanently and totally disabled, and

(b)	after presentation to the Company’s shareholders, the shareholders approve this Plan,

then the Qualifying Employee, or the Qualifying Employee’s estate, guardian or legal representative shall retain all vested options and, in addition, any options that would have otherwise vested following the date of his or her death or disability shall vest immediately. A Qualifying Employee shall be considered “permanently and totally disabled” if the Qualifying Employee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months or is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Qualifying Employee’s employer. The existence of a permanent and total disability shall be evidenced by such medical certification as the Secretary of the Company or his or her designee shall require.

10.	For the avoidance of doubt, transfers of employment between the Company and a subsidiary, or between subsidiaries, shall not constitute a termination of employment for purposes of the options.

11.	For the avoidance of doubt, authorized leaves of absence from the Company shall not constitute a termination of employment for purposes of the options. For purposes of the options, an authorized leave of absence shall be an absence while the Qualifying Employee is on military leave, sick leave, or other bona fide leave of absence so long as the Qualifying Employee’s right to employment with the Company is guaranteed by statute, a contract or Company policy.

12.	Subject to Section 7, to the extent Qualifying Employees have taxable income in connection with the grant, vesting or exercise of the options or the delivery of shares of Company common stock, the Company is authorized to withhold from any compensation payable to Qualifying Employees, including shares of common stock that the Company is to deliver to the Qualifying Employees, any taxes required to be withheld by foreign, federal, state, provincial or local law.

13.	No rights under the options shall be transferable otherwise than by will, the laws of descent and distribution or pursuant to a qualified domestic relations order (“QDRO”), and, except to the extent otherwise provided herein, the rights and the benefits of the options may be exercised and received, respectively, during the lifetime of the Qualifying Employee only by the Qualifying Employee or by the Qualifying Employee’s guardian or legal representative or by an “alternate payee” pursuant to a QDRO.

14.

Notwithstanding any other provision of this Plan, the options shall not be effective and exercisable until the Company’s shareholders approve the issuance of options and the common stock issuable upon exercise of the options, in each case, pursuant to this Plan. The options shall automatically terminate if, after presentation to the Company’s shareholders, the Company’s shareholders do not approve the issuance of options and the common stock issuable upon exercise of the options, in each case, pursuant to this Plan on or before February 28, 2011. The Company agrees to file a Registration Statement covering the options and the shares under this Plan on the date the shareholders of the Company approve this Plan.

15.	Under no circumstances will the Company be liable for any indirect, incidental, consequential or special damages (including lost profits) of any form incurred by any person, whether or not foreseeable and regardless of the forum in which such a claim may be brought, with respect to this Plan or the Company’s role as Plan sponsor.

16.	Notwithstanding anything else in this Plan, the shares received upon exercise of the options may not be sold, pledged or hypothecated until such time as the Company complies with all regulatory requirements regarding registration of the shares to be issued under the terms of this Plan.

17.	The Plan has been designed so that the grant, vesting, exercise and payments of awards hereunder are not subject to the requirements of Section 409A of the Code. To the extent that an award or payment, or the settlement or deferral thereof, is or becomes subject to Section 409A of the Code, except as the Compensation Committee (the “Committee”) of the Board of Directors of the Company otherwise determines in writing, the award shall be granted, paid, settled or deferred in a manner that will meet the requirements of Section 409A of the Code, including regulations or other guidance issued with respect thereto, such that the grant, payment, settlement or deferral shall not be subject to any additional taxation applicable under Section 409A of the Code.

18.	The Plan described above represents the plan of the Company regarding the union options. The Company shall be this Plan’s sponsor and shall administer this Plan. The Company may appoint a Plan administrator for this purpose. The Committee is authorized to amend and modify this Plan for the purposes of administration to address additional details such as (without limitation) the impact of stock splits, stock dividends, recapitalizations or other similar transactions or events and administrative matters. Any such amendments or modifications shall be final and binding on the Qualifying Participants with Compensation Committee approval. However, the Committee described in Section 13 of the MOU must approve any substantive amendments or modifications of this Plan, and its decisions shall be final and binding with respect to the Qualifying Employees with respect to these amendments.

19.	This Plan shall be governed, construed and administered in accordance with the laws of the State of Delaware without giving effect to the conflict of laws principles.

20.	Notwithstanding any other provision of this Plan, this Plan is not a guarantee of employment for any Qualifying Employee, and no person subject to the benefits of this Plan may argue that this Plan impacts any decision regarding the continued employment of the Qualifying Employee.

21.	In the event of any conflict or inconsistency between this Plan and the MOU, the provisions of this Plan shall prevail.

22.	Upon the effective date of a reverse stock split with respect to the Company’s common stock, each Qualifying Employee’s options in this Plan shall represent the right to purchase that number of shares of Company common stock equal to the number of shares a Qualifying Employee was entitled to purchase pursuant to the option prior to the reverse stock split divided by the number of shares that will be combined into one share of the Company’s common stock pursuant to the reverse stock split, rounded down to the nearest whole number of shares, including zero (the “reverse stock split shares”), as the case may be, and the exercise price of each option will be increased by multiplying the exercise price of each option prior to the reverse stock split by the reverse stock split shares, rounded down to the nearest whole cent per share.

Appendix III

YRC WORLDWIDE INC.

2004 LONG-TERM INCENTIVE AND EQUITY AWARD PLAN

(As amended with effect from June 29, 2010)

1. Definitions. In this Plan, except where the context otherwise indicates, the following definitions shall apply:

1.1 “Affiliate” means a corporation, partnership, business trust, limited liability company, or other form of business organization at least a majority of the total combined voting power of all classes of stock or other equity interests of which is owned by the Company, either directly or indirectly.

1.2 “Agreement” means a written agreement or other document evidencing an Award that shall be in such form as the Committee may specify. The Committee in its discretion may, but need not, require a Participant to sign an Agreement.

1.3 “Automatic Adjustment Event” means a change in the outstanding Common Stock by reason of a stock dividend, stock split, or reverse stock split.

1.4 “Award” means a grant of:

(a) an Option;

(b) a SAR;

(c) Restricted Stock;

(d) a Restricted Stock Unit;

(e) a Performance Award; or

(f) an Other Stock-Based Award.

1.5 “Board” means the Board of Directors of the Company.

1.6 “Code” means the Internal Revenue Code of 1986, as amended.

1.7 “Committee” means the committee(s), subcommittee(s), or person(s) the Board appoints to administer this Plan or to make or administer specific Awards hereunder. If no appointment is in effect at any time, “Committee” means the Compensation Committee of the Board. Notwithstanding the foregoing, “Committee” means the Board for purposes of granting Awards to Non-Employee Directors and administering this Plan with respect to those Awards, unless the Board determines otherwise.

1.8 “Common Stock” means the Company’s common stock, par value $0.01 per share.

1.9 “Company” means YRC Worldwide Inc. and any successor thereto.

1.10 “Date of Exercise” means the date on which the Company receives notice of the exercise of an Option or SAR in accordance with the terms of Section 8.

1.11 “Date of Grant” means the date on which an Award is granted under this Plan.

1.12 “Eligible Person” means any person who is:

(a) an Employee;

(b) hired to be an Employee;

III-1

(c) a Non-Employee Director; or

(d) a consultant or independent contractor to the Company or an Affiliate.

1.13 “Employee” means any person that the Committee determines to be an employee of the Company or an Affiliate.

1.14 “Exercise Price” means the price per Share at which an Option may be exercised.

1.15 “Fair Market Value” means an amount equal to the then fair market value of a Share as determined by the Committee pursuant to a reasonable method adopted in good faith for such purpose. Unless the Committee determines otherwise, if the Common Stock is traded on a securities exchange or automated dealer quotation system, fair market value shall be the last sale price for a Share, as of the relevant date, on such securities exchange or automated dealer quotation system as reported by such source as the Committee may select.

1.16 “Incentive Stock Option” means an Option granted under this Plan that the Committee designates as an incentive stock option under Section 422 of the Code.

1.17 “Non-Employee Director” means any member of the Company’s or an Affiliate’s Board of Directors who is not an Employee.

1.18 “Nonqualified Stock Option” means an Option granted under this Plan that is not an Incentive Stock Option.

1.19 “Option” means an option to purchase Shares granted under this Plan in accordance with the terms of Section 6.

1.20 “Option Period” means the period during which an Option may be exercised.

1.21 “Other Stock-Based Award” means an Other Stock Based Award as defined in Section 13.

1.22 “Participant” means an Eligible Person who has been granted an Award hereunder.

1.23 “Performance Award” means a performance award granted under this Plan in accordance with the terms of Section 11.

1.24 “Performance Goals” means performance-based goals that the Committee establishes, which may be based on:

(a) accounts receivable targets;

(b) satisfactory internal or external audits;

(c) achievement of balance sheet or income statement objectives;

(d) cash flow (including operating cash flow and free cash flow);

(e) customer satisfaction metrics and achievement of customer satisfaction goals;

(f) dividend payments;

(g) earnings (including before or after taxes, interest, depreciation, and amortization);

(h) earnings growth;

(i) earnings per share;

(j) economic value added;

III-2

(k) expenses;

(l) improvement of financial ratings;

(m) internal rate of return;

(n) market share;

(o) net asset value;

(p) net income;

(q) net operating gross margin;

(r) net operating profit after taxes (“NOPAT”);

(s) net sales growth;

(t) NOPAT growth;

(u) operating income;

(v) operating margin;

(w) comparisons to the performance of other companies;

(x) pro forma income;

(y) regulatory compliance;

(z) return measures (including return on assets, designated assets, capital, committed capital, net capital employed, equity, sales, or stockholder equity, and return versus the Company’s cost of capital);

(aa) revenues;

(bb) sales;

(cc) stock price (including growth measures and total stockholder return);

(dd) comparison to stock market indices;

(ee) implementation or completion of one or more projects or transactions;

(ff) working capital; or

(gg) any other objective goals that the Committee establishes.

Performance Goals may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. Performance Goals may be particular to an Eligible Person or the department, branch, Affiliate, or division in which the Eligible Person works, or may be based on the performance of the Company, one or more Affiliates, or the Company and one or more Affiliates, and may cover such period as the Committee may specify.

1.25 “Plan” means this YRC Worldwide Inc. 2004 Long-Term Incentive and Equity Award Plan, as amended from time to time.

1.26 “Related Option” means an Option in connection with which, or by amendment to which, a SAR is granted.

1.27 “Related SAR” means a SAR granted in connection with, or by amendment to, an Option.

1.28 “Restricted Stock” means Shares granted under this Plan pursuant to the provisions of Section 9.

1.29 “Restricted Stock Units” means an award providing for the contingent grant of Shares (or the cash equivalent thereof) pursuant to the provisions of Section 10.

III-3

1.30 “SAR” means a stock appreciation right granted under this Plan in accordance with the terms of Section 7.

1.31 “Section 422 Employee” means an Employee who is employed by the Company or a “parent corporation” or “subsidiary corporation” (both as defined in Sections 424(e) and (f) of the Code) with respect to the Company.

1.32 “Share” means a share of Common Stock.

1.33 “Substitute Award” means an Award granted under this Plan pursuant to the provisions of Section 17.2.

1.34 “Ten-Percent Stockholder” means a Section 422 Employee who (applying the rules of Section 424(d) of the Code) owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or a “parent corporation” or “subsidiary corporation” (both as defined in Sections 424(e) and (f) of the Code) with respect to the Company.

1.35 Construction. Unless the context expressly requires the contrary, references in this Plan to (a) the term “Section” refers to the sections of this Plan, and (b) the word “including” means “including (without limitation).”

2. Purpose. This Plan is intended to assist the Company and its Affiliates in attracting and retaining Eligible Persons of outstanding ability and to promote the identification of their interests with those of the stockholders of the Company and its Affiliates.

3. Administration. The Committee shall administer this Plan and shall have plenary authority, in its discretion, to grant Awards to Eligible Persons, subject to the provisions of this Plan. The Committee shall have plenary authority and discretion, subject to the provisions of this Plan, to determine the Eligible Persons to whom it grants Awards, the terms (which terms need not be identical) of all Awards, including the Exercise Price of Options, the time or times at which Awards are granted, the number of Shares covered by Awards, whether an Option shall be an Incentive Stock Option or a Nonqualified Stock Option, any exceptions to nontransferability, and any Performance Goals applicable to Awards. In making these determinations, the Committee may take into account the nature of the services rendered or to be rendered by Award recipients, their present and potential contributions to the success of the Company and its Affiliates, and such other factors as the Committee in its discretion shall deem relevant. Subject to the provisions of this Plan, the Committee shall have plenary authority to interpret this Plan and Agreements, prescribe, amend and rescind rules and regulations relating to them, and make all other determinations deemed necessary or advisable for the administration of this Plan and Awards granted hereunder. The determinations of the Committee on the matters referred to in this Section 3 shall be binding and final. The Committee may delegate its authority under this Section 3 and the terms of this Plan to such extent it deems desirable and is consistent with the requirements of applicable law.

4. Eligibility. Awards may be granted only to Eligible Persons.

5. Stock Subject to Plan.

5.1 Number of Shares. Subject to adjustment as provided in Section 14, the maximum number of Shares that may be issued under this Plan is 73.86 million Shares, provided that Substitute Awards shall not be counted against the maximum number of Shares. Notwithstanding the foregoing, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options is 25% of the aggregate number of Shares available for Awards in this Section 5.1. Shares issued under this Plan may, in whole or in part, be authorized but unissued Shares or Shares that shall have been, or may be, reacquired by the Company in the open market, in private transactions or otherwise.

III-4

5.2 Maximum Grant. The maximum number of Shares with respect to which an Employee may be granted Awards under this Plan during any calendar year is 15% of the aggregate number of Shares available for Awards pursuant to Section 5.1. The maximum number of Shares with respect to which an Employee has been granted Awards shall be determined in accordance with Section 162(m) of the Code.

5.3 Adjustments to Number of Shares. If any Shares subject to an Award are forfeited, if an Award otherwise terminates or expires without all of the Shares covered by the Award being issued or if an Award is settled for cash (in whole or in part) or otherwise does not result in the issuance of all of the Shares subject to the Award (including Shares not issued to satisfy withholding taxes or to satisfy the exercise price of an Award), the Shares shall, to the extent of such forfeiture, termination, expiration, cash settlement or non-issuance, again be available for the grant of Awards under this Plan. In the event that any Option or other Award is exercised through the tendering of Shares (either actually or by attestation), or withholding tax liabilities arising from such Option or other Award are satisfied by the tendering of Shares (either actually or by attestation), then the Shares so tendered shall be available for the grant of Awards under this Plan.

6. Options.

6.1 Types of Option Grants. Options granted under this Plan shall be either Incentive Stock Options or Nonqualified Stock Options, as the Committee designates; provided, that Incentive Stock Options may only be granted to Eligible Persons who are Section 422 Employees on the Date of Grant. Each Option granted under this Plan shall be identified either as a Nonqualified Stock Option or an Incentive Stock Option, and each Option shall be evidenced by an Agreement that specifies the terms and conditions of the Option. Options shall be subject to the terms and conditions set forth in this Section 6 and such other terms and conditions not inconsistent with this Plan as the Committee may specify. The Committee may, in its discretion, condition the grant or vesting of an Option upon the achievement of one or more specified Performance Goals.

6.2 Exercise Price. The Exercise Price of an Option granted under this Plan shall not be less than 100% of the Fair Market Value of the Common Stock on the Date of Grant. Notwithstanding the foregoing, in the case of an Incentive Stock Option granted to an Employee who, on the Date of Grant is a Ten-Percent Shareholder, the Exercise Price shall not be less than 110% of the Fair Market Value of a Share on the Date of Grant.

6.3 Option Exercise Period. The Committee shall determine the Option Period for an Option, which shall be specifically set forth in the Agreement; provided, that an Option shall not be exercisable after ten years (five years in the case of an Incentive Stock Option granted to a Ten-Percent Stockholder) from its Date of Grant.

6.4 Surrender of Option. The Participant shall have the right to surrender to the Company an Option (or a portion thereof) that has become exercisable and to receive upon the surrender, without any payment to the Company (other than required tax withholding amounts paid in accordance with Section 20) that number of Shares (equal to the highest whole number of Shares) having an aggregate Fair Market Value as of the date of surrender equal to that number of Shares subject to the Option (or portion thereof) being surrendered multiplied by an amount equal to the excess of (a) the Fair Market Value on the date of surrender, over (b) the Exercise Price, plus an amount of cash equal to the fair market value of any fractional Share to which the Participant would be entitled but for the parenthetical above relating to whole number of Shares.

7. SARs.

7.1 Terms and Conditions of SAR. A SAR granted under this Plan shall be evidenced by an Agreement specifying the terms and conditions of the Award.

7.2 Grant of SAR. A SAR may be granted under this Plan:

(a) in connection with, and at the same time as, the grant of an Option under this Plan;

(b) by amendment of an outstanding Option granted under this Plan; or

(c) independently of any Option granted under this Plan.

III-5

A SAR described in clause (a) or (b) of the preceding sentence is a Related SAR. A Related SAR may, in the Committee’s discretion, apply to all or any portion of the Shares subject to the Related Option.

7.3 Exercise of SAR. A SAR may be exercised in whole or in part as provided in the applicable Agreement. Subject to the terms of the Agreement, a SAR entitles a Participant to receive, upon exercise and without payment to the Company (but subject to required tax withholding), either cash or that number of Shares (equal to the highest whole number of Shares), or a combination thereof, in an amount or having an aggregate Fair Market Value as of the Date of Exercise not to exceed the number of Shares subject to the portion of the SAR exercised multiplied by an amount equal to the excess of:

(a) the Fair Market Value on the Date of Exercise of the SAR; over

(b) either (i) the Fair Market Value on the Date of Grant (or such amount in excess of the Fair Market Value as the Committee may specify) of the SAR if it is not a Related SAR, or (ii) the Exercise Price as provided in the Related Option if the SAR is a Related SAR.

7.4 SAR Exercise Period. The Committee shall determine the period during which a SAR may be exercised, which period shall be specifically set forth in the Agreement; provided, that:

(a) a SAR will expire no later than the earlier of (i) ten years from the Date of Grant, or (ii) in the case of a Related SAR, the expiration of the Related Option; and

(b) a Related SAR that is related to an Incentive Stock Option may be exercised only when and to the extent the Related Option is exercisable.

7.5 Share Adjustment with Related SAR or Related Option. The exercise, in whole or in part, of a Related SAR shall cause a reduction in the number of Shares subject to the Related Option equal to the number of Shares with respect to which the Related SAR is exercised. The exercise, in whole or in part, of a Related Option shall cause a reduction in the number of Shares subject to the Related SAR equal to the number of Shares with respect to which the Related Option is exercised.

8. Exercise of Options and SARs. An Option or SAR may be exercised, in whole or in part and subject to the terms of the applicable Agreement evidencing the Award, by the Participant’s delivering to the Company a notice of the exercise, in such form as the Committee may prescribe, accompanied, in the case of an Option, by:

(a) the Participant’s full payment for the Shares with respect to which the Option is exercised; or

(b) to the extent provided in the applicable Agreement or otherwise authorized by the Committee;

(i) payment may be effected by irrevocable instructions to a broker to deliver promptly to the Company cash equal to the exercise price of the Option (a broker-assisted cashless exercise);

(ii) payment may be made by delivery (including constructive delivery) of unencumbered Shares (provided that if the Shares were acquired pursuant to another option or other award granted under this Plan or under any other compensation plan maintained by the Company or any Affiliate, the Shares shall have been held for such period, if any, as the Committee may specify) valued at Fair Market Value on the Date of Exercise; or

(iii) payment may be made by the Company withholding Shares that would otherwise be issued in connection with the exercise of the Option.

9. Restricted Stock Awards.

9.1 Terms and Conditions of Restricted Stock Awards. Each grant of Restricted Stock under this Plan shall be subject to an Agreement, stock certificate transfer legend, or stop transfer instructions to the Company’s stock transfer agent, specifying the terms and conditions of the Award. Restricted Stock granted under this Plan shall consist of Shares that are restricted as to transfer, subject to forfeiture, and subject to such other terms and

III-6

conditions as the Committee may specify. The terms and conditions may provide, in the discretion of the Committee, for the lapse of transfer restrictions or forfeiture provisions to be accelerated or contingent upon the achievement of one or more specified Performance Goals, provided that the minimum period with respect to which such Performance Goals are measured shall be one year, except in the event of a change of control.

9.2 Minimum Vesting Period. Restricted Stock Awards subject only to continued service with the Company or an Affiliate shall have a vesting period of not less than three years from the date of grant (but permitting pro rata vesting over such time), subject to accelerated vesting to the extent provided in an Agreement in the event of death, disability or retirement of the Participant, termination of the Participant’s service with the Company and its Affiliates or a change of control of the Company; provided that the three-year minimum vesting requirement shall not be applicable to grants of Restricted Stock Awards (i) that in the aggregate do not exceed 5% of the number of shares available for Awards under Section 5.1 or (ii) when the Participant pays the intrinsic value for the Restricted Stock Award (whether directly or by foregoing a right to receive a cash payment from the Company or an Affiliate).

10. Restricted Stock Unit Awards.

10.1 Terms and Conditions of Restricted Stock Unit Awards. Each grant of Restricted Stock Units under this Plan shall be evidenced by an Agreement that (a) provides for the issuance of Shares to a Participant at such time(s) as the Committee may specify, and (b) contains such other terms and conditions as the Committee may specify, including terms that condition the issuance of Shares upon the achievement of one or more specified Performance Goals, provided that the minimum performance period with respect to which such Performance Goals are measured shall be one year, except in the event of a change of control.

10.2 Minimum Vesting Period. Restricted Stock Unit Awards subject only to continued service with the Company or an Affiliate shall have a vesting period of not less than three years from the date of grant (but permitting pro rata vesting over such time), subject to accelerated vesting to the extent provided in an Agreement in the event of death, disability or retirement of the Participant, termination of the Participant’s service with the Company and its Affiliates or a change of control of the Company; provided that the three-year minimum vesting requirement shall not be applicable to grants of Restricted Stock Unit Awards (i) that in the aggregate do not exceed 5% of the number of shares available for Awards under Section 5.1 or (ii) when the Participant pays the intrinsic value for the Restricted Stock Unit Award (whether directly or by foregoing a right to receive a cash payment from the Company or an Affiliate).

11. Performance Awards. Each Performance Award granted under this Plan shall be evidenced by an Agreement that (a) provides for the payment of cash or issuance of Shares, Options, or SARs contingent upon the attainment of one or more specified Performance Goals over such period as the Committee may specify, provided that the minimum performance period with respect to which such Performance Goals are measured shall be one year, except in the event of a change of control, and (b) contains such other terms and conditions as the Committee may specify. For purposes of Section 5.2, a Performance Award shall be deemed to cover a number of Shares equal to the maximum number of Shares that may be issued upon payment of the Award. The maximum cash amount payable to any Employee pursuant to all Performance Awards granted to an Employee during a calendar year shall not exceed $5 million.

12. Dividends and Dividend Equivalents. The terms of an Award may, subject to such terms and conditions as the Committee may specify, provide a Participant with the right to receive dividend payments or dividend equivalent payments with respect to Shares covered by the Award, which payments may be either made currently or credited to an account established for the Participant, and may be settled in cash or Shares, as determined by the Committee.

III-7

13. Other Stock-Based Awards.

13.1 Terms and Conditions of Other Stock-Based Awards. The Committee may in its discretion grant stock-based awards of a type other than those otherwise provided for in this Plan, including the offer for sale of unrestricted Shares (“Other Stock-Based Awards”). Other Stock-Based Awards shall cover such number of Shares and have such terms and conditions as the Committee shall determine, including terms that condition the payment or vesting the Other Stock-Based Award upon the achievement of one or more Performance Goals, provided that the minimum period with respect to which such Performance Goals are measured shall be one year, except in the event of a change of control.

13.2 Minimum Vesting Period. Other Stock-Based Awards subject only to continued service with the Company or an Affiliate shall have a vesting period of not less than three years from the date of grant (but permitting pro rata vesting over such time), subject to accelerated vesting to the extent provided in an Agreement in the event of death, disability or retirement of the Participant, termination of the Participant’s service with the Company and its Affiliates or a change of control of the Company, provided that the three-year minimum vesting requirement shall not be applicable to grants of Other Stock-Based Awards (i) that in the aggregate do not exceed 5% of the number of shares available for Awards under Section 5.1; (ii) when the Participant pays the intrinsic value for the Other Stock-Based Award (whether directly or by foregoing a right to receive a cash payment from the Company or an Affiliate); or (iii) that are awarded to Non-Employee Directors with respect to annual or quarterly cash or stock retainer payments for services rendered or deferrals of those amounts.

14. Capital Events and Adjustments.

14.1 Automatic Adjustments. Unless otherwise determined by the Committee on or prior to the date of an Automatic Adjustment Event, upon the occurrence of an Automatic Adjustment Event, each of the following shall, automatically and without need for Committee action, be proportionately adjusted:

(a) the number of Shares subject to outstanding Awards;

(b) the per Share Exercise Price of Options and the per Share base price upon which payments under SARs that are not Related SARs are determined;

(c) the aggregate number Shares as to which Awards thereafter may be granted under this Plan; and

(d) the maximum number of Shares with respect to which an Employee may be granted Awards during any calendar year.

14.2 Discretionary Adjustments. Subject to Section 14.1, in the event of any change in the outstanding Common Stock by reason of a stock dividend, stock split, reverse stock split, spin-off, recapitalization, reclassification, extraordinary cash dividend, combination or exchange of shares, merger, consolidation, liquidation or the like, the Committee shall, as it deems equitable in its discretion, provide for a substitution for or adjustment in:

(a) the number and class of securities subject to outstanding Awards or the type of consideration to be received upon the exercise or vesting of outstanding Awards;

(b) the Exercise Price of Options and the base price upon which payments under SARs that are not Related SARs are determined;

(c) the aggregate number and class of securities for which Awards thereafter may be granted under this Plan; and

(d) the maximum number of securities with respect to which an Employee may be granted Awards during any calendar year.

Any provision of this Plan or any Agreement to the contrary notwithstanding, in the event of a merger or consolidation to which the Company is a party, the Committee shall take such actions, if any, as it deems necessary or appropriate to prevent the enlargement or diminishment of Participants’ rights under this Plan and

III-8

Awards granted hereunder, and may, in its discretion, cause any Award granted hereunder to be canceled in consideration of a cash payment equal to the fair value of the canceled Award, as the Committee determines in its discretion.

15. Deferrals. The Committee may permit or require a Participant to defer the Participant’s receipt of Shares or cash that would otherwise be due to the Participant pursuant to the terms of an Award upon such terms and conditions as the Committee may establish.

16. Termination or Amendment. The Board may amend or terminate this Plan in any respect at any time; provided, that after the stockholders of the Company have approved this Plan, the Board shall not amend or terminate this Plan without approval of (a) the Company’s stockholders to the extent (i) the amendment relates to clause (b) of Section 17.1 or (ii) applicable law or regulations or the requirements of the principal exchange or interdealer quotation system on which the Common Stock is listed or quoted, if any, requires stockholder approval of the amendment, and (b) each affected Participant if the amendment or termination would adversely affect the Participant’s rights or obligations under any Award granted prior to the date of the amendment or termination.

17. Modification, Substitution of Awards.

17.1 Modification of Awards; No Reduction in Exercise Price. Subject to the terms and conditions of this Plan, the Committee may modify the terms of any outstanding Awards; provided, that (a) no modification of an Award shall, without the consent of the Participant, alter or impair any of the Participant’s rights or obligations under the Award, and (b) subject to Section 14, in no event may (i) an Option be modified to reduce the Exercise Price of the Option, (ii) a SAR be modified to reduce the applicable Exercise Price (in the case of a Related SAR) or base price (in the case of other SARs), (iii) an Option or SAR be cancelled or surrendered in consideration for the grant of a new Option or SAR with a lower Exercise Price or base price, or (iv) an Option or SAR be cancelled or surrendered in exchange for cash or another Award (other than in connection with a Substitute Award or a change in control of the Company).

17.2 Substitution of Awards. Anything contained herein to the contrary notwithstanding, Awards may, in the Committee’s discretion, be granted under this Plan in substitution for stock options and other awards covering capital stock of another corporation which is merged into, consolidated with, or all or a substantial portion of the property or stock of which is acquired by, the Company or one of its Affiliates. The terms and conditions of the Substitute Awards so granted may vary from the terms and conditions set forth in this Plan to such extent as the Committee may deem appropriate to conform, in whole or part, to the provisions of the awards in substitution for which they are granted. Substitute Awards granted hereunder shall not be counted toward (i) the Share limit imposed by Section 5.1 or (ii) the Share limit imposed by Section 5.2, except to the extent the Committee determines that counting Substitute Awards under Section 5.2 is required for Awards granted hereunder to be eligible to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code.

18. Foreign Employees. Without amendment of this Plan, the Committee may grant Awards to Eligible Persons who are subject to the laws of foreign countries or jurisdictions on such terms and conditions different from those specified in this Plan as may in the judgment of the Committee be necessary or desirable to foster and promote achievement of the purposes of this Plan. The Committee may make such modifications, amendments, procedures, sub-plans and the like as may be necessary or advisable to comply with provisions of laws of other countries or jurisdictions in which the Company or any of its Affiliates operates or has employees.

19. Stockholder Approval. This Plan and any amendments to the Plan requiring stockholder approval pursuant to Section 16 are subject to approval by vote of the stockholders of the Company at the next annual or special meeting of stockholders following adoption by the Board.

III-9

20. Withholding. The Company’s obligation to issue or deliver Shares or pay any amount pursuant to the terms of any Award granted hereunder shall be subject to satisfaction of applicable federal, state, local and foreign tax withholding requirements. In accordance with such rules as the Committee may prescribe, a Participant may satisfy any withholding tax requirements by one or any combination of the following means:

(a) tendering a cash payment;

(b) authorizing the Company to withhold Shares otherwise issuable to the Participant; or

(c) delivering to the Company already-owned and unencumbered Shares.

21. No Loans. Notwithstanding any other provision of this Plan to the contrary, no loans will be permitted by the Company to the Company’s designated executive officers and directors, including without limitation a loan in conjunction with the exercise of an Option or SAR.

22. Term of Plan. Unless the Board terminates this Plan pursuant to Section 16 on an earlier date, this Plan shall terminate on the date that is ten years after the earlier of that date that the Board adopts this Plan or the Company’s stockholders approve this Plan, and no Awards may be granted after that date. The termination of this Plan shall not affect the validity of any Award outstanding on the date of termination.

23. Indemnification of Committee. In addition to such other rights of indemnification as they may have as members of the Board or Committee, the Company shall indemnify members of the Committee against all reasonable expenses, including attorneys’ fees, actually and reasonably incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with this Plan or any Award granted hereunder, and against all amounts reasonably paid by them in settlement thereof or paid by them in satisfaction of a judgment in any such action, suit or proceeding, if those members acted in good faith and in a manner which they believed to be in, and not opposed to, the best interests of the Company.

24. General Provisions.

24.1 No Legal or Equitable Rights Conferred. The establishment of this Plan shall not confer upon any Eligible Person any legal or equitable right against the Company, any Affiliate or the Committee, except as expressly provided in this Plan. Participation in this Plan shall not give an Eligible Person any right to be retained in the service of the Company or any Affiliate.

24.2 Power of Company to Issue Awards or Adopt Other Plans. Neither the adoption of this Plan nor its submission to the Company’s stockholders shall be taken to impose any limitations on the powers of the Company or its Affiliates to issue, grant, or assume options, warrants, rights, or restricted stock, or other awards otherwise than under this Plan, or to adopt other stock option, restricted stock, or other plans, or to impose any requirement of stockholder approval upon the same.

24.3 Non-Transferability of Awards. The interests of any Eligible Person under this Plan or Awards granted hereunder are not subject to the claims of creditors and may not, in any way, be transferred, assigned, alienated or encumbered, except to the extent provided in an Agreement to (a) the Participant’s spouse, children or grandchildren (including any adopted and step children or grandchildren), parents, grandparents or siblings, (b) to a trust for the benefit of one or more of the Participant or the persons referred to in clause (a), (c) to a partnership, limited liability company or corporation in which the Participant or the persons referred to in clause (a) are the only partners, members or shareholders or (d) for charitable donations.

24.4 Governing Law. This Plan shall be governed, construed and administered in accordance with the laws of the State of Delaware without giving effect to the conflict of laws principles.

III-10

24.5 Award Restrictions. The Committee may require each person acquiring Shares pursuant to Awards granted hereunder to represent to and agree with the Company in writing that the person is acquiring the Shares without a view to distribution thereof. The certificates for the Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer. All certificates for Shares issued pursuant to this Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed or interdealer quotation system upon which the Common Stock is then quoted, and any applicable federal or state securities laws. The Committee may place a legend or legends on certificates for Shares to make appropriate reference to the restrictions.

24.6 Regulatory Approvals and Compliance with Securities Laws. The Company shall not be required to issue any certificate or certificates for Shares with respect to Awards granted under this Plan, or record any person as a holder of record of Shares, without obtaining, to the complete satisfaction of the Committee, the approval of all regulatory bodies the Committee deems necessary, and without complying to the Board’s or Committee’s complete satisfaction, with all rules and regulations, under federal, state or local law the Committee deems applicable.

24.7 Non-certificated Award; No Fractional Shares. To the extent that this Plan provides for issuance of stock certificates to reflect the issuance of Shares, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange or automated dealer quotation system on which the Shares are traded. No fractional Shares shall be issued or delivered pursuant to this Plan or any award. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of any fractional Shares or whether any fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

24.8 Section 409A of the Code. Awards shall be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A of the Code. The Plan and each Agreement under the Plan is intended to meet the requirements of Section 409A of the Code and shall be construed and interpreted in accordance with such intent. To the extent that an Award or payment, settlement or deferral thereof, is subject to Section 409A of the Code, the Award shall be granted, paid, settled or deferred in a manner that will meet the requirements of Section 409A of the Code, including regulations or other guidance issued with respect thereto, such that the grant, payment, settlement or deferral shall not be subject to the additional tax or interest applicable under Section 409A of the Code. Moreover, notwithstanding anything in the Plan to the contrary, if a Participant is determined to be a “specified employee” (as defined in Section 409A of the Code) for the year in which the Participant terminates employment, any payment due under the Plan or an Agreement that is not permitted to be paid on the date of such termination without the imposition of additional taxes, interest and penalties under Section 409A of the Code shall be paid on the first business day following the six-month anniversary of the Participant’s date of termination or, if earlier, the Participant’s death.

III-11

YRC WORLDWIDE INC. P.O. BOX 7563 OVERLAND PARK, KS 66207	VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 28, 2010. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 28, 2010. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. We must receive your signed and dated proxy card by 11:59 p.m. Eastern Time on June 28, 2010 in order to be counted.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: M25539-P98483	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

YRC WORLDWIDE INC.
The YRC Worldwide Inc. Board of Directors recommends a vote FOR all director nominees listed below and FOR the other listed proposals. All matters are proposed by YRC Worldwide Inc.
1.	The election of directors	For	Against	Abstain
Nominees:
	1a. Eugene I. Davis	☐	☐	☐			For	Against	Abstain

	1b. Dennis E. Foster	☐	☐	☐		1h. Carl W. Vogt	☐	☐	☐

	1c. Marnie S. Gordon	☐	☐	☐		1i. William D. Zollars	☐	☐	☐

	1d. Beverly K. Goulet	☐	☐	☐	2.	The approval of the YRC Worldwide Inc. Second Union Employee Option Plan.	☐	☐	☐
	1e. Mark E. Holliday	☐	☐	☐	3.	The approval of an amendment to the YRC
	1f. John A. Lamar	☐	☐	☐		Worldwide Inc. 2004 Long-Term Incentive and Equity Award Plan and re-approval of such plan pursuant to Section 162(m) of the Internal Revenue Code 1986, as amended.	☐	☐	☐
	1g. William L. Trubeck	☐	☐	☐

					4.	The ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2010.	☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated.				☐	NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please indicate if you plan to attend this meeting.		☐	☐
		Yes	No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Website available 24 hours a day, 7 days a week

ELECTRONIC DELIVERY

Reduce paper mailed to your home and help lower YRC Worldwide Inc.’s printing and postage costs!

YRC Worldwide Inc. is pleased to offer the convenience of viewing Proxy Statements, Annual Reports to Stockholders and related materials on-line. With your consent, we can stop sending paper copies of these documents beginning next year and until you notify us otherwise.

To participate, follow the easy directions on the right. You will receive notification when the materials are available for review.

ACT NOW...IT’S FAST & EASY

Just follow these 5 easy steps:

Œ     Log onto the internet at

   www.icsdelivery.com

       Enter your 12 digit security code

  appearing on the reverse side

Ž     Enter your Social Security or Tax I.D.

  Number

       Enter your e-mail address

       Enter a PIN number of your choice

  which will be used for electronic

  voting

Reminder: Electronic Voting is also available.

You may vote these shares by telephone or over the Internet.

Voting electronically is quick, easy, and also saves the company money.

Just follow the instructions on your Proxy Card.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on June 29, 2010:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

M25540-P98483

YRC WORLDWIDE INC.

PROXY

ANNUAL MEETING OF STOCKHOLDERS, JUNE 29, 2010

PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints WILLIAM D. ZOLLARS, DANIEL J. CHURAY, and each of them, with full power of substitution, Proxies of the undersigned to vote all shares of common stock of YRC Worldwide Inc., standing in the name of the undersigned or with respect to which the undersigned is entitled to vote, at the Annual Meeting of Stockholders of YRC Worldwide Inc., to be held at the Company’s General Office, 10990 Roe Avenue, Overland Park, Kansas on June 29, 2010 at 10:00 a.m., Central time, and at any reconvened meeting(s) after any adjournment(s) or postponement(s) thereof.

If more than one of the above named Proxies shall be present in person or by substitution at such meeting or any reconvened meeting(s) after any adjournment(s) or postponement(s) thereof, the majority of the Proxies present and voting, either in person or by substitution, shall exercise all of the powers hereby given. The undersigned hereby revokes any proxy heretofore given to vote at such meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR, FOR THE OTHER LISTED PROPOSALS, AND ACCORDING TO THE DISCRETION OF THE PROXIES ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED POSTAGE-PAID ENVELOPE.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side